                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant /x/
Filed by a party other than the registrant / /

Check the appropriate box:
/ /  Preliminary proxy statement             / /   Confidential, for Use of
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
/x/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            GEODYNAMICS CORPORATION
                (Name of Registrant as Specified in Its Charter)


                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant


Payment of filing fee (Check the appropriate box):

/ /    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
       Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)       Title of each class of securities to which transaction applies:

       (2)       Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)       Proposed maximum aggregate value of transaction:

       (5)       Total fee paid:

/x/    Fee previously paid with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)       Amount previously paid:
       (2)       Form, Schedule or Registration Statement No.:
       (3)       Filing Party:
       (4)       Date Filed:

GEODYNAMICS                                       Corporate Executive Offices
CORPORATION                                       21171 Western Avenue
                                                  Suite 110
                                                  Torrance, CA 90501
                                                  Phone: (310) 782-7277
                                                  Fax:   (310) 781-3615


                                                               February 26, 1996

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Geodynamics Corporation (the "Company") to be held on Thursday, March 21, 1996 at 10:00 a.m., local time, at the Torrance Marriott, 3635 Fashion Way, Torrance, California. A notice of the Special Meeting, a Proxy Statement and proxy card containing information about the matters to be acted upon are enclosed. Shareholders of the Company at the close of business on January 29, 1996 will be entitled to notice of and to vote at the Special Meeting.

         At the Special Meeting, shareholders will be asked to consider and vote upon a unified proposal providing for a sale of the Company's Department of Defense and related U.S. Government ("DoD") business (the "Proposal"), the principal component of which is the merger (the "Merger") of LIN, Inc., a Delaware corporation ("MergerCo") and a direct subsidiary of Logicon, Inc., a Delaware corporation ("Logicon"), with and into the Company, and the other transactions set forth in the Agreement and Plan of Merger dated as of October 18, 1995 (as amended, the "Merger Agreement"), among the Company, Logicon and MergerCo, pursuant to which shareholders of the Company will receive, for each share of common stock, no par value of the Company ("Common Stock"), $11.25, as adjusted pursuant to the Merger Agreement. Such adjustments will primarily be a reduction for the Company's earnout payment obligation to the former shareholders of LaFehr & Chan Technologies, Inc. ("LCT") in connection with the Company's acquisition of LCT and for shares and options issued since October 2, 1995, resulting in estimated final Merger consideration of approximately $10.77 per share. The Company will also pay to its shareholders concurrent with the closing of the Merger a dividend (the "Special Dividend") equal to the net proceeds of the Company's disposition of LCT which occurred in January 1996. The Company estimates that the net proceeds to the shareholders of Geodynamics from both the merger consideration and the Special Dividend will be approximately $12.04 per share, assuming exercise of all outstanding vested Options. Approval of the Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of the Company's capital stock outstanding and entitled to vote thereon.

         Details of the Proposal and other important information are set forth in the accompanying Proxy Statement, which you are urged to read carefully.

         Your Board of Directors has carefully reviewed and considered the terms and conditions of the Proposal. In addition, the Board of Directors has received the opinion of its financial advisor, A.G. Edwards & Sons, Inc., that the consideration to be received by the holders of Common Stock pursuant to the Proposal is fair to such shareholders from a financial point of view.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PROPOSAL.

         Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope. Approval of the Proposal requires the affirmative vote of holders of a majority of the outstanding shares. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                            Very truly yours,



                                            W. Richard Ellis
                                            Chairman


                        An Equal Opportunity Employer

                             GEODYNAMICS CORPORATION
                         21171 Western Avenue, Suite 110
                           Torrance, California 90501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 21, 1996

To the Shareholders of Geodynamics Corporation:

         A Special Meeting of Shareholders (the "Special Meeting") of Geodynamics Corporation, a California corporation (the "Company"), will be held on March 21, 1996, at 10:00 a.m., local time, at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California, for the following purposes:

         1. To consider and vote upon a unified proposal described in the accompanying Proxy Statement (the "Proposal"), the principal component of which is the merger (the "Merger") of LIN, Inc., a Delaware corporation ("MergerCo") and a direct subsidiary of Logicon, Inc., a Delaware corporation ("Logicon"), with and into the Company, and the other transactions set forth in the Agreement and Plan of Merger dated as of October 18, 1995 (as amended, the "Merger Agreement"), among the Company, Logicon and MergerCo, pursuant to which shareholders of the Company will receive, for each share of common stock, no par value of the Company ("Common Stock"), $11.25, as adjusted pursuant to the Merger Agreement. Such adjustments will primarily be a reduction for the Company's earnout payment obligation to the former shareholders of LaFehr & Chan Technologies, Inc. ("LCT") in connection with the Company's acquisition of LCT and for shares and options issued since
              October 2, 1995, resulting in estimated final Merger consideration of approximately $10.77 per share.

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The Proposal is being presented as a single, unified proposal and approval of the Proposal will constitute approval of the Merger, including approval and adoption of the Merger Agreement and the transactions contemplated thereby, and ratification of the other components of the Proposal (including ratification of substantially the form of documents annexed to the Proxy Statement). The Company will also pay to its shareholders concurrent with the closing of the Merger a dividend (the "Special Dividend") equal to the net proceeds of the Company's disposition of LCT which occurred in January 1996. In addition, shareholders should be aware that, in the event that the Proposal is approved and the transactions consummated, employee compensation arrangements involving Company Common Stock will be modified such that certain employees will automatically hold options to acquire Logicon Common Stock in lieu of options to acquire Company Common Stock.

         Approval of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company. Pursuant to the Bylaws of the Company, the Board of Directors has fixed January 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only the Company's shareholders of record at the close of business on such date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A list of the Company's shareholders entitled to vote at the Special Meeting will be available for examination during ordinary business hours, at the offices of the Company, 21171 Western Avenue, Suite 110, Torrance, California 90501 for ten days prior to the Special Meeting.

         Shareholders of the Company who comply with the requirements of Section 1300 of the California General Corporation Law will be entitled, if the Merger is consummated, to seek an appraisal of their shares of capital stock. See "THE MERGER--Dissenter's Rights" in the accompanying Proxy Statement.

          YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE WITHOUT DELAY. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE SPECIAL MEETING. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.


                                       By Order of the Board of Directors

                                       Joanne M. Dunlap,
                                       Secretary

Torrance, California
February 28, 1996

                            GEODYNAMICS CORPORATION
                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 21, 1996


         This Proxy Statement is being furnished to shareholders of Geodynamics Corporation, a California corporation ("Geodynamics" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from the holders of shares of the Company's common stock, no par value (the "Common Stock") for use at a Special Meeting of Shareholders (the "Special Meeting") to be held at 10:00 a.m., local time, on Thursday, March 21, 1996, at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California, and at any adjournments or postponements thereof.

         At the Special Meeting, shareholders will be asked to consider and vote upon a unified proposal providing for a sale of the Company's Department of Defense and related U.S. Government ("DoD") business (the "Proposal"), the principal component of which is the merger (the "Merger") of LIN, Inc., a Delaware corporation ("MergerCo") and a direct subsidiary of Logicon, Inc., a Delaware corporation ("Logicon"), with and into the Company, and the other transactions set forth in the Agreement and Plan of Merger dated as of October 18, 1995 (as amended, the "Merger Agreement"), among the Company, Logicon and MergerCo, pursuant to which shareholders of the Company will receive, for each share of common stock, no par value of the Company ("Common Stock"), $11.25, as adjusted pursuant to the Merger Agreement. Such adjustments will primarily be a reduction for the Company's earnout payment obligation to the former shareholders of LaFehr & Chan Technologies, Inc. ("LCT") in connection with the Company's acquisition of LCT and for shares and options issued since October 2, 1995, resulting in estimated final Merger consideration within the range of $10.76 to $10.77 per share. The Company will also pay to its shareholders concurrent with the closing of the Merger a dividend (the "Special Dividend") equal to the net proceeds of the Company's disposition of LCT which occurred in January 1996. The Company estimates that the net proceeds to the shareholders of Geodynamics from both the Merger consideration and the Special Dividend will be within the range of $12.01 to $12.04 per share, assuming exercise of all outstanding vested Options.

         The Proposal is being presented as a single, unified proposal and approval of the Proposal will constitute approval of the Merger, including approval and adoption of the Merger Agreement and the transactions contemplated thereby, and ratification of the other components of the Proposal (including ratification of substantially the form of the documents attached hereto). In addition, shareholders should be aware that, in the event that the Proposal is approved and the transactions consummated, employee compensation arrangements involving Company Common Stock will be modified such that certain employees will automatically hold options to acquire Logicon Common Stock in lieu of options to acquire Company Common Stock.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock covered thereby in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournments or postponements thereof.

         This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about February 28, 1996.

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO THE COMPANY HAS BEEN SUPPLIED BY THE COMPANY AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO LOGICON, MERGERCO AND THEIR AFFILIATES HAS BEEN SUPPLIED BY LOGICON. THE COMPANY AND LOGICON HAVE MADE CERTAIN COVENANTS TO EACH OTHER WITH RESPECT TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.

                                                        (continued on next page)

             The date of this Proxy Statement is February 28, 1996

(Continued from previous page)

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Midwest Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at its Northeast Regional Office at 7 World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of such material at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, the Company's Common Stock is included and traded on the Nasdaq National Market System. Reports, proxy statements and other information can also be inspected and copied at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20549.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY.....................................................................  1

SELECTED FINANCIAL INFORMATION..............................................  7
   Geodynamics Selected Financial Data......................................  7

THE SPECIAL MEETING.........................................................  8
   General..................................................................  8
   Matters to be Considered at the
   Special Meeting..........................................................  8
   Voting at the Special Meeting;
   Record Date; Required Vote...............................................  8
   Proxies..................................................................  9

CERTAIN CONSIDERATIONS RELATING
TO THE TRANSACTIONS ........................................................ 10
   Background of the Transactions........................................... 10
   Reasons for the Merger; Recommendation
   of the Company's Board of Directors...................................... 17
   Financial Advisor; Fairness Opinion...................................... 19
      Merger Consideration.................................................. 21
      Comparable Transaction Analysis....................................... 21
      Premiums Paid Analysis................................................ 22
      Comparable Company Analysis........................................... 23
      Discounted Cash Flow Analysis......................................... 23
      Other Considerations.................................................. 24
      Terms of A.G. Edwards' Engagement..................................... 24
   Interests of Certain Persons in
   the Transactions......................................................... 24
      Employee Retention Agreements......................................... 26
      Indemnification and Insurance......................................... 27
   Treatment of Options..................................................... 27
   Risks of Non-Consummation................................................ 28
   Expenses of the Transactions............................................. 28

THE MERGER.................................................................. 29
   Form of Merger........................................................... 29
   Merger Consideration..................................................... 29
   Shareholder Meeting...................................................... 29
   Effective Time of the Merger............................................. 30
   Procedures for Exchange of Certificates.................................. 30
   Financing Arrangements by Logicon........................................ 31
   Regulatory Matters....................................................... 31
   Dissenters' Rights....................................................... 32
   The Merger Agreement..................................................... 34
      Merger Consideration.................................................. 34
      Merger Consideration Adjustment....................................... 34
      Stock Options......................................................... 35
      Representations and Warranties........................................ 35
      Certain Covenants..................................................... 35
      Conduct of Business Pending the Merger................................ 36
      No Solicitation of Acquisition Proposals.............................. 37
      Conditions to the Merger.............................................. 38
      Termination........................................................... 39
      Indemnifications; Insurance and
      Employment Retention Agreements....................................... 40
      Termination Fee and Expenses.......................................... 41
      Amendment; Waiver..................................................... 42
      Payments to Dissenting Shareholders................................... 42
      Accounting Treatment.................................................. 42

TERMS OF THE SPECIAL DIVIDEND............................................... 42

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES............................................................ 43

DESCRIPTION OF GEODYNAMICS.................................................. 44
   Business................................................................. 44
      Business Areas........................................................ 44
      C(4)I Systems......................................................... 44
      Weapons Systems....................................................... 45
      Space Systems......................................................... 45
      Services.............................................................. 45
      Systems Engineering................................................... 45
      Applications Software................................................. 46
      Gravity and Magnetic Applications..................................... 46
      Customers............................................................. 46
      U.S. Government Contracts............................................. 46
      Backlog............................................................... 48
      Marketing............................................................. 48
      Government Security Clearances........................................ 48
      Patents and Technical Data............................................ 48
   Competition.............................................................. 48
   Employees................................................................ 48
   Properties............................................................... 49
   Legal Proceedings........................................................ 49
   Selected Historical Financial
   Data of Geodynamics...................................................... 50
   Management's Discussion and Analysis
   of Historical Financial
Condition and Results of Operations......................................... 51
   Results of Operations.................................................... 51
   Liquidity and Capital Resources.......................................... 53
   Effect of Inflation...................................................... 53
Recent Developments......................................................... 53
Pro Forma Financial Information
Relating to LCT Disposition ................................................ 54
Management ................................................................. 54


   Director Compensation.................................................... 58
   Employment Agreements.................................................... 58
   Executive Compensation .................................................. 59
   Option Grants in Last Fiscal Year........................................ 60
   Ten Year-Option/SAR Repricing............................................ 60
   Aggregated Option/SAR Exercises.......................................... 61
   Certain Relationships and
   Related Transactions..................................................... 61

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT............................................ 61
   Price Range of Common Stock and Dividends................................ 63

PAYMENT TO SHAREHOLDERS..................................................... 64

EXPERTS..................................................................... 64

PROPOSALS BY SHAREHOLDERS................................................... 65

FINANCIAL STATEMENTS........................................................F-1


Annexes

Annex I  - Merger Agreement
Annex II  - A.G. Edwards Opinion
Annex III -  California Corporations Code
                 Sections 1300 - 1304


                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is qualified in its entirety by the more detailed information contained, or incorporated by reference, in this Proxy Statement and the Annexes hereto. Shareholders are urged to read this Proxy Statement and the Annexes hereto in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement.

                                 THE COMPANIES

GEODYNAMICS CORPORATION

         Geodynamics Corporation and its subsidiaries ("Geodynamics" or the "Company") provide information engineering services primarily to Government customers. The majority of its revenues (approximately 89% in fiscal 1995) are from contracts with the Department of Defense and related U.S. Government agencies ("DoD"). The Company provides these services to DoD customers engaged in three major systems areas: command, control, communications, computers and intelligence (C(4)I) systems; weapons systems; and space systems. Non-DoD revenues are derived primarily from support of petroleum exploration and Geographic Information Systems (GIS).

         The Company was incorporated under the laws of the State of California on May 22, 1967. The Company's executive offices are located at 21171 Western Avenue, Suite 110, Torrance, California 90501, and its telephone number is (310) 320-2300.

LOGICON, INC.

         Logicon, Inc., and its subsidiaries ("Logicon") provide advanced technology systems and services to support national security, civil and industrial needs in the following areas: Command, Control, Communications & Intelligence; Weapon Systems; Information Systems; Science & Technology; and Training & Simulation. Contracts with the United States government are Logicon's primary revenue source, accounting for 99% of total revenues from services and systems for fiscal years 1993 through 1995. Logicon's stock is listed on the New York Stock Exchange, and it has sufficient resources to conclude the acquisition of Geodynamics' DoD business through internally generated cash and existing credit arrangements.

         Logicon's executive offices are located at 3701 Skypark Drive, Suite 200, Torrance, California 90505, and its telephone number is (310) 373-0220.

LIN, INC.

         LIN, Inc. ("MergerCo") was organized by Logicon to effect acquisitions such as the Merger. At the Effective Time (as defined below), MergerCo will, pursuant to the terms of the Merger Agreement, merge with and into the Company, with the Company surviving the Merger as a subsidiary of Logicon. The principal executive offices of MergerCo are located at 3701 Skypark Drive, Suite 200, Torrance, California 90505, and its telephone number is (310) 373-0220.

                              THE SPECIAL MEETING

TIME, DATE AND PLACE

         The Special Meeting will be held at 10:00 a.m., local time, on March 21, 1996, at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California. See "The Special Meeting--General."

RECORD DATE; SHARES ENTITLED TO VOTE

         Shareholders of the Company at the close of business on January 29, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. On that date, the outstanding voting securities of the Company consisted of 2,706,590 shares of Common Stock (excluding shares held in treasury or by subsidiaries which are not entitled to vote). Each share, except if held by the Company or its subsidiaries, of Common Stock is entitled to one vote. All such shares will vote together as a single class on the matters expected to be acted on at the Special Meeting. See "The Special Meeting--Voting at the Special Meeting; Record Date; Required Vote."

PURPOSES OF THE SPECIAL MEETING

         The purposes of the Special Meeting are: (1) to consider and vote upon a single unified proposal (the "Proposal") and (2) to transact any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The Proposal is being presented as a single, unified proposal and approval of the Proposal will constitute approval of the Merger, including approval and adoption of the Merger Agreement and the transactions contemplated thereby, and ratification of the other components of the Proposal (including ratification of substantially the form of the documents attached hereto). In addition, shareholders should be aware that, in the event that the Proposal is approved and the transactions consummated, employee compensation arrangements involving Company Common Stock will be modified such that certain employees will automatically hold options to acquire Logicon Common Stock in lieu of options to acquire Company Common Stock. Shareholders should also be aware that the Company will also pay to its shareholders concurrent with the closing of the Merger a dividend (the "Special Dividend") equal to the net proceeds of the Company's disposition of its LaFehr & Chan Technologies, Inc. ("LCT") subsidiary which occurred in January 1996.

VOTE REQUIRED

         Under applicable provisions of the General Corporation Law of the State of California (the "CGCL"), approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the shares of the Company's capital stock outstanding and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company is necessary to constitute a quorum at the Special Meeting. Approval of the Merger Agreement by the requisite vote of the Company's shareholders is a condition to the consummation of the Merger. See "The Special Meeting--Voting at the Special Meeting; Record Date; Required Vote."

         As of the Record Date, the Directors of the Company had the right to vote approximately 7.0% of the voting power of all stock entitled to vote at the Special Meeting. As of the Record Date, Tudor Trust, the Company's largest shareholder, had the right to vote approximately 14.1% of the voting power of then-outstanding stock. Each of the Directors has indicated to the Company that he intends to vote all of such shares in favor of the approval and adoption of the Proposal. In connection with its participation in the purchase of the Company's LCT subsidiary, Tudor Trust, together with the other purchasers of LCT, including Dr. LaFehr, a Director of the Company, agreed to vote their Company Common Stock in favor of the Proposal. As of the Record Date, Logicon owns no shares of Geodynamics Common Stock.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

         Promptly after the consummation of the Merger, a letter of transmittal and instructions for surrendering stock certificates will be mailed to holders of Common Stock for use in exchanging such holder's stock certificates for the Merger Consideration (as described below). SHAREHOLDERS SHOULD NOT

RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY. See "The Merger--Procedures for Exchange of Certificates."

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The Board of Directors believes that the Proposal is fair to, and in the best interests of, the Company and its shareholders, and has unanimously approved the Merger and the other transactions related thereto and described herein (the "Transactions") and recommends that the Company's shareholders vote FOR the approval and adoption of the Proposal. The Board of Directors' recommendation is based upon a number of factors described in this Proxy Statement. See "Certain Considerations Relating to the Transactions--Reasons for the Merger; Recommendation of the Company's Board of Directors."

OPINION OF FINANCIAL ADVISOR

         On October 3, 1995, the date on which the Board of Directors approved the Proposal, A.G. Edwards & Sons, Inc. ("A.G. Edwards"), financial advisor to the Company in connection with the Proposal, delivered to the Board of Directors its oral opinion to the effect that the consideration to be received by holders of Common Stock in the Merger and in conjunction with the contemplated disposition of its interest in LCT is fair, from a financial point of view, to such shareholders. A.G. Edwards subsequently confirmed such opinion in writing and thereafter delivered a written opinion dated the date of this Proxy Statement, a copy of which is attached to this Proxy Statement as Annex II. The attached opinion sets forth the assumptions made, matters considered, the scope and limitations of the review undertaken and procedures followed by A.G. Edwards, and should be read in its entirety. See "Certain Considerations Relating to the Transactions--Financial Advisor; Fairness Opinion."

                                THE TRANSACTIONS

FORM OF MERGER

         Pursuant to the Merger Agreement, MergerCo will merge with and into the Company, with the Company surviving the Merger as a subsidiary of Logicon. See "The Merger--Form of Merger."

         UPON CONSUMMATION OF THE MERGER, THE SHARES OF COMMON STOCK WILL, EXCEPT AS DESCRIBED BELOW, BE CONVERTED INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION (AS DESCRIBED BELOW), AND THE COMPANY'S SHAREHOLDERS WILL HAVE NO OWNERSHIP INTEREST IN OR CONTROL OVER EITHER THE COMPANY OR LOGICON. IN ADDITION, THE COMMON STOCK WILL NO LONGER BE QUOTED IN THE NASDAQ NATIONAL MARKET SYSTEM AND THE REGISTRATION OF COMMON STOCK UNDER THE EXCHANGE ACT WILL BE TERMINATED.

THE EFFECTIVE TIME

         The Merger will become effective with respect to the Company on the date and at the time on which a certificate of merger is filed with the Secretary of State of the State of California (the "Effective Time"). Pursuant to the Merger Agreement, the filing of the certificate of merger will be effected as promptly as practicable after satisfaction or, if permissible, waiver of the conditions to the Merger (but in any event within five business days thereafter), provided that the Merger Agreement has not been terminated in accordance with its terms. See "The Merger--Effective Time of the Merger" and "--The Merger Agreement--Termination."

CONSIDERATION TO BE RECEIVED IN THE MERGER

         Upon the consummation of the Merger, each outstanding share of Common Stock, other than shares as to which dissenters' rights have been duly asserted and perfected under California law and shares held by the Company or its subsidiaries, will be automatically converted into the right to receive $11.25 in cash, as adjusted pursuant to the terms of the Merger Agreement, which primarily includes adjustments for certain payments made to satisfy the Company's earnout obligation to former shareholders of LCT (the "LCT

Earnout") and for share and option issuances since October 2, 1995 (the "Merger Consideration"). The Merger Consideration is anticipated to fall within the range of $10.76 to $10.77 per share following such adjustments and the Company does not anticipate any material adjustment in such amount. See
"The Merger--Merger Consideration," "--Procedures for Exchange of
Certificates" and "--The Merger Agreement--Merger Consideration--Merger Consideration Adjustment."

DISTRIBUTION TO BE RECEIVED IN THE SPECIAL DIVIDEND

         Immediately prior to the Merger, the Company will effect the Special Dividend, payable to holders of Geodynamics Common Stock as of the close of business on the day immediately preceding the Merger (the "Special Dividend Record Date"), equal to the net proceeds to the Company of the sale of its LCT subsidiary. The Company estimates that the Special Dividend will be between $1.25 and $1.27 per share of Common Stock. See "Disposition of LCT; Special Dividend" below and "Terms of the Special Dividend."

TREATMENT OF STOCK OPTIONS

         In connection with the Merger, each outstanding option ("Option") to purchase Common Stock granted by the Company (other than Options held by Directors), whether or not then vested or exercisable, will, by virtue of such Option and the Merger, remain outstanding. If not exercised prior to the Effective Time, each such Option shall become an option to acquire Logicon common stock, $.10 par value ("Parent Common Stock"). The number of shares of Parent Common Stock covered by such option and the exercise price of such option shall be adjusted to reflect the Merger Consideration and differing number of shares outstanding of the two companies. See "Interests of Certain Persons in the Transactions--Treatment of Options" and "The Merger--The Merger Agreement--Merger Consideration--Stock Options." The Company has agreed to use reasonable diligence and timely efforts to cause all vested options to be exercised prior to the Closing. See "The Merger--The Merger Agreement--Stock Options." Holders of vested Options that are exercised prior to the Special Dividend Record Date will participate in the Special Dividend. Holders of Options that are not or can not be exercised prior to the Special Dividend Record Date will not participate in the Special Dividend with respect to the shares of Company Common Stock underlying such Options. No part of the Special Dividend will be paid on account of Options. See "Certain Considerations Relating to the Transactions--Treatment of Options" and "Terms of the Special Dividend."

CONDITIONS TO THE MERGER

         The obligations of the Company and Logicon to consummate the Merger are subject to various conditions, including obtaining requisite shareholder and regulatory approvals and other conditions customary to transactions of this nature. It is anticipated that such conditions will be satisfied by the date of the Special Meeting and that the Merger will be effected promptly following such meeting. A significant condition to the Merger was the disposition by Geodynamics of LCT. See "The Merger--The Merger Agreement--Conditions to the Merger" and "--Regulatory Matters."

NO SOLICITATION OF ACQUISITION PROPOSALS

         Pursuant to the Merger Agreement, the Company and its representatives are prohibited from encouraging or seeking acquisition proposals or furnishing any non-public information to any person relating to an acquisition proposal. If the Company receives an unsolicited acquisition proposal or information request, the Company can provide information to and negotiate with the person making such proposal or request, if the Board of Directors of the Company determines in good faith and based, as to legal matters, on advice of counsel that failing to do so would be a breach of its fiduciary duties. The Merger Agreement further provides that if the Board of Directors of the Company determines in good faith based, as to legal matters, on the advice of counsel that it would breach its fiduciary duties to shareholders by not accepting an unsolicited proposal and entering into a definitive agreement with respect thereto or not withdrawing or modifying its approval of the Merger, the Company has the option to terminate the Merger Agreement by paying to Logicon an amount equal to 5% of the amount equal to the product of the per share Merger Consideration and the amount of outstanding Company Common Stock, plus expense reimbursement of up to $250,000. See "The Merger--The Merger Agreement--No Solicitation of Acquisition Proposals" and "--Termination Fee and Expenses."

TERMINATION

         The Merger Agreement may be terminated in certain circumstances (at any time prior to consummation, whether before or after approval and adoption of the Merger Agreement by the shareholders of the Company), including the following:
(i) by the Company pursuant to the provisions described above regarding unsolicited proposals; (ii) by mutual written agreement of the Company and Logicon; or (iii) by either the Company or Logicon (a) if there has been a material breach of any representation, warranty, covenant or agreement which breach has not been cured within ten business days following receipt of notice thereof, (b) if any required approval of the Company's shareholders is not obtained or any action by any court, arbitrator, governmental body or agency making illegal or otherwise restricting, preventing or prohibiting the Merger has become final and non-appealable, or (c) at any time after March 29, 1996, if the Merger has not been consummated on or before such date and such failure to consummate is not caused by a breach of the Merger Agreement by the party electing to terminate the Merger Agreement. See "The Merger--The Merger Agreement--Termination." In some circumstances, such a termination will require the Company to pay to Logicon a termination fee and reimburse Logicon for its expenses. See "The Merger--The Merger Agreement--Termination Fee and Expenses."

REGULATORY MATTERS

         The consummation of the Merger is subject to the filing by the Company and Logicon of a pre-merger notification report with the Federal Trade Commission and the Antitrust Division of the Justice Department under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended in connection with the Merger and the expiration or termination of the waiting period thereunder. The waiting period thereunder expired January 19, 1996. See "The Merger--The Merger Agreement--Conditions to the Merger" and "--Regulatory Matters."

DISPOSITION OF LCT; SPECIAL DIVIDEND

         On January 17, 1996, the Company sold its LCT subsidiary to an investor group composed of LCT employees and former shareholders of LCT, together with the Tudor Trust, a New York investment fund. The sale was for cash of $4,900,000 which was funded partially through the redemption of the Company's shares held by certain of those persons. See "Description of Geodynamics--Recent Developments" and "--Pro Forma Financial Information Relating to LCT Disposition."

         A special committee composed of disinterested Directors of the Company negotiated and approved this transaction which involved one existing Geodynamics Director, Thomas R. LaFehr, a former principal shareholder of LCT and a director of LCT. The Tudor Trust is also a significant shareholder of the Company, owning approximately 14.1% of Geodynamics' outstanding Common Stock.

         After payment of the transaction expenses and the payment of the LCT Earnout payment, net proceeds to the Company are estimated to equal between $3,668,153 and $3,726,843 or $1.25 and $1.27 per share of Company Common
Stock, assuming exercise of all vested Options. Immediately prior to the Merger, the Company will effect the Special Dividend, payable to holders of Geodynamics Common Stock on the Special Dividend Record Date, equal to such net proceeds. The amount distributable per share of Geodynamics Common Stock is not presently determinable and will vary, depending upon the final calculation of such net proceeds and the number of shares of Geodynamics
Common Stock outstanding on the Special Dividend Record Date, which will be affected by how many Options are exercised prior to such date. This amount will increase to the extent Options are not exercised and may only be decreased if the Company incurs greater than anticipated expenses. See "Treatment of Stock Options" above and "Terms of the Special Dividend." However, because it appears to be in the economic best interest of most Option holders to exercise Options to receive the Merger Consideration and participate in the Special Dividend, the Company anticipates that substantially all vested

Options will be exercised and the amount of the Special Dividend will not materially vary from the estimated midpoint of $1.26. Shareholders may contact the Company prior to voting on the Proposal for any changes in such estimates.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

         In considering the recommendation of the Company's Board of Directors with respect to the Proposal, the Company's shareholders should be aware that certain members of the Company's management and its Board of Directors have certain interests in the Proposal that may present them with actual or apparent conflicts of interest in connection with the Proposal. These include, among others, payments under employment retention agreements, the conversion of options into the Merger Consideration, the acceleration of unvested Director options upon the Merger and provisions in the Merger Agreement relating to indemnification and the continuation of directors' and officers' liability insurance following the consummation of the Merger. The benefits to be received by the various executive officers and directors of the Company pursuant to the foregoing arrangements are described in this Proxy Statement. See "Certain Considerations Relating to the Transactions--Interests of Certain Persons in the Transactions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The conversion of Common Stock into the right to receive cash consideration in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. The Special Dividend will also be taxable to shareholders. Shareholders are urged to consult their own tax advisors as to the particular tax consequences to them resulting from the Merger and the Special Dividend, including the applicability and effect of federal, state, local, foreign and other tax laws. See "Certain Federal Income Tax Consequences."

TAX SHARING AGREEMENT

         The Company has agreed, subject to certain limitations and exceptions, to be responsible for the taxes of LCT for all taxable periods up to the effective time of the disposition of the Company's interest in LCT. Under the Merger Agreement, any taxes payable by the Company in excess of $1,458,000 resulting from the disposition of LCT will be deducted from the Merger Consideration; however, pursuant to the Merger Agreement, these taxes have been estimated and no Merger Consideration adjustment will be required. See "The Merger--The Merger Agreement--Merger Consideration--Merger Consideration Adjustment."

DISSENTERS' RIGHTS

         Under California law, shareholders who vote against or abstain from voting in favor of the Merger and file a demand for appraisal no later than the date of the shareholder vote on the Merger have the right to obtain cash payment for the "fair market value" of their shares of Common Stock (excluding any element of value arising from the accomplishment or expectation of the Merger). Dissenters' rights are not available with respect to any aspect of the Proposal other than the Merger and are only available if shareholders holding at least
5% of the outstanding Common Stock demand their dissenters' rights. In order to exercise such rights, a shareholder must comply with all the procedural requirements of Sections 1300 to 1306 of the CGCL, descriptions of which are provided below under the heading "The Merger--Dissenters' Rights" and the full text of which are attached to this Proxy Statement as Annex III. Such "fair market value" would be determined in judicial proceedings, the result of which cannot be predicted. FAILURE TO TAKE ANY OF THE STEPS REQUIRED UNDER SECTION 1300 OF THE CGCL MAY RESULT IN LOSS OF SUCH STATUTORY APPRAISAL RIGHTS. See "The Merger--Dissenters' Rights" and Annex III to this Proxy Statement.

DISBURSING AGENT

         U.S. Stock Transfer Corporation will act as Disbursing Agent for the Merger. It will use as its agent bank Bank of America N.T. & S.A. See "Payment to Shareholders."

                        SELECTED FINANCIAL INFORMATION

GEODYNAMICS SELECTED FINANCIAL DATA

         The following selected income statement data for Geodynamics for each of the three years ended June 2, 1995 and balance sheet and other data at June 3, 1994 and June 2, 1995 are derived from the consolidated financial statements of the Company, which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere herein. The income statement data for the years ended May 28, 1993, May 29, 1992 and May 31, 1991 and the balance sheet and other data at May 28, 1993, May 29, 1992 and May 31, 1991 are derived from audited financial statements not included herein. The income statement data for the six months ended December 1, 1995 and December 2, 1994, and the balance sheet data as of those dates have been prepared by the Company without audit. The data set forth below should be read in conjunction with the information located under the captions "Description of Geodynamics--Management's Discussion and Analysis of Historical Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes of Geodynamics located elsewhere herein.


                                                 Fiscal Year Ended                      Six Months Ended
-----------------------------------------------------------------------------------------------------------------
INCOME STATEMENT                  May 31,   May 29,   May 28,   June 3,   June 2,       December 2,   December 1,
DATA: (in thousands,              1991      1992      1993      1994      1995          1994          1995
except per-share data)                                                                  (Unaudited)   (Unaudited)
-----------------------------------------------------------------------------------------------------------------
Revenues ......................   $62,114   $58,424   $57,696   $54,823   $60,770       $27,763        $32,053

Costs and expenses ............    56,817    55,487    55,017    53,734    57,937        26,095         30,583
                                  -------   -------   -------   -------   -------       -------        -------
Income from operations ........     5,297     2,937     2,679     1,089     2,833         1,668          1,470

Other income ..................       278       395       288       351       312           128            109
                                  -------   -------   -------   -------   -------       -------        -------
Income before
provision for income
taxes .........................     5,575     3,332     2,967     1,440     3,145         1,796          1,579

Provision for income
taxes..........................     2,100     1,271     1,019       555     1,227           691            608
                                  -------   -------   -------   -------   -------       -------        -------

Net income ....................   $ 3,475   $ 2,061   $ 1,948   $   885   $ 1,918       $ 1,105        $   971
                                  =======   =======   =======   =======   =======       =======        =======

Earnings per common share .....   $  1.22   $   .77   $   .80   $   .38   $   .73       $   .43        $   .33
                                  =======   =======   =======   =======   =======       =======        =======

Weighted average number
of common shares
outstanding ...................     2,856     2,689     2,428     2,327     2,630         2,571          2,905
                                  =======   =======   =======   =======   =======       =======        =======

Dividends per common
share..........................   $   .25   $   .28   $   .28   $   .28   $   .28       $   .07        $   .07
                                  =======   =======   =======   =======   =======       =======        =======
BALANCE SHEET
AND OTHER DATA:
(in thousands)
--------------------------------------------------------------------------------------------------------------
Working capital ...............   $19,918   $17,331   $18,405   $16,634   $15,738       $15,629        $17,570

Total assets ..................    38,920    34,352    32,722    32,279    40,640        38,920         39,837

Long-term liabilities .........     1,507     1,135       305       142     1,872         2,027          1,834

Shareholders' equity ..........    27,962    26,334    26,820    26,408    30,456        29,775         31,684
------------------------------

   (1) Results for the fiscal year ended June 2, 1995 and the six-month periods ended December 1, 1995 and December 2, 1994, include the operations of Geodynamics and LCT. Comparative data from prior years include only the results of Geodynamics.

                              THE SPECIAL MEETING

GENERAL

         This Proxy Statement is being furnished to the holders of shares of Geodynamics Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, March 21, 1996, at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, shareholders will be asked to consider and vote upon a unified proposal (the "Proposal"), the principal component of which is the merger of MergerCo and a direct subsidiary of Logicon with and into the Company and the other transactions set forth in the Merger Agreement pursuant to which shareholders of the Company will receive, for each share of Geodynamics Common Stock $11.25, as adjusted pursuant to the Merger Agreement. Such adjustments will primarily be a reduction for the LCT Earnout payment and for shares and options issued since October 2, 1995, resulting in estimated final Merger Consideration within the range of $10.76 to $10.77 per share. The
Company anticipates there will be no material changes in such Merger Consideration. The Company will also pay to its shareholders concurrent with the closing of the Merger a Special Dividend equal to the net proceeds of the Company's disposition of its LCT subsidiary which occurred in January 1996.
The Company estimates that the net proceeds to the shareholders of Geodynamics from both the Merger Consideration and the Special Dividend will be within the range of $12.01 to $12.04 per share, assuming the exercise of all vested Options. The Company similarly anticipates that there will be no material adjustment in the amount of the Special Dividend. See "Terms of the Special Dividend."

         The Proposal is being presented as a single, unified proposal and approval of the Proposal will constitute approval of the Merger, including approval and adoption of the Merger Agreement and the transactions contemplated thereby, and ratification of the other components of the Proposal (including ratification of substantially the form of the documents attached hereto). In addition, shareholders should be aware that, in the event that the Proposal is approved and the transactions consummated, employee compensation arrangements involving Company Common will be modified such that certain employees will automatically hold options to acquire Logicon Common Stock in lieu of options to acquire Company Common Stock.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL AND ADOPTION OF THE PROPOSAL.

VOTING AT THE SPECIAL MEETING; RECORD DATE; REQUIRED VOTE

         The Board of Directors has fixed the close of business on January 29, 1996 as the record date (the "Record Date") for the determination of shareholders of the Company entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only shareholders of record on such date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, the outstanding voting securities of the Company consisted of 2,706,590 shares of Common Stock (excluding any shares held in treasury which are not entitled to vote) held by approximately 302 holders of record. Each share, except if held by the Company or a subsidiary, of Common Stock is entitled to one vote. All such shares will vote together as a single class on the matters expected to be acted on at the Special Meeting.

         Approval of the Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of the Company's capital stock outstanding and entitled to vote thereon. The obtaining of such vote is a condition to consummation of the Merger. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy card is returned by a broker holding shares of Common Stock in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on any matter, such shares will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be voted with respect to such matter. Because the Merger requires the affirmative vote of a majority of the voting power of all shares of the Company's capital stock outstanding and entitled to vote at the Special Meeting, abstentions and "broker non-votes" will have the same effect as a vote against the proposal.

         As of the Record Date, directors of the Company had the right to vote approximately 7.0% of the voting power of all stock entitled to vote at the Special Meeting. The Directors have indicated to the Company that they intend to vote all of such shares in favor of the approval and adoption of the Proposal. As of the Record Date, Logicon owns no shares of Common Stock.

         If the Proposal is approved, certain dissenters' rights may be available. See "The Merger--Dissenters' Rights."

PROXIES

         This Proxy Statement is being furnished to holders of Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Geodynamics Common Stock is necessary to constitute a quorum at the Special Meeting. All shares of Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the approval and adoption of the Proposal.

         If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies or obtaining necessary regulatory approvals), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Company has no knowledge of any matters to be presented at the Special Meeting other than those matters described herein.

         GEODYNAMICS SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. In addition, shareholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the Special Meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Geodynamics Corporation, 21171 Western Avenue, Suite 110, Torrance, California 90501, Attention: Joanne M. Dunlap, Secretary, or hand-delivered to the Secretary of the Company, at or before the taking of the vote at the Special Meeting.

         If a quorum is not present at the time of the Special Meeting, or if fewer shares are likely to be voted in favor of approval of the Proposal than the number required for approval, the Special Meeting may be adjourned, with or without a vote of shareholders, for the purpose of obtaining additional proxies or votes or for any other purpose, including obtaining necessary regulatory approvals. If the Company proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting
(except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of preparing this Proxy Statement, will be borne by the Company. Such expenses are expected not to exceed $200,000. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company or its subsidiaries in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitation. The Company has also retained Georgeson & Company to solicit proxies. Pursuant to its contract with Georgeson, the Company will pay Georgeson a fee of $7,000. The Company will also reimburse Georgeson for any out-of-pocket expenses Georgeson may incur in connection with the solicitation of proxies. The Company anticipates that approximately 20 employees of Georgeson will solicit shareholders on behalf of the Company. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

              CERTAIN CONSIDERATIONS RELATING TO THE TRANSACTIONS

BACKGROUND OF THE TRANSACTIONS

         Beginning in the late 1980s, the Company began to feel the effects of a more competitive defense contracting environment. A decline in DoD spending, coupled with increased profit margin pressures from DoD customers and competitors, placed pressure on the Company's operating results, as well as on the stock market's valuation of the Company and a number of its peers. As a result of these trends, the Company developed and implemented a long-term strategic program designed to allow shareholders to realize the Company's asset values through increased operating efficiencies, cash distributions to shareholders and diversification of the Company into non-DoD businesses complementary to the Company's DoD expertise. During the period from 1988 through 1994, these activities were focused on the repurchase of approximately 857,000 shares at a total cost of approximately $7.9 million and the decision to investigate ways of utilizing the Company's technology in non-DoD applications.

         In 1993, the Company identified LCT as an opportunity consistent with the Company's diversification plan. At the time, the Company was involved in a strategic alliance with LCT involving the development of a system for airborne geophysical gravity surveys. The Board of Directors determined that LCT's emphasis and expertise in geological data retrieval and analysis and related services were complementary to the Company's geological and geophysical areas of expertise. As a result, LCT was acquired by Geodynamics in June 1994. The transaction was structured as an acquisition of the shares of the former shareholders of LCT (the "Former LCT Shareholders") through a merger with a newly formed Geodynamics subsidiary. The purchase price was to be paid in two installments, an initial payment to the Former LCT Shareholders of approximately $5 million, half in cash and half in Company Common Stock, and an earnout payment to the Former LCT Shareholders based upon the revenues and profit margins of LCT through December 31, 1995, also payable in cash and Company Common Stock (the "LCT Earnout"). See "Description of LCT" and "Description of Geodynamics."

         In late 1994, certain shareholders became dissatisfied with the progress and orientation of the Company's efforts to maximize shareholder value and challenged Geodynamics' incumbent Board of Directors in a proxy contest at the forthcoming annual meeting. In February 1995, the Company retained A.G. Edwards & Sons, Inc. ("A.G. Edwards") to, among other things, examine alternatives available to the Company to maximize shareholder value. The proxy contest subsequently led to litigation and a contested election of directors. In the final shareholder vote, four incumbent directors and three members of the opposing slate were elected, Dr. Edleson, Dr. Stackhouse and Mr. Gordon.

         During this period, the news of the proxy contest generated inquiries by third parties interested in possibly acquiring the Company, and the receipt of an informal indication of interest to acquire the Company, including LCT, for $9.50 per share. The Board was advised by A.G. Edwards that the $9.50 per share reflected in such informal indication of interest was inadequate. The Board determined not to take immediate action on these inquiries, including the informal indication of interest, pending the outcome of the proxy contest. After the director election, the Company contacted all six parties who had made inquiry, including the party who had made an informal indication of interest in acquiring the Company, as part of the Company's efforts described below. In each case this included an invitation to participate in the process established by the Company.

         Subsequent to the proxy contest, the new Board changed senior management of the Company, and Dr. Thomas R. LaFehr, a Director of Geodynamics, was elected as Chairman of the Board of Geodynamics, and Bruce J. Gordon, a newly elected Director of Geodynamics, was elected President and Chief Executive Officer of Geodynamics. Mr. Gordon was coming out of retirement and made a commitment to December 31, 1996 to continue in this role, during which time he would endeavor to recruit his successor. Dr. LaFehr had previously been a Director, Chairman and President and a major shareholder of LCT prior to its acquisition by the Company. Dr. LaFehr served as Chairman of the Board without additional cash compensation and Mr. Gordon secured an employment agreement which included salary, bonus, stock options and deferred compensation. Dr. LaFehr's Director Stock Option was modified to permit immediate full vesting notwithstanding his employee status at LCT.

         At a meeting of the Board on April 19, 1995, A.G. Edwards rendered its report on available alternatives to maximize shareholder value. These alternatives to maximize shareholder value included: further share repurchases, acquisition of complementary DoD companies, acquisition of complementary commercial software and systems engineering service companies and the outright sale of the Company. As part of this report, A.G. Edwards presented to the Board its determination of a range of values for the Company's Common Stock of between $12.00 to $14.00 per share, based on the then-outstanding 2,582,126 shares of Common Stock (later reduced to approximately $11.30 to $13.10 per share after adjustment for additional outstanding options). At the meeting, A.G. Edwards explained to the Board its methodology for determining this range of values, which methodology employed the application of the same Comparable Transaction, Premiums Paid, Comparable Companies and Discounted Cash Flow analyses that would be utilized in the preparation of a fairness opinion if A.G. Edwards were requested to deliver such an opinion with respect to any particular transaction. These analyses are discussed under the caption "Financial Advisor; Fairness Opinion" below, although A.G. Edwards' valuation range presented at the April 19, 1995 Board meeting was based upon information available at such date.

         From April to June 1995, the Board of Directors and management continued to investigate the various strategic alternatives for the Company. During this time, the Company received additional inquiries from third parties interested in acquiring all or parts of the Company. Throughout April and May, the Company responded to each of these inquiries, indicating that the Company was continuing to investigate its strategic alternatives and that in such investigations such inquiries would be considered.

         At a June 7, 1995 meeting of the Board of Directors, the Board discussed the matters and analyses presented at the April 19, 1995 Board meeting, as well as the third-party contacts that had occurred since that meeting and various operational issues affecting the Company. At the meeting, the Board determined to continue to retain A.G. Edwards to explore strategic alternatives to maximize shareholder value, with a particular emphasis on the potential sale or merger of the Company. Due to the uncertainty about the Company's business direction and the increased speculation, both inside and outside the Company, about the Company's future, the Board further determined that it was important for the exploration of the Company's merger or sale alternatives to be conducted relatively promptly. The retention of A.G. Edwards for this purpose was publicly disclosed in the Company's June 8, 1995 press release. Geodynamics was not then in advance negotiations with any potential acquiror.

         Based upon its understanding of the defense industry environment, the Company's extensive involvement in and reliance on classified contracts and the Board's determination that an indiscriminate auction atmosphere could reduce the interest level of significant possible acquirors, many of which are involved in highly-classified DoD businesses, the Board of Directors determined not to direct A.G. Edwards to conduct a wide-spread auction-type canvassing of potential acquirors. Rather, it was determined that, in addition to the June 8th press release, a more targeted investigation of a sale of the Company would be appropriate to maximize the level of participant interest. As a result of the retention of A.G. Edwards, Geodynamics began to affirmatively explore a possible sale of the Company to potentially interested companies in the defense and non-defense areas, including companies who had contacted Geodynamics or A.G. Edwards previously or as a result of the June 8th press release. The Company believes that the June 8th press release was available to and read by a large percentage of possible acquirors. Although there was no formal proposal or specific expectation that a disposition of LCT would not be involved in a sale of the Company, the Board also informally requested Dr. LaFehr to investigate the possibility of a disposition of the Company's non-DoD business subsidiary, LCT, as part of a separate transaction. The Board of Directors also informally inquired of Dr. LaFehr, as the largest former shareholder of LCT, regarding his possible interest in leading a management buyout of LCT. Dr. LaFehr made it clear that, for personal reasons not having to do with LCT's performance or prospects, he did not presently desire to undertake such a significant new investment.

         Subsequent to the June 8, 1995 press release, the party who had given the Company an informal expression of interest at $9.50 per share submitted a second preliminary indication of interest at $12.50 per share (including LCT) conditioned on, among other things, the execution and public announcement of a binding letter of intent prior to the party conducting substantive due diligence. Geodynamics declined this proposal after consultation with its legal and financial advisors, due primarily to the highly contingent and vague nature of the proposal, the lack of the party's diligence to date (particularly no diligence regarding the Company's outstanding options), and the significant potential for a public announcement of such an arrangement to deter other interested parties. The Company offered the party the potential for conducting diligence in accordance with the procedures the Company and A.G. Edwards were concurrently establishing so as to reduce the contingent nature of its proposal. The party declined and withdrew its proposal.

         On behalf of the Company, A.G. Edwards contacted and responded to contacts from over 18 entities or persons who were believed to have the ability to acquire Geodynamics in order to determine if these entities had an interest in engaging in a transaction beneficial to the Company's shareholders. After A.G. Edwards' initial contacts, confidentiality agreements were signed with approximately 13 entities and persons, who were then provided a disclosure memorandum containing data on the personnel, properties, business, financial statements, liabilities and operations of the Company. Interested parties who executed the confidentiality agreements were also provided additional data on a case by case basis and had the opportunity to ask questions of the A.G. Edwards representatives.

         Certain of the interested parties had expressed specific interest in acquiring LCT as part of their acquisition of the Company. As a result, during June through early August 1995, Dr. LaFehr and senior management of LCT along with A.G. Edwards suspended their active investigation of the sale or other disposition of LCT. During this period, they did, however, continue to informally identify potential acquirors or merger partners and informally considered the possibility of a sale to management or financial participants. In August 1995, the Board of Directors determined that the uncertainty about the final size of the LCT Earnout (which is based in part on December 31, 1995 year-end financial results and would not be calculable until an audit of such numbers was prepared) could prove to be a substantial impediment to a sale of Geodynamics, whether or not it included LCT. The Board of Directors directed a special committee comprising Dr. Edleson, Mr. Ellis and Mr. Gordon to commence discussions with appropriate representatives of the Former LCT Shareholders about the possibility of negotiating a sum certain for the LCT Earnout as a means of facilitating the possible sale or merger of Geodynamics. The special committee immediately commenced discussions with Dr. Kwok Chan, the president of LCT, as the representative of the Former LCT Shareholders.

         At its August 3, 1995 Board of Directors meeting, A.G. Edwards updated certain aspects its April 19, 1995 analysis and briefed the Board on the status of expressions of interest by possible acquirors. The Board of Directors also received briefings from the Company's general counsel, Joseph E. Nida, of Nida & Maloney, and special counsel to the Board of Directors, Roger C. Cohen, of Cohen, Brame & Smith, who had previously served as counsel to LCT. As part of its update report, A.G. Edwards indicated that on and after the presentation to the Board of Directors on April 19, 1995, several events had occurred with the potential to adversely impact valuation of the Company, including: (i) the estimated 1995 operating income was expected to be $500,000 lower than previously projected due to unforeseen non-LCT commercial losses, although management's projections for years after 1995 remained intact; (ii) management believed the outcome of the Company's Air Force Tactical Applications of National Capabilities ("TENCAP") contract bid had a greater level of uncertainty; and (iii) the Company had made additional stock option grants to employees and directors.

         At the meeting, A.G. Edwards further reported that, based upon contacts with participants as well as financial intermediaries representing or seeking to represent other potential participants, they had reason to believe that substantially all defense-related companies of a size and scale necessary to acquire or merge with the Company and with a known interest in acquiring defense-related software applications or engineering service companies similar to the Company had learned of the opportunity to acquire or merge with the Company. The Board decided to encourage interested parties to continue their diligence in an effort to determine whether it was possible to conclude a transaction based on completed diligence and additional negotiation. Members of the Board or representatives of A.G. Edwards contacted each party who had indicated any interest in the Company, inviting each to visit with the Company and its advisors in pursuit of a possible transaction at the meeting. The Board also discussed the possible treatment of LCT by potential acquirors in any proposed transaction. Based in part on the Board's observation that a substantial number of the interested parties were defense contractors who were currently expressing less interest in the Company's non-DoD LCT business than originally expressed, the Board requested Dr. LaFehr and A.G. Edwards to further investigate a possible sale of LCT, including a possible sale of LCT to a group including LCT's own management.

         In August 1995, Geodynamics, with the assistance of A.G. Edwards, established a data room at the Company's Torrance, California headquarters for those potential buyers expressing interest in Geodynamics. Substantial due diligence was conducted by four potential acquirors. During the due diligence process by these potential acquirors, senior management of Geodynamics and the possible acquirors met to discuss, among other things, the financial aspects of a business combination and concerns regarding the business rationale and synergies that might be obtained from a transaction. Each of the potential acquirors visited Geodynamics' data room and conducted additional interviews with the Company's senior management and, in some instances, lower-level management. Certain of the bidders also conducted visits to the Company's various operating sites. Further, for those potential acquirors who had adequate security clearances, classified briefings were given on Geodynamics' classified contracts. During this period, Dr. LaFehr and A.G. Edwards, with the assistance of LCT's senior management, also increased the emphasis on the investigation of a possible sale of LCT.

         In a press release dated August 21, 1995, Geodynamics reiterated its June 8th announcement that it was in the process of talking to potential buyers but that no decision had yet been made on a sale of the Company. Concurrent with the press release, the Company requested formal proposals from the four interested parties who had conducted detailed due diligence, and A.G. Edwards, on behalf of the Company, distributed drafts of an Agreement and Plan of Merger to the interested parties for their review and comment.

         By September 11, 1995, the Company had received two detailed formal proposals. Logicon's proposal was $11.00 per share, plus 50% of the value of LCT to the extent it exceeded the LCT Earnout, less the amount of the LCT Earnout in excess of $1.0 million. The second formal proposal received by the Company was at a lower cash value and excluded LCT entirely. The proposals received by the Company from the other two remaining potential acquirors were at lower prices and were more conditional and general in nature.

         By mid-September 1995, the Company had reached an impasse in its negotiations with the representatives of the Former LCT Shareholders over a liquidated sum to satisfy the LCT Earnout. There were material differences of opinion about the prospects of LCT for the balance of the LCT Earnout calculation period ending December 31, 1995. The negotiations were suspended with the Company having offered $2 million in satisfaction of the LCT Earnout and the representatives of the Former LCT Shareholders offering $2.5 million.

         At a September 19, 1995 Board of Directors meeting, A.G. Edwards made a presentation updating certain aspects of its valuation analysis presented in the April 19, 1995 and subsequent presentations and discussing the possible acquisition of Geodynamics by any of the four remaining interested parties and the strategic alternatives available to Geodynamics and their implications in light of the Board of Directors' objective of maximizing shareholder value. At the meeting, the Board of Directors was also advised of (and A.G. Edwards' update included reference to) (i) the Company's loss of the Air Force TENCAP contract in competitive rebidding, which had generated $8.7 million in revenues (16% of Geodynamics' DoD revenues) for the fiscal year ending June 2, 1995 and was of strategic importance to several of the potential buyers, (ii) the Company's 1995 earnings performance and (iii) the continued competitive DoD environment and management's concerns about re-establishing a favorable track record in DoD business. A.G. Edwards also advised the Board that, as a result of the continuing diligence of the interested parties and further diligence with their principals, it had become apparent that the two primary potential acquirors, who were primarily defense contractors, were not interested in acquiring LCT because of its non-DoD business focus. A.G. Edwards reported that the potential sale of LCT by the potential acquirors of the Company, or by Geodynamics, would likely reduce the overall value achievable by Geodynamics' shareholders by the corporate level tax liability to be paid upon its sale as a separate entity.

         The Board of Directors excused their financial advisors and, with their legal advisors, deliberated on the presentation and conclusions of its financial advisor. After review of the formal proposals received, the presentation of A.G. Edwards and additional presentations from the Company's legal advisors, the Board determined that neither of the two detailed proposals was acceptable as submitted. With respect to the Logicon offer, the Board determined that it was not acceptable because of its conditional nature, which did not assure the Company that the transaction would proceed, the continued need for Logicon due diligence regarding the Company's TENCAP contract and material differences over the value attributable to the Company's LCT subsidiary. The Board determined that the competing offer was unacceptable as submitted because it was also highly conditional and did not include any response to the Company's form of agreement and plan of merger and because the price was inadequate and placed no value on the Company's LCT subsidiary. The Board determined that it would be in the best interest of Geodynamics shareholders for each of these interested parties, who had made formal proposals, to be offered the opportunity to make revised and increased offers, accompanied by all requested substantive changes to the Company's form of agreement and plan of merger. The Board directed A.G. Edwards to secure from the interested bidders definitive proposals without material conditions at values higher than the previously submitted proposals. The Board further established October 2, 1995 as a deadline for the parties to submit such revised and improved bids. As a result of A.G. Edwards' report on the potential acquirors' consideration and treatment of LCT, the Board further requested Dr. LaFehr, in consultation with A.G. Edwards, to intensify the investigation of a sale or other disposition of LCT. The Board also considered other strategic alternatives of the Company, including remaining an independent company and pursing an appropriate diversification or other strategy. The Board directed management to prepare a presentation for the Board on remaining an independent company, to be presented at the Board's September 30, 1995 meeting.

         At the September 30, 1995 Board of Directors meeting, senior management briefed the Board of Directors on an alternative strategy of remaining independent, and A.G. Edwards briefed the Board of Directors on the current status of the discussions with third parties and other matters relating to the Company's valuation and its strategic alternatives. A.G. Edwards reported that, based on discussions with the potential buyers, it expected the Company to receive updated offers from Logicon and the other remaining interested parties on the following Monday, October 2, 1995. With respect to LCT, A.G. Edwards reported that a spin-off of LCT to Geodynamics shareholders was one potential alternative for transferring value to Geodynamics shareholders in addition to the sale of the DoD business. A.G. Edwards indicated that, based on discussions with the potential buyers, it expected the Company to receive offers for the purchase of the Company's DoD business which, when combined with the proceeds of the disposition or spin-off of LCT, would result in a transaction that would be fair from a financial viewpoint to Geodynamics shareholders.

         After reviewing the various presentations to the Board and other matters presented to the Board relating to a possible transaction, the Board of Directors again concluded that the Company's DoD business continued to involve material uncertainties and may not be able to achieve satisfactory profitable growth in the short-term due, in part, to industry consolidation and increasing profit margin pressures. The Board further determined that management's projected value in its business plan alternative as an independent company was less in the projected periods than the value, based on the acquisition proposals received, the Board anticipated shareholders would receive from the interested third parties. The Board of Directors therefore determined that, if updated proposals were submitted that met the Board's minimum value expectations, then it would be in the best interest of Geodynamics shareholders for the Company to attempt to negotiate a definitive agreement on the best acceptable transaction available as soon as possible. At the Board's request, its financial advisors also advised the Board of Directors on the anticipated value of LCT as a stand-alone spun-off public entity. Among other matters, the Board of Directors was advised that the precise trading pattern of LCT, as a stand-alone public company, could not be accurately predicted, but it was likely that the initial trading prices might be substantially below a reasonable long-term trading value for LCT common equity. Among those reasons would be the sale of LCT stock by Geodynamics' shareholders who did not wish to own shares in LCT as a stand-alone public company.

         The Board observed that one of the critical steps that remained to be taken was to finalize the negotiations to achieve an arrangement with the Former LCT Shareholders by which the LCT Earnout payment would be fixed. The Board of Directors instructed its legal and financial advisors to again discuss with appropriate representatives of the Former LCT Shareholders the possibility of negotiating a sum certain for the LCT Earnout as a necessary condition to any sale or merger of Geodynamics. The Company's legal and financial advisors immediately re-commenced discussions with Kwok Chan as the representative of the Former LCT Shareholders.

         By the October 2, 1995 bidding deadline, two definitive proposals had been received. The Board evaluated the proposals. After analysis of the proposals and discussion with its legal and financial advisors, the Board determined that the proposal from Logicon at $11.25 per share net to the shareholders in cash (as adjusted) along with a required disposition of LCT provided the greatest value to shareholders and that it was in the interest of the Company's shareholders for the Company to (i) determine whether it was possible to substantially increase the second best offer and to remedy the other remaining issues described above that had made its offer less desirable than the Logicon offer, (ii) determine whether Logicon's offer could be increased and
(iii) offer to the highest bidder the opportunity to negotiate on an exclusive basis toward a definitive agreement and plan of merger. The Board of Directors also approved a tentative negotiated settlement of the LCT Earnout. The Board instructed management and its legal and financial advisors to reach conclusion of the LCT Earnout, subject to final Board approval.

         At the October 3, 1995 Board of Directors meeting, A.G. Edwards reported that the party who had presented the second best offer had been contacted and that it was unwilling to substantially increase or modify its offer. Mr. Gordon also reported to the Board that, pursuant to the Board's direction, he had sought to have Logicon increase its offer, but that $11.25 per share was Logicon's best offer. Mr. Gordon further reported that, pursuant to the Board's direction, an acceptance of the $11.25 per share offer had been orally delivered to Logicon by Mr. Gordon and that Mr. Gordon had invited Logicon to negotiate a definitive merger agreement on an exclusive basis. Because the Logicon offer excluded LCT and permitted the Company to dispose of LCT and distribute the proceeds to Geodynamics shareholders, and because no definitive proposals or reasonable indications of interest had yet been received in response to the Company's sale efforts relating to LCT, the Board directed the Company's legal and financial advisors to attempt to structure a spin-off of LCT that would provide the maximum value to Geodynamics' shareholders, including structuring such a transaction that would permit listing the spun-off LCT's common stock on the Nasdaq SmallCap Market, if eligible. The Board, however, at the same time, also appointed Directors LaFehr and Edleson to a special committee to continue to pursue the sale of LCT to a third party. The Company's legal and financial advisors were instructed to provide necessary support to the special committee.

         From October 3, 1995, the Company's management and legal and financial advisors worked to negotiate the final terms of the definitive Merger Agreement with Logicon, as well as the final terms of the LCT Earnout and the terms of an acceptable disposition of LCT. At meetings on October 5 and 6, 1995, the Board was briefed on the status of the Logicon negotiations and related open issues. The Board also received briefings from management and its financial and legal advisors on the LCT Earnout which had at that point reached a second impasse, with the difference between the parties having widened to more than $500,000.

         At an October 10, 1995 Board of Directors meeting, the Company's legal advisors reported that all material legal issues in the Logicon negotiations had been resolved. Mr. Gordon further reported that certain interim management issues had been resolved, in part, through the establishment of a transitional working group. A.G.

Edwards then delivered to the Board its oral opinion as to the fairness, from a financial point of view, to the Company's shareholders of the consideration to be received by the holders of the Company's Common Stock in the Merger in conjunction with the disposition or spin-off of LCT. After further deliberation over the final negotiated terms of the Merger Agreement, the Board of Directors approved the Transactions, including the Merger Agreement with Logicon, including the $11.25 cash price per share, as adjusted pursuant to the terms of the Merger Agreement, a tentative LCT Earnout, the sale of a part of LCT to LCT management and a spin-off of the balance of LCT to Geodynamics shareholders.

         From October 10 to October 18, 1995, the negotiators for Geodynamics and the Former LCT Shareholders met in person and telephonically to negotiate the final terms of the LCT Earnout. Concurrently, the Company's legal and financial advisors continued to structure a spin-off of LCT. The final negotiated terms of the LCT Earnout provided that the LCT Earnout would be specified at $2,057,750. However, either party could request that the LCT Earnout be paid in accordance with the original terms of the LCT acquisition agreement, upon payment to the other party of $10,000 by January 15, 1996, if that party believed that the amount of the LCT Earnout as originally calculated would be 5% greater or less than the specified amount. Based on LCT's year-end results, in January 1996 the LCT Earnout was reduced by mutual agreement of the parties to $1,600,000.

         Concurrent with the negotiations with the representatives of the Former LCT Shareholders about the LCT Earnout, discussions commenced between the Company and senior members of LCT's management about the possible participation of LCT management in a spun-off or sold LCT. The Board of Directors had determined that, because of the reliance of LCT on the performance and participation of its management and other key personnel in the business of LCT, it was important for such personnel to be adequately incentivized to make an independent spun-off LCT as successful as possible. The Board further determined that an appropriate method for providing this management incentive was substantial participation by such employees in the equity ownership of LCT if it was spun off. The Board determined that this participation should be effected initially through a purchase of equity at fair market value and not through outright grants or options.

         Pursuant to the negotiations, members of LCT's management and other LCT employees agreed to purchase up to 33% of the equity of LCT (on a diluted basis) at a price based on LCT's 1994 and 1995 average operating margins and revenues in the event a spin-off of LCT was consummated. The purchase price for such 33% of the equity of LCT was anticipated to be substantially equal to the amount of the LCT Earnout payment.

         The Board was apprised of continuing developments at meetings held on October 12, 13 and 16, 1995 for that purpose. At an October 17, 1995 meeting, the special committee appointed for such purpose presented the Board with the final negotiated terms of the LCT Earnout. The Board had also received presentations or updates of prior presentations relating to the LCT Earnout from the Company's financial and legal advisors and from its accountants. After considering these matters, the Board determined that the negotiated settlement of the LCT Earnout was in the best interest of the Company's shareholders. The Board unanimously approved the terms of the LCT Earnout negotiations, with Dr. LaFehr abstaining.

         On October 18, 1995, the Company executed an agreement providing for the negotiated LCT Earnout and executed the definitive Merger Agreement with Logicon. Concurrently with the announcement of the execution of the definitive agreement with Logicon, Geodynamics advised its customers and employees about the Transactions.

         Since October 18, 1995, the Company, through Drs. LaFehr and Edleson and A.G. Edwards, continued to market LCT to interested third-party buyers. Throughout the sale efforts, A.G. Edwards contacted 39 potential strategic and financial buyers and sent a confidentiality agreement and an executive summary of LCT to each of them. Of these potential buyers, 14 signed confidentiality agreements and were sent confidential information relating to LCT. Dr. LaFehr separately contacted seven potential strategic and financial buyers. Of these, one requested a confidentiality agreement and an executive summary and subsequently requested confidential information regarding LCT. In all, seven potential buyers visited LCT's Houston facilities and received in-depth presentations on LCT's business. In conjunction with these efforts, the Company's Board directed the members of the LCT Earnout special committee, Dr. Edleson, Mr. Gordon and Mr. Ellis, to analyze third-party or management offers relating to LCT.

         Two of the potential buyers made proposals to purchase LCT at prices the special committee determined were inadequate; however, they indicated a willingness to consider increasing their bid based on additional due diligence. Both of the potential buyers visited LCT in Houston. During these visits, each had the opportunity to interview LCT management as well as review information in a data room established by LCT with the assistance of A.G. Edwards. Neither potential acquiror presented a satisfactory improvement in their offers and discussions were suspended. Through the efforts to sell LCT, it became apparent that the timing for endeavoring to sell LCT may not have been favorable because, while the Company and LCT believe that LCT's airborne gravity business represents a substantial part of LCT's possible future value, the lack of a more substantial history of operations and earnings for its airborne gravity business made it difficult for potential acquirors to value LCT.

         The Company also received a proposal from existing LCT management at a price the special committee found to be inadequate. A.G. Edwards was asked to determine if LCT management would significantly increase their offer. LCT management declined to do so and discussions were suspended.

         Subsequently, on January 2, 1996, the Company received a letter of intent (the "LCT Letter of Intent") from members of LCT management, including Drs. LaFehr (who had been encouraged by the Board to facilitate such an offer) and Chan, and Mr. Bain, and the Tudor Trust, a New York investment fund, a large shareholder of the Company which had previously been contacted by the Company's representatives regarding participation in a sale of LCT (collectively, the "LCT Purchasers"). The Tudor Trust is the largest shareholder of LCT, and Drs. LaFehr and Chan and Mr. Bain each own less than 20% of LCT. In the LCT Letter of Intent, the LCT Purchasers proposed to acquire the stock of LCT for $4.9 million, payable at closing in the form of a combination of cash and shares of Geodynamics Common Stock. The LCT Letter of Intent also included an agreed reduction of the LCT Earnout from $2,057,750 to $1,600,000. Such proposal was in lieu of the agreed LCT management participation in a spin-off of LCT. The Board of Directors accepted the offer, in part, in consideration of the material risks in ensuring a realization of fair value to Geodynamics shareholders through the most likely alternative, the spin-off of LCT as a public company. Throughout the period that the Company was seeking a purchaser of LCT, the Company was also preparing for a potential spin-off of LCT to Geodynamics shareholders. However, through those efforts, the Company determined that the risks in a spun-off LCT not achieving significant market value for its shareholders were significant. These difficulties stemmed in significant part from the relative small size of LCT and the difficulty in listing such a company on an exchange or inter-dealer quotation system where the Company would receive adequate market making or analyst coverage.

         The special committee of the Board comprising Dr. Edleson, Mr. Ellis and Mr. Gordon discussed the LCT Letter of Intent in numerous telephonic meetings from January 2 through January 11, 1996. During this period, the committee conferred with the Company's financial and legal advisors regarding the LCT Letter of Intent and also held discussions with the LCT Purchasers and their representatives. The committee determined that, after settlement of the LCT Earnout and expenses paid to A.G. Edwards, the LCT sale results in approximately an additional $1.27 per share to Geodynamics shareholders. On January 11, 1996, after consultation with its financial and legal advisors, the special committee voted to approve the offer to purchase LCT as presented in the LCT Letter of Intent, subject to definitive documentation. On January 17, 1996, the sale was consummated at a price of $4,900,000, plus certain adjustments payable in cash. The purchase price was funded in part through the redemption of Geodynamics shares at $12.00 per share from certain of the LCT Purchasers. The LCT Earnout of $1,600,000 was distributed on February 1, 1996.

REASONS FOR THE MERGER;
RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The Board of Directors of the Company has unanimously approved the Transactions and believes that the Transactions are in the best interests of the shareholders. The Board of Directors recommends that shareholders vote FOR the Proposal. Each of the directors of the Company has advised the Company that he intends to vote all his shares of Geodynamics Common Stock in favor of the Proposal.

         The Board of Directors, in reaching its decision, considered a number of factors, including, without limitation, the following:

                           (i) The financial terms of the Merger. The Board considered that the financial terms of the Merger were within the price range initially recommended to the Board by A.G. Edwards in April 1995, as updated in subsequent presentations by A.G. Edwards by subsequent events at the Company, such as loss of the Air Force TENCAP contract in competitive bidding. In addition, Logicon had agreed in the Merger Agreement to absorb 100% of the dilution to be effected by outstanding Options.

                           (ii) The terms of the Merger Agreement and the other documents executed or to be executed in connection with the Merger. Logicon had largely accepted, without modification, the terms proposed in the Company's proposed form of agreement and plan of merger.

                           (iii) Information with respect to the financial condition, results of operations, business and prospects of Geodynamics and its component businesses, including LCT, and information with respect to current industry, economic and market conditions, as well as the risks involved in achieving those prospects. As described above under "Background of the Transactions," the Board had encouraged management to present the countervailing option of the Company remaining independent or pursuing alternative courses. Nonetheless, the Board determined that the shareholders would receive greater value pursuant to the Merger and Transactions.

                           (iv) The current and prospective economic and competitive environment facing the Company. The Board was cognizant of the changing defense environment only with increasing emphasis upon size and consolidation. The Board determined that this environment presented material uncertainties for the Company's business prospects as an independent company.

                           (v) Historical market prices and trading activity of the shares of Geodynamics Common Stock and the fact that shareholders would be provided with an opportunity to receive a significant amount of cash (through the Merger) and the Special Dividend. The Board considered the price of Geodynamics Common Stock over the preceding years and prior to announcement of the Company's investigation of strategic alternatives. These trading values were far below what the Merger provides and the Board was also advised by A.G. Edwards that it was likely that the Company's Common Stock would return to similar low trading ranges if the Merger was not pursued.

                           (vi) The substantial number of outstanding options to acquire Company Common Stock. Through discussions with parties inquiring about or actively interested in acquiring or merging with the Company, it had become apparent that such parties, and perhaps the trading market at large, had not adequately accounted for the outstanding Options equalling approximately 40% of the then-outstanding shares of Common Stock. While Logicon was willing to absorb the dilution represented by these Options, other parties who had expressed an interest in the Company had materially modified their indicated range of interest (well below the Merger Consideration) in light of such Options.

                           (vii) The oral and written presentations of A.G. Edwards, including the opinion of A.G. Edwards as of October 18, 1995 as to the fairness, from a financial point of view, to the shareholders of the Company of the Transactions. The Board had evaluated over a period of approximately six months A.G. Edwards' advice as to values, including the factors considered by A.G. Edwards and the methodology employed. The Board was aware of A.G. Edwards' lengthy involvement with and knowledge of Geodynamics and placed significant weight upon A.G. Edwards' determination that the consideration to be received by shareholders was fair from a financial point of view.

                           (viii) The Board of Directors' evaluation of the risks to consummation of the Transactions, including the risks associated with obtaining all necessary regulatory approvals. Management and the Board considered it very important that the Company not undertake a change in course, as necessitated by a merger or acquisition agreement, unless such an agreement had the maximum reasonable likelihood of success. The
         Merger Agreement, as finally negotiated, contains few conditions to closing, fewer of which are outside the control of the Company. Conditions that the Company did not find acceptable, and which the Merger Agreement does not contain, include financing contingencies.

                           (ix) The fact that the Company may, in accordance with the Merger Agreement, under certain circumstances furnish information to, and discuss and negotiate with, parties other than Logicon who have an interest in a transaction with the Company, and that the Company may terminate the Merger Agreement if an unsolicited transaction is proposed which the Board of Directors believes is more favorable to the Company and its shareholders than the terms of the Merger Agreement, subject to the payment of a fee to Logicon of 5% of the amount equal to the product of $11.25 times the amount of outstanding shares of the Company in cash, plus expense reimbursement of up to $250,000 (see "--The Merger Agreement--No Solicitation of Acquisition Proposals" and "--Expenses; Termination Fee"); the Board of Directors considered the amount of such fee in relation to the consideration offered by Logicon and concluded that the obligation of the Company to pay such fee in the event it exercises its right to terminate the Merger Agreement would not materially deter alternative proposals. The Board considered their "fiduciary out" an imperative condition to proceeding with the Merger and Logicon accepted this condition.

                           (x) The Board of Directors' review of the possible alternatives to the Transactions. As indicated above, the Board actively considered alternatives to a merger of the Company from its election in February 1995 up to the October 1995 execution of the Merger Agreement. After pursuing these alternatives, the principal viable alternative to the Company was to remain independent at least in the short-term. After determining that this alternative did not provide the same value to shareholders as the Transactions, the Board approved the Merger.

         In addition, the Board considered: (i) the activities of members of the Board, Geodynamics' and LCT's management and A.G. Edwards to sell LCT to a third party or to LCT's management; (ii) the actual or potential conflicts of interest that certain members of management or the Board of Directors of the Company may have in the Transactions (see "Certain Considerations Relating to the Transactions--Interests of Certain Persons in the Transactions"); (iii) the terms and conditions of the Merger Agreement and the sale of LCT; (iv) various alternatives relating to the disposition of the Company's interest in LCT; and
(v) the involvement of the independent directors in the structuring and negotiation of the Transactions, and the separate concurrence of these Directors with the decisions of the Board of Directors.

         In view of the wide variety of factors considered by the Geodynamics Board, the Board did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. Consequently, the Board did not quantify the assumptions and results of its analysis in reaching its determination that the Transactions are fair to, and in the best interests of, Geodynamics' shareholders.

FINANCIAL ADVISOR; FAIRNESS OPINION

         Geodynamics initially retained A.G. Edwards to explore the Company's alternatives for maximizing shareholder value. Thereafter, Geodynamics retained A.G. Edwards to act as its exclusive investment banking representative and financial advisor for the purpose of advising Geodynamics concerning possible business combinations and, upon a negotiation of an agreement to acquire Geodynamics by another entity, to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Geodynamics in the Merger. After consideration of proposals from several bidders, A.G. Edwards was also retained to provide advisory services regarding the possible spin-off/sale of LCT.

         A.G. Edwards is a nationally recognized securities and investment banking firm engaged in, among other things, the evaluation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. A.G. Edwards was selected as financial advisor based upon such expertise, its knowledge of Geodynamics, and its reputation in investment banking and mergers and acquisitions.

         At the October 3, 1995 meeting of Geodynamics' Board of Directors at which the form, terms and provisions of the Merger Agreement were approved and adopted, A.G. Edwards rendered its oral opinion to the Geodynamics' Board of Directors, based on various considerations and assumptions discussed below and A.G. Edwards' general knowledge of the mergers and acquisitions market for companies similar to Geodynamics, that, as of such date, the consideration to be received by the holders of Common Stock in the Merger was fair, from a financial point of view, to the shareholders of Geodynamics. The full text of the opinion of A.G. Edwards, dated October 18, 1995, which sets forth assumptions made, matters considered and limits on the review undertaken by A.G. Edwards, is attached as Annex II to this Proxy Statement and is incorporated herein by reference. GEODYNAMICS' SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. A.G. Edwards' opinion is directed only to the fairness, from a financial point of view, to the shareholders of Geodynamics of the consideration to be received in the Transactions, and does not constitute a recommendation to Geodynamics shareholders as to how such shareholders should vote at the Geodynamics Special Meeting. The summary of the opinion of A.G. Edwards set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion included in Annex II.

         In arriving at its written opinion, A.G. Edwards, among other things:

                  (i) reviewed the definitive Merger Agreement, as well as the agreement with respect to the acquisition by the employees of LCT of a partial ownership therein;

                  (ii) reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of Geodynamics for the five fiscal years ended June 2, 1995;

                  (iii) reviewed recent news articles and research analysts' reports related to Geodynamics and reviewed certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Geodynamics;

                  (iv) reviewed certain other internal financial analyses and forecasts for Geodynamics and for LCT as prepared by management of Geodynamics;

                  (v) held discussions with members of the management of Geodynamics regarding the past and current business operations, financial condition and future prospects of Geodynamics and of LCT;

                  (vi) reviewed the reported price and trading activity for Geodynamics' Common Stock;

                  (vii) reviewed schedules prepared by Geodynamics management detailing the number of outstanding options to acquire Company Common Stock;

                  (viii) compared certain financial information for Geodynamics and for LCT and stock market information for Geodynamics with similar information for certain other companies whose securities are publicly traded;

                  (ix) reviewed the financial terms of certain recent business combinations in software and systems engineering and DoD related industries specifically and in other industries generally;

                  (x) reviewed the audited financial statements of LCT for the years ended May 31, 1994 and 1995 and the unaudited financial statements of LCT for the year ended December 31, 1993;

                  (xi) reviewed certain other communications and certain internal financial analyses and forecasts for LCT, as prepared by management of Geodynamics;

                  (xii) reviewed unaudited interim internal financial reports for Geodynamics and LCT for the three month period ended September 1, 1995 and August 31, 1995, respectively, including an estimated pro forma balance sheet as of September 1, 1995;

                  (xiii) reviewed a list of estimated transaction costs prepared by Geodynamics management to be incurred by Geodynamics in the Merger, and calculated their impact on the Merger Consideration to be received by Geodynamics shareholders;

                  (xiv) participated in discussions with the Geodynamics legal and tax advisors regarding the potential for adverse tax ramifications to Geodynamics, its shareholders and/or LCT of the Merger; and

                  (xv) performed such other studies and analyses as A.G. Edwards considered appropriate.

         A.G. Edwards relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was furnished to it by Geodynamics or LCT or otherwise reviewed by A.G. Edwards.
The Board of Directors of Geodynamics did not specifically engage A.G. Edwards to, and therefore A.G. Edwards did not, verify the accuracy or completeness of any such information nor did A.G. Edwards make any evaluation or appraisal of any assets or liabilities of Geodynamics or of LCT.

         A.G. Edwards' opinion was necessarily based on economic, market and other conditions as they existed on, and the information made available to it as of, the date thereof. A.G. Edwards' opinion as expressed herein, in any event, is limited to the fairness, from a financial point of view, to the shareholders of Geodynamics as defined in Annex II of the consideration to be received by the holders of Company Common Stock.

Merger Consideration

         Under the Merger Agreement, shareholders of Geodynamics are estimated to receive $10.77 in cash per share of common stock of Geodynamics after deducting the LCT Earnout. Pursuant to the disposition of LCT to the LCT Purchasers, the shareholders of Geodynamics are estimated to receive a Special Dividend of approximately $1.27 per share of Geodynamics Common Stock. In aggregate, Geodynamics shareholders are expected to receive approximately $40.9 million or $12.04 per share of Geodynamics Common Stock, based on approximately 2.6 million shares outstanding and assuming all vested Options as of October 2, 1995 are exercised for cash prior to closing.

         The following is a summary of the analyses used by A.G. Edwards in rendering its opinion as to the fairness, from a financial point of view, to the Company's shareholders of the consideration to be received by the holders of Company Common Stock.

Comparable Transaction Analysis

         Using publicly available information, A.G. Edwards analyzed the purchase prices and the implied transaction multiples of fifteen merger and acquisition transactions of DoD-related software and systems engineering companies since January 1, 1992, including the following (acquiror/acquired company): Apollo Holdings Inc./Intermetrics, Inc.; Raytheon Company/E-Systems; Loral Corporation/Unisys (Defense Systems Division); Logicon, Inc./Syscon Corporation; Simon Group/Wyle Laboratories (SS&S Division); Tracor, Inc./GDE Holdings, Inc.; BTG, Inc./Delta Research Corporation; Cubic Corporation/Titan Corporation (Defense Applications); Loral Corporation/IBM (Federal Systems Division); Comarco, Inc./CACI International, Inc.; CACI International, Inc./Comarco, Inc.; CACI International, Inc./SofTech, Inc.; Tracor, Inc./Vitro Corporation; Identix, Inc./ANDAC, Inc.; C3, Inc./Telos Corporation (Contel Federal Systems) (the "Comparable Transactions"). Among other things, A.G. Edwards analyzed for the Comparable Transactions, as available (i) the aggregate purchase price (common equity value, plus the book value of debt and preferred stock less cash) to latest twelve months ("LTM") revenues, (ii) the aggregate purchase price to LTM EBITDA (earnings before interest, taxes and depreciation and amortization), (iii) the aggregate purchase price to LTM EBIT (earnings before interest and taxes) and
(iv) the purchase price (common equity value) to LTM net income. An analysis of the Comparable Transactions' aggregate purchase price to LTM revenues yielded a range of 0.23x to 1.06x, with a median of 0.41x as compared to 0.44x for the proposed merger. An analysis of the Comparable Transactions' aggregate purchase prices to LTM EBITDA yielded a range of 3.6x to 10.4x, with a median of 5.0x as compared with 4.6x for the proposed Merger. An analysis of the Comparable Transactions' aggregate purchase price to LTM EBIT yielded a range of 4.8x to 14.2x, with a median of 8.3x as compared to 10.9x for the proposed Merger. An analysis of the Comparable Transactions' purchase price to LTM net income yielded a range of 8.0x to 22.3x, with a median of 15.9x as compared to 21.6x for the proposed Merger. In summary, the Comparable Transactions analysis indicated that the multiples based upon the estimated consideration to be received by shareholders of the Company was, in all multiple calculations, within the range of multiples paid in previous transactions and in three of the four multiple calculations was higher than the median of the multiples paid in previous transactions of a similar nature.

         No Comparable Transaction used in A.G. Edwards' analysis is identical to this Merger, however, relatively high weight was given to the Apollo Holdings, Inc./Intermetrics, Inc. and Tracor, Inc/GDE Systems, Inc. transactions by A.G. Edwards due to the comparability of the underlying businesses to Geodynamics and/or its DoD related businesses, as well as their proximity as to timing. The multiples observed in these transactions were generally consistent with the multiples based upon the estimated consideration to be received by Geodynamics shareholders.

Premiums Paid Analysis

         A.G. Edwards investigated, using data compiled by Securities Data Company, mergers consummated between January 1, 1992 and December 31, 1994, where the target was a public company prior to the transaction, 50% or more of the target was acquired, there was a disclosed dollar value and the target company's stock price was determined to be unaffected prior to announcement of the transaction. Data was available on 82 transactions meeting the criteria. A.G. Edwards found that the median premium paid by the acquiror over the price of the stock of the target company one day, one week and four weeks prior to the announcement of the transaction was 39.3%, 42.3% and 51.2%. A.G. Edwards also investigated, using data compiled by MergerStat(R) Review 1994, certain terms of mergers consummated over the period ending December 31, 1985 - 1993 based on the target company's closing market price one week before the initial announcement, including transactions in which under 50% ownership was acquired. Data was available on 2,241 transactions meeting this criteria in all industries, and 78 transactions in the computer software, supplies and services industry. A.G. Edwards found that the average premium paid by the acquiror over the price of the stock of the target company was approximately 40% in all industries and approximately 44% in the computer software, supplies and services industry.

         To measure a comparable premium applicable to Geodynamics Common Stock, A.G. Edwards took into account events that affected Geodynamics' stock price prior to the October 18, 1995 announcement that Logicon had entered into a definitive agreement to acquire Geodynamics' defense business. Prior to announcement, the following major events had a significant impact on Geodynamics' stock price: a contested proxy fight culminating on March 6, 1995, a change in senior management of the Company on April 19, 1995 and a June 8, 1995 press release stating that Geodynamics had retained A.G. Edwards to advise it with respect to the possibility of a sale or merger of the Company.

         The total Merger Consideration of $10.77 per share, together with the Special Dividend of $1.27, represents a 33.8% premium over the stock price on June 6, 1995, the last day the stock was traded prior to the issuance of the press release stating Geodynamics had retained A.G. Edwards, a 43.8% premium over the stock price on April 18, 1995, one day prior to the change in senior management of the Company and a 60.5% premium over the stock price on March 3, 1995, one day prior to the announcement of the final results of Geodynamics' proxy fight, respectively.

         In summary, the premiums paid analysis indicated that the premium to be received by Geodynamics shareholders over the "unaffected" Geodynamics stock price in the Merger is within the ranges of premiums observed in transactions of a similar nature, as well as in the market in general.

Comparable Company Analysis

         A.G. Edwards reviewed and compared Geodynamics' financial and operating information with the publicly available financial and operating information of seven publicly traded defense contractors: Analysis and Technology, Inc.; CACI International, Inc.; Comarco, Inc.; DBA Systems, Inc.; Intermetrics, Inc.; Logicon, Inc.; and Nichols Research Corporation (the "Comparable Companies"). A.G. Edwards considered among other things: (i) the Comparable Companies' market capitalization (common equity value, plus the book value of debt and preferred stock less cash) to the LTM revenues, (ii) the Comparable Companies' market capitalization to LTM EBITDA, (iii) the Comparable Companies' market capitalization to LTM EBIT and (iv) the Comparable Companies' current stock price to LTM earnings per share. An analysis of the Comparable Companies' market capitalization to LTM revenues yielded a range of 0.27x to 1.44x, with a median of 0.60x as compared to 0.44x for the proposed Merger. An analysis of the Comparable Companies' market capitalization to LTM EBITDA yielded a range of 3.3x to 17.0x, with a median of 7.4x as compared to 4.6x for the proposed Merger. An analysis of the Comparable Companies' market capitalization to LTM EBIT yielded a range of 5.7x to 21.1x with a median of 9.8x as compared to 10.9x for the proposed Merger. An analysis of the Comparable Companies' current stock price to the LTM earnings per share yielded a range of 13.3x to 18.8x, with a median of 17.0x as compared to 21.6x for the proposed Merger.

         The population of companies used in the Comparable Company analysis were chosen based upon their similarity to the Company's primary DoD service business. However, no Comparable Company used in the above analysis is identical to Geodynamics. This population contains a number of companies (i.e., Logicon, Inc., Nichols Research Corporation and CACI International, Inc.) which are of greater size, liquidity, have better historic financial performance and/or are perceived by the market to have better growth prospects than the Company. Additionally, over this period, Intermetrics, Inc. was subject to takeover by Apollo Holdings Inc. which significantly increased its public trading multiples. Given these factors, as well as the fact that the Comparable Company analysis reflects securities trading in the public market place and does not reflect results of previously executed merger transactions, this analysis was given less weight and was used to confirm the results in the previously mentioned analyses. Taken as a whole, the results of this analysis confirms the results obtained in the Comparable Transactions and Premiums Paid analyses.

Discounted Cash Flow Analysis

         A.G. Edwards used a discounted cash flow analysis to estimate the present value as of October 18, 1995 of the future operating cash flows that Geodynamics could produce over a period ending December 31, 1999, if Geodynamics performs in accordance with the forecasts of Geodynamics management and certain variants thereof. Discounted cash flow analysis is a valuation methodology used to derive a valuation of an equity interest by reducing to the present the projected cash flows of the entity. A.G. Edwards performed discounted cash flow analyses using the financial projections prepared by Geodynamics' management. A.G. Edwards calculated the range of implied net present values of the Common Stock from the projected tax adjusted operating cash flow available for the remainder of the year 1995 and subsequent years through and including 1999 assuming, among other things, discount ranges ranging from 14.0% to 19.0% and a range of terminal growth rates of tax adjusted operating cash flows from 0.0% to 10.0%. Based on this analysis, Edwards derived a range of implied present values of the Common Stock of $9.46 per share to $20.63 per share (assuming 2.6 million shares of Common Stock outstanding plus vested options being exercised).

         In summary, the estimated consideration to be received by the Geodynamics shareholders ($12.04) falls within the range of value determined under this analysis, thereby providing additional confirmation of the results obtained under the Comparable Transactions and Premiums Paid analyses.

Other Considerations

         The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. The summary of the A.G. Edwards report set forth above does not purport to be a complete description of the analyses performed, or the matters considered, by A.G. Edwards in rendering its opinion. A.G. Edwards believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of such analyses would create an incomplete view of the process underlying the analyses set forth in the A.G. Edwards report and its fairness opinion. Of the analyses discussed above, significantly greater weight was applied to the Comparable Transactions and Premiums Paid analyses with substantially lower weight given the Comparable Company and Discounted Cash Flow analyses.

         In performing its analysis, based upon discussion with Geodynamics management, A.G. Edwards assumed a relatively stable DoD contracting environment, a stable rate of inflation, no significant deterioration of Geodynamics' customer base and no significant contribution (positive or negative) from Geodynamics' commercial product development activities. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared as a part of A.G. Edwards' advisory engagement, as well as part of A.G. Edwards' analyses of the fairness, from a financial point of view, to the shareholders of Geodynamics of the resulting Merger Consideration, and were provided to Geodynamics Board of Directors over the course of A.G. Edwards' engagement and updated in connection with the delivery of A.G. Edwards' fairness opinion. Based upon the foregoing analyses and its general knowledge of and experience in the valuation of securities, A.G. Edwards concluded that the Merger Consideration to be received by the shareholders of Geodynamics is fair from a financial point of view to the Company's shareholders. In addition, as described above, the presentation of A.G. Edwards' fairness opinion to Geodynamics' Board of Directors was one of the many factors taken into consideration by Geodynamics' Board of Directors in making its determination to approve the Merger Agreement.

Terms of A.G. Edwards' Engagement

         The terms of engagement of A.G. Edwards by Geodynamics are set forth in a letter dated February 8, 1995, as amended by a subsequent letter agreement dated June 30, 1995 between A.G. Edwards and Geodynamics and as amended by a subsequent letter agreement dated October 25, 1995 between A.G. Edwards and LCT (the "Engagement Letter"). Pursuant to the terms of the Engagement Letter, as compensation for services as financial advisor and for rendering its opinion to the Board of Directors, Geodynamics has agreed to pay A.G. Edwards a fee of $500,000, payable upon the consummation of the Merger. If the Merger is not consummated, A.G. Edwards will not receive such fee, but will be entitled to receive fees equalling approximately $100,000. In addition, LCT agreed to pay A.G. Edwards an additional fee of $50,000 for financial advisory services rendered to Geodynamics and LCT in the event of a successful sale of LCT. Geodynamics has agreed to reimburse A.G. Edwards for the reasonable fees of A.G. Edwards' counsel, and for A.G. Edwards' travel and out-of-pocket expenses incurred in connection with its engagement. Geodynamics has agreed to indemnify A.G. Edwards against certain liabilities arising out of A.G. Edwards' engagement, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

         In considering the recommendation of Geodynamics' Board of Directors with respect to the Transactions, the Company's shareholders should be aware that certain members of the Company's management and its Board of Directors have certain interests in the transactions that are in addition to the interests of the Company's shareholders generally, which may present them with conflicts in connection with the Transactions. The Board of Directors was aware of these matters and considered them together with the other factors described under "Certain Considerations Relating to the Transactions--Reasons for the Merger; Recommendation of the Company's Board of Directors." Information concerning certain matters relating to the employment and compensation of the Directors and Executive
                                       24

Officers of the Company are included in this Proxy Statement under the caption "Description of Geodynamics--Management."

         Dr. LaFehr was elected Chairman of the Board of Directors of Geodynamics in April 1995 and resigned as Chairman in November 1995. Dr. LaFehr also serves as Chairman of the Board of LCT. Prior to the acquisition by Geodynamics, Dr. LaFehr was the largest shareholder of LCT, holding 45,718 shares of the common stock of LCT. As such, Dr. LaFehr received 42.1% of the original payment of stock and cash for LCT and is entitled to 42.1% of the LCT Earnout payment. Dr. LaFehr, as a former holder of LCT common stock and as a member of LCT management, also participated in the purchase of LCT from the Company. Because of these involvements, Dr. LaFehr was excused from all Geodynamics Board deliberations and abstained from all votes with respect to LCT. In November 1995, with the Merger Agreement with Logicon completed and the remaining substantive business of the Board of Directors focused on determining the disposition of LCT, in which Dr. LaFehr had an interest, Dr. LaFehr resigned as Chairman of the Board of Directors.

         The following table sets forth certain information as of December 31, 1995 concerning the ownership of shares and options of the Company before the Effective Time by the Directors of the Company. For a description of options held by certain members of management of the Company (including Mr. Gordon in his capacity as Chief Executive Officer), see "Description of Geodynamics--Executive Compensation." On February 15, 1995, the prior Board of Directors of the Company determined to cancel the previously existing policy of paying Directors annual fees in cash. In lieu of such cash payments, the Directors determined to grant to each of the Directors options to acquire 18,182 shares of Geodynamics Common Stock. Pursuant to the plan, the options vest ratably over a five-year period, subject to the respective Director's continuing service as a member of the Board of Directors. The exercise price for the options was set at $5.00 per share. At the time of the option grants, the market price of the Company's Common Stock was $8.75. The options contain a provision accelerating vesting in the event of a change in control of the Company. The Merger will be a change in control of the Company within the meaning of the Director options and so, as a result of the Merger, the vesting with respect to Director options to acquire 101,822 shares of Geodynamics Common Stock will be accelerated.

                                                             ESTIMATED CASH   ESTIMATED CASH
                              NUMBER                         UPON OPTION       UPON  OPTION
NAME OF BENEFICIAL            OF                             CONVERSION         CONVERSION
OWNER                         SHARES      NUMBER OF OPTIONS  AT $10.77 (1)     AT $12.04 (1)
-----                         ------      -----------------  --------------   --------------
Michael E. Edleson ........     5,636       14,546 at  5.00      $ 89,930         $102,404

W. Richard Ellis...........     7,500       18,182 at  5.00       104,910          128,001

Bruce J. Gordon (2) .......     2,000       15,000 at 12.00             0              600
                                            15,000 at  8.00        41,550           60,600
                                            30,000 at 10.00        23,100           61,200
                                            14,546 at  5.00        89,930          102,404

Donald L. Haas ............     3,000       18,182 at  5.00       104,910          128,001
                                             6,000 at  5.00        34,620           42,240

Delbert H. Jacobs..........     1,000       18,182 at  5.00       104,910          128,001
                                             5,000 at  5.00        28,850           35,200
                                             4,500 at  6.00        21,465           27,180
                                             3,000 at  6.00        14,310           18,120

Will Stackhouse, III.......     -0-         18,182 at  5.00       104,910          128,001

Thomas R. LaFehr...........   135,530       18,182 at  5.00       104,910          128,001

--------------------------

(1) Calculated with respect to options by multiplying (i) the difference between (a) the exercise price of each option held by the employee or director and (b) $10.77 or $12.04, as applicable, times (ii) the number of shares of Common Stock covered by such option, before personal income taxes.

(2) Includes options granted to hire Mr. Gordon as an employee. The initial twenty percent (20%) of Mr. Gordon's 18,182 in Director's options were not vested because Mr. Gordon was an employee.

         It is anticipated that the Directors will exercise their Director options concurrent with the closing of the Transactions as required under the Merger Agreement.

         For a description of how these management and Director options will be treated in connection with the Transactions, see "Treatment of Options" below.


Employee Retention Agreements

         The Company has an employment agreement with Bruce J. Gordon, President and Chief Executive Officer of the Company, which provides for compensation, bonuses, stock options and deferred compensation. See "Description of Geodynamics--Employment Agreements." In addition, in order to incentivize certain employees whose assistance and effort in the sale process was necessary, the Board of Directors entered into employee retention agreements with Joanne M. Dunlap, Vice President-Administrative Services and Secretary of the Company, David P. Nelson, Vice President and Chief Financial Officer of the Company, Paul Henrikson, a Vice President of the Company and Carolyn Mihara, Executive Assistant to Bruce J. Gordon. Each employee retention agreement provides that the respective employee is entitled to receive certain payments if the employee's employment is not continued for one year from the occurrence of a Change in Control (as defined therein), or fixed bonus payment, or both. Logicon has acknowledged that the Merger will constitute a Change in Control of the Company for purposes of the employee retention agreements. The total to be paid to all four employees if their employment is terminated within one year is approximately $350,000.

         Additional information relating to executive compensation and various benefit arrangements of the Company is set forth under the caption "Description of Geodynamics--Executive Compensation."

Indemnification and Insurance

         The Merger Agreement provides that Logicon and the Surviving Corporation will indemnify the directors and officers of the Company against certain liabilities arising prior to or in connection with the Merger. For a discussion of certain provisions of the Merger Agreement relating to the indemnification of directors and officers of the Company, see "The Merger--The Merger Agreement--Indemnification; Insurance and Employee Retention Agreements." In addition, subject to certain conditions, the Merger Agreement requires Logicon and the Surviving Corporation to cause the Surviving Corporation to cause coverage to be continued for a period of not less than one year from the Effective Time, directors and officers liability insurance for the benefit of the directors and officers of the Company, so long as the annual premium for such policy would not be in excess of 100% of the aggregate annual premium paid by the Company in 1995.

TREATMENT OF OPTIONS

         At or prior to the Effective Time, each outstanding and unexercised option ("Option") to purchase Common Stock granted by the Company (other than Options held by Directors), whether or not then vested or exercisable, will, by virtue of the Merger, be assumed by Logicon and continued in accordance with their respective terms and each such Option shall become an option to acquire a number of shares of Logicon common stock, $.10 par value ("Parent Common Stock"), equal to the product (rounded up to the nearest whole share) of (i) a fraction (the "Conversion Number") (A) the numerator of which is the cash Merger Consideration, as adjusted pursuant to the Merger Agreement and (B) the denominator of which is the Average Price of Parent Common Stock and (ii) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time; and the option exercise price per share of Parent Common Stock at which such option is exercisable shall be the amount (rounded down to the nearest whole cent) obtained by dividing (iii) the Option exercise price per share of Company Common Stock at which such Option is exercisable immediately prior to the Effective Time by (iv) the Conversion Number; provided, however, that, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall in all instances be determined in order to comply with Section 424(b) of the Internal Revenue Code of 1986, as amended (the "Code"). As used above, "Average Price" shall be equal to the arithmetic average of the Sales Price on each of the last 20 Trading Days preceding the third day before the closing date of the Merger; the term "Sales Price" means, on any Trading Day, the average of the high and low sales prices of Logicon's common stock reported on the NYSE Composite Tape on such day; and the term "Trading Day" means any day on which securities are traded on a national securities exchange. The Company has agreed to use reasonable diligence and timely efforts to cause all vested Options to be exercised prior to the Closing. See "The Merger--The Merger Agreement--Stock Options" and "--Merger Consideration Adjustment."

         In connection with the Merger Agreement, the Directors of the Company are required to exercise all options held by them. Pursuant to the terms of Options covering an aggregate of 101,822 shares of Geodynamics Common Stock granted to the Directors in April 1995, the five-year ratable vesting of such Options is accelerated upon as a result of the Merger. Of the Options held by Mr. Gordon in his capacity as Chief Executive Officer, 15,000 are exercisable at an exercise price of $12.00 per share. Mr. Gordon has indicated that he will likely exchange such Options for Logicon options, rather than exercise them. See "Interests of Certain Persons in the Transactions" above.

         Holders of vested Options that are exercised prior to the Special Dividend Record Date will participate in the Special Dividend. The Company has agreed to use reasonable diligence and timely efforts to cause all vested Options to be exercised prior to the Closing. See "The Merger--The Merger Agreement--Stock Options." Holders of Options that are not or can not be exercised prior to the Special Dividend Record Date will not participate in the Special Dividend with respect to the shares of Company Common Stock underlying such Options. No part of the

Special Dividend will be paid on account of Options. See "Terms of the Special Dividend." Holders of Options may exercise such Options either through the payment of the exercise price, in cash or Company Common Stock, or through a cashless exercise. In a cashless exercise the holder of the Option will generally receive a number of shares of Common Stock upon exercise equal to the number of shares underlying the Option reduced by the aggregate exercise price of the Option divided by the market price of a share of Common Stock on the date of exercise. Thus, in a cashless exercise, as in an exercise where the exercise price is paid for with Common Stock, an Option holder will receive the benefit of not paying cash for such exercise but will receive
(or retain) proportionately fewer shares of Common Stock upon exercise.
Because an Option holder electing a cashless exercise (or an exercise where the exercise price is paid for with Common Stock) will receive (or retain) fewer shares, such holder will receive the Merger Consideration and the Special Dividend with respect to fewer shares, resulting in a lower aggregate payments to such holder. Similarly, if an Option holder surrenders Common Stock in payment of an Option's exercise price, such holder will hold a smaller number of shares of Common Stock following such exercise than if such holder paid cash for such exercise. Each holder of an Option must decide whether or not to exercise an Option and by what means to exercise such Option.

RISKS OF NON-CONSUMMATION

         The obligations of the Company to consummate the Transactions are subject to a number of conditions, including approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of Geodynamics Common Stock, expiration or termination of the waiting period under the HSR Act. See "The Merger--The Merger Agreement--Conditions to the Merger."

EXPENSES OF THE TRANSACTIONS

         The Transactions will involve the payment of various expenses by the parties. The Merger Agreement provides generally that each party will bear its own expenses in connection with the Transactions. Through the Merger, Logicon will effectively be responsible for all expenses incurred by Geodynamics in connection with the Transactions. However, certain limits exist under the Merger Agreement on the ability of Geodynamics to incur expenses, and the incurrence by Geodynamics in excess of these amounts will result in a reduction of the per share consideration to be received in the Merger. Pursuant to the Merger Agreement, the per share consideration to be received by stockholders in the Merger will be reduced, on a pro rata basis, by amounts paid to the Former
LCT Shareholders in the LCT Earnout (net of sums received by the Company in connection with the sale of LCT). Pursuant to the Merger Agreement, the net proceeds of the disposition of LCT distributable in the Special Dividend will be reduced, on a pro rata basis, by (i) transaction expenses in excess of $600,000 (plus an additional agreed $69,000), (ii) LCT debt assumed by Geodynamics and contributed to LCT's capital in excess of $597,000 and inter-company advances and (iii) taxes incurred in connection with the disposition of LCT in excess of $1,458,000, in each case net of any distributions by LCT to Geodynamics. See "The Merger--The Merger Agreement--Merger Consideration Adjustment" and "Terms of the Special
Dividend." Expenses in connection with the Transactions include amounts paid to financial advisors; legal fees and expenses; and other miscellaneous expenses including printing, insurance and other costs. The amount of these expenses cannot be determined at this time. For further information with respect to fee arrangements with financial advisors, see "The Special Meeting--Financial Advisor; Fairness Opinion."

         Logicon will be responsible for all transaction expenses incurred by it and its subsidiaries and, through the Merger, will be responsible for amounts incurred by Geodynamics and amounts, if any, paid in connection with the retirement, assumption and assignment of indebtedness of Geodynamics and its subsidiaries. Other expense to be borne by Logicon include legal and accounting fees and expenses; and other miscellaneous expenses including insurance and other costs. The amount of these expenses cannot be determined at this time.

                                   THE MERGER

         The following description of certain provisions of the Merger Agreement and the exhibits and schedules thereto is only a summary and does not purport to be complete. This description is qualified in its entirety by reference to the complete text of the Merger Agreement, a conformed copy of which is attached hereto as Annex I and incorporated herein by reference.

FORM OF MERGER

         The Merger Agreement provides that, subject to the requisite approval by the Company's shareholders and satisfaction or waiver of certain other conditions, at the Effective Time, MergerCo will be merged with and into the Company, the separate corporate existence of MergerCo will cease and the Company will continue as the Surviving Corporation. The charter and bylaws of the Company in effect at the Effective time will be the charter and bylaws of the Surviving Corporation. The directors of MergerCo and the officers of the Company at the Effective Time will be the directors and officers, respectively, of the Surviving Corporation.

         UPON CONSUMMATION OF THE MERGER, THE SHARES OF COMMON STOCK WILL, EXCEPT AS DESCRIBED BELOW (SEE "--MERGER CONSIDERATION" AND "--THE MERGER AGREEMENT--MERGER CONSIDERATION"), BE CONVERTED INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION (AS DESCRIBED BELOW), AND THE COMPANY'S SHAREHOLDERS WILL HAVE NO OWNERSHIP IN OR CONTROL OVER EITHER THE COMPANY OR LOGICON. IN ADDITION, THE COMMON STOCK WILL NO LONGER BE QUOTED IN THE NASDAQ SYSTEM AND THE REGISTRATION OF THE COMMON STOCK UNDER THE EXCHANGE ACT WILL BE TERMINATED.

MERGER CONSIDERATION

         The Merger Agreement provides that, at the Effective Time, shares of Geodynamics Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Geodynamics' Common Stock which are held by the Company or shareholders who have been duly asserted and perfected their dissenters' rights under California law) shall automatically be converted into the right to receive, without interest, $11.25, as adjusted pursuant to the Merger Agreement. The Company estimates that shareholders of Geodynamics will receive $10.77 per share in Merger Consideration. See "--The Merger Agreement--Merger Consideration" and "--Merger Consideration Adjustment" below and "Terms of the Special Dividend." Pursuant to the Merger Agreement, no transfers of shares of Geodynamics' Common Stock will be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

         At the Effective Time, each share of Geodynamics' Common Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist. Each share of Common Stock, par value $.10 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall automatically be converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation. As a result of the Merger, therefore, the Surviving Corporation will be a wholly-owned subsidiary of Logicon.

SHAREHOLDER MEETING

         Pursuant to the Merger Agreement, the Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval or ratification, as appropriate, of the Merger Agreement, the Merger and any other matters requiring shareholder approval or for which shareholder ratification is reasonably sought (including any other transactions contemplated by the Merger Agreement).

         The Merger Agreement provides that, subject to the fiduciary duties of the Company's Board of Directors under applicable law and the next succeeding sentence, the Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval. The Board of Directors acting on behalf of the Company may at any time prior to the Effective Time withdraw, modify or change any recommendation regarding the Merger Agreement, the Merger, or recommend any other offer or proposal, if the Board of Directors determines that the failure to so withdraw, modify, or change its recommendation would cause the Board of Directors to breach its fiduciary duties to the Company's shareholders under applicable laws as advised in writing by counsel. Notwithstanding anything contained therein to the contrary, any such withdrawal, modification or change of recommendation shall not constitute a breach of the Merger Agreement by the Company, but may result in the incurrence of a fee as described below in "--The Merger Agreement--Termination Fee and Expenses."

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective on the date and at the time on which a certificate of merger is filed with the Secretary of State of the State of California (the "Effective Time"). Pursuant to the Merger Agreement, the filing of the certificate of merger will be effected as promptly as practicable after satisfaction, or if permissible, waiver of the conditions to the Merger (but in any event within 10 business days thereafter) and provided that the Merger Agreement has not been terminated in accordance with its terms. See "--The Merger Agreement--Conditions to the Merger." The Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before March 29, 1996. See "--The Merger Agreement-- Termination."

PROCEDURES FOR EXCHANGE OF CERTIFICATES

         At the Effective Time, MergerCo will deposit with Bank of America, N.T. & S.A. as agent bank for U.S. Stock Transfer Corporation, in its capacity as disbursing agent under the Merger Agreement (the "Disbursing Agent"), in trust for the benefit of the holders of shares of Common Stock and other persons who have rights to receive payments upon consummation of the Merger, an amount of cash equal to the sum of the aggregate Merger Consideration payable pursuant to the terms of the Merger Agreement.

         As soon as practicable after the Effective Time, the Disbursing Agent will send to each record holder of Common Stock a notice and a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates for shares of Common Stock will pass, only upon proper delivery of such certificates to the Disbursing Agent) advising the holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent certificates for exchange into the Merger Consideration.

         SHAREHOLDERS SHOULD NOT FORWARD GEODYNAMICS STOCK CERTIFICATES TO THE DISBURSING AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

         Upon surrender to the Disbursing Agent of a certificate ("Certificate") theretofore evidencing shares of Common Stock, together with and in accordance with a duly executed letter of transmittal, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration payable under the Merger Agreement (in the form of a check) in respect of each share of Common Stock theretofore evidenced by such Certificate or Certificates so surrendered. Upon such surrender, the Disbursing Agent will, as promptly as practicable, pay the Merger Consideration. Until surrendered, each such Certificate (other than Certificates representing shares held by the Company or any of its subsidiaries and shares as to which dissenters' rights have been duly asserted and perfected under California law), will be deemed for all purposes to evidence only the right to receive the Merger Consideration. In no event will the holder of any surrendered Certificate be entitled to receive interest on the Merger Consideration.

         If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it will be a condition to the payment of such consideration that the certificates so surrendered are properly endorsed and otherwise are in proper form for transfer, that such transfer otherwise is proper and that the person requesting such transfer pay to the Disbursing

Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Disbursing Agent that such taxes have been paid or are not required to be paid.

         From and after the Effective Time, the stock transfer books of the Company in place prior to the Effective Time will be closed, and thereafter there will be no transfers on such books (other than transfers by, to or for the Company or Logicon) of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration as provided in the Merger Agreement.

         Any funds remaining with the Disbursing Agent 180 days following the Effective time will be delivered to the Surviving Corporation, after which time former shareholders of the Company, subject to applicable law, may look only to the Surviving Corporation for payment of their claims for the Merger Consideration for their shares of Common Stock, without interest thereon, and such former shareholders will have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under California law.

FINANCING ARRANGEMENTS BY LOGICON

         Consummation of the Merger is not conditioned upon Logicon obtaining the cash necessary in order for it to pay the aggregate Merger Consideration due to the holders of Common Stock upon consummation of the Merger.

REGULATORY MATTERS

         Under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended, and the rules and regulations thereunder (the "HSR Act"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"), and certain waiting period requirements have been satisfied. Under the provisions of the HSR Act applicable to the Merger, the Merger cannot be consummated until the expiration of a 30-day waiting period after the date on which certain required information and documentary material is furnished to the Antitrust Division and the FTC with respect to the Merger, unless both the Antitrust Division and the FTC terminate the waiting period prior thereto. If, within such 30-day waiting period, either the Antitrust Division or the FTC requests additional information or documentary material relevant to the Merger, the waiting period will be extended for an additional period of 20 calendar days following the date of substantial compliance with such request. Thereafter, the waiting period can only be extended by court order or with the consent of the filing party. On December 20, 1995, Logicon and the Company furnished to the Antitrust Division and the FTC certain required information and documentary material with respect to the Merger. On January 4, 1996, the Antitrust Division and the FTC requested supplemental information from Logicon and the Company, which request did not constitute a request for additional information under the HSR Act or extend the waiting period.
Logicon and the Company provided the requested information on and before January 19, 1996. The required waiting period expired on January 19, 1996.

         The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Logicon, the Company or their respective subsidiaries.

         The Company and Logicon believe that the consummation of the Merger will not violate the antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such a challenge is made, what the result will be.

DISSENTERS' RIGHTS

         Pursuant to Section 1300 of the California General Corporation Law ("CGCL"), any holder of Common Stock who does not wish to accept the consideration to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair market value of his or her shares of Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him or her in cash, provided that he or she complies with the provisions of Sections 1300 to 1304 of the CGCL and provided that demands for payment are filed with respect to five percent or more of the outstanding shares of Common Stock.

         The following is a brief summary of the statutory procedures to be followed by a holder of Common Stock in order to dissent from the Merger and perfect appraisal rights under the CGCL. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 1300 TO 1304 OF THE CGCL, THE TEXTS OF WHICH ARE ATTACHED AS ANNEX III TO THIS PROXY STATEMENT.

         If any holder of Common Stock elects to exercise his or her right to dissent from the Merger and demand appraisal, such shareholder must satisfy each of the following conditions:

                           (i) such shareholder must deliver a written demand for appraisal of his or her shares to the Company not later than the date of the shareholders' meeting with respect to the Merger Agreement (this written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement; neither voting against, abstaining from voting nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of
         Section 1300);

                           (ii) such shareholder must not vote in favor of the Proposal (a failure to vote will satisfy this requirement, but a vote in favor of the Proposal, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval and adoption of the Proposal, will constitute a waiver of such shareholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

                           (iii) such shareholder must, within in 30 days of the mailing of a notice to shareholders of the approval of the Merger, submit the certificates for such dissenting shares to the Surviving Corporation to be stamped or endorsed with a statement that the shares are dissenting shares.

         If any shareholder fails to comply with any of these conditions and the Merger becomes effective, he or she will be entitled to receive the consideration provided in the Merger Agreement, but will have no appraisal rights with respect to his or her shares of Common Stock.

         All written demands for appraisal should be addressed to: Joanne M. Dunlap, Secretary, Geodynamics Corporation, 21171 Western Avenue, Suite 110, Torrance, California 90501, before the taking of the vote concerning the Proposal at the Special Meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform the Company of the identity of the shareholder and that such shareholder is thereby demanding appraisal of his or her shares.

         TO BE EFFECTIVE, A DEMAND FOR APPRAISAL MUST BE EXECUTED BY OR FOR THE SHAREHOLDER OF RECORD WHO HELD SUCH SHARES ON THE DATE OF MAKING SUCH DEMAND, AND WHO CONTINUOUSLY HOLDS SUCH SHARES THROUGH THE TIME THE CERTIFICATES FOR SUCH SHARES ARE SUBMITTED TO THE COMPANY FOR ENDORSEMENT AS DISSENTING SHARES, FULLY AND CORRECTLY, AS SUCH SHAREHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASE, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

         If Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds Common Stock as a nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Common Stock in the name of such record owner.

         Following the Effective Time, the Company (as the Surviving Corporation in the Merger) will give written notice that the Merger has become effective to each shareholder who so filed a written demand for appraisal and voted against the Proposal. Any shareholder entitled to appraisal rights must, in order to perfect its appraisal rights, within 30 days after the date of mailing of the notice, submit the certificates representing any shares which the shareholder demands that the Company (as the Surviving Corporation) purchase.

         If the Surviving Corporation and a dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Subject to applicable legal limits on distributions to shareholders, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, subject to surrender of the certificates therefor.

         If the Surviving Corporation denies that the shares are dissenting shares, or the Corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares may, within six months after the date on which notice of the approval by the outstanding shares was mailed to the shareholder, but not thereafter, file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares, or both, or may intervene in any action pending on such a complaint.

         Inasmuch as the Company has no obligation to file such a petition, the failure of a shareholder to do so within the period specified could nullify such shareholder's previous written demand for appraisal. In any event, at any time with the written consent of the Company any shareholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the consideration provided in the Merger Agreement.

         After determination of the shareholders entitled to an appraisal, the superior court will appraise (or commission the appraisal of) the shares of Common Stock, determining their fair market value exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the court will direct the payment by the Company of such value, with interest thereon at the legal rate from the date judgment is entered, to the shareholders entitled to receive the same, upon surrender to the Company by such shareholders of the certificates representing such Common Stock. In determining the fair market value, the superior court will take into account all factors the court considers relevant.

         Section 1300 provides that fair market value is to be determined as of the day before the first announcement of the proposed Merger and is to "exclude any appreciation or depreciation in consequence of the proposed action." Shareholders considering seeking appraisal should bear in mind that the fair market value of their shares of Common Stock determined under Section 1300 could be more than, the same as or less than the consideration they are to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares of Common Stock, and that an opinion of an investment banking firm as to the fairness is not an opinion as to fair market value under Section 1300.

         Costs of the appraisal proceeding may be assessed against the parties thereto (i.e., the Company and the shareholders participating in the appraisal proceeding) by the court as the court deems equitable in the circumstances, but if the appraisal exceeds the price offered by the Surviving Corporation, the Surviving Corporation shall pay the
                                       33
costs, including at the discretion of the court, attorneys and witness fees and interest if the value of the award exceeds such amount by more than 25%. However, if no petition for appraisal is filed within six months of the Surviving Corporation's mailing of notice to dissenting shareholders of the effectiveness of the Merger or if such shareholder delivers to the Surviving Corporation a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger with the written approval of the Surviving
Corporation, then the right of such shareholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the superior court will be dismissed as to any shareholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

         FAILURE TO COMPLY STRICTLY WITH THESE PROCEDURES WILL CAUSE THE SHAREHOLDER TO LOSE HIS OR HER DISSENTERS' RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS IS URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

THE MERGER AGREEMENT

         The following is a summary of certain terms of the Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to read the Merger Agreement carefully.

Merger Consideration

         At the Effective Time, each outstanding share of Common Stock, other than shares as to which dissenters' rights have been duly asserted and perfected under California law and shares held by the Company or its subsidiaries, will be automatically converted into the right to receive up to $11.25 per share in cash, as adjusted pursuant to the Merger Agreement. The Company estimates that shareholders of Geodynamics will receive $10.77 per share in Merger Consideration.

Merger Consideration Adjustment

         Pursuant to the Merger Agreement the $11.25 per share in Merger Consideration is subject to adjustment downward in certain events pursuant to certain formulae set forth in the Merger Agreement. The Merger Agreement provides that the Original Total Conversion Amount shall be reduced to an amount equal to the quotient obtained by dividing (a) the Original Total Conversion Amount, reduced by the cash portion of the LCT Earnout payment and increased by the cash received by the Company in the sale of shares pursuant to the Geodynamics Corporation 1993 Stock Purchase Plan between October 2, 1995 and the closing date of the Merger, by (b) the sum of (i) the number of shares outstanding on October 2, 1995 (2,662,414 shares), (ii) the number of shares (912,488 shares) underlying Options to acquire Company Common Stock outstanding on October 2, 1995, reduced by the number of Options canceled, terminated or lapsed between October 2, 1995 and the closing date under the Merger Agreement, (iii) the number of shares of Company Common Stock issued to former shareholders of LCT in the LCT Earnout Payment (66,667 shares), (iv) any shares issued subsequent to October 2, 1995 for reasons other than the exercise of stock Options and (v) Options outstanding on the closing date under the Merger Agreement that were not disclosed as outstanding Options on October 2, 1995 in Exhibit 3.02(b) to the Company Disclosure Letter dated October 18, 1995. The "Original Total Conversion Amount" as used above means the per share Merger Consideration of $11.25 multiplied by the sum of (i) the number of shares outstanding on October 2, 1995 (2,662,414) as represented in Section 3.02 of the Merger Agreement and (ii) the number of shares (912,488) underlying Options to acquire Company Common Stock outstanding on October 2, 1995 reduced by the number of Options canceled, terminated or lapsed between October 2, 1995 and the closing date under the Merger Agreement. The Company presently anticipates that following all such adjustments the Merger Consideration will be within the range of $10.76 to $10.77 per share. Shareholders will not be apprised of the final adjusted Merger Consideration prior to the vote on the Transactions. Because this estimate is based upon an assumption that 100% of all vested Options will be exercised, and the Company believes that it has conservatively estimated expenses, the Company estimates that the final Merger Consideration may be slightly in excess of $10.77 per share. Shareholders may contact the Company prior to voting on the Proposal for any changes in such estimates.

Stock Options

         At or prior to the Effective Time, each outstanding and unexercised option ("Option") to purchase Common Stock granted by the Company (other than Options held by Directors), whether or not then vested or exercisable, will, by virtue of the Merger, be assumed by Logicon and continued in accordance with their respective terms and each such Option shall become an option to acquire a number of shares of Logicon common stock, $.10 par value ("Parent Common Stock"), equal to the product (rounded up to the nearest whole share) of (i) a fraction (the "Conversion Number") (A) the numerator of which is the cash Merger Consideration, as adjusted pursuant to the Merger Agreement and (B) the denominator of which is the Average Price of Parent Common Stock and (ii) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time; and the option exercise price per share of Parent Common Stock at which such option is exercisable shall be the amount (rounded down to the nearest whole cent) obtained by dividing (iii) the Option exercise price per share of Company Common Stock at which such Option is exercisable immediately prior to the Effective Time by (iv) the Conversion Number; provided, however, that, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall in all instances be determined in order to comply with Section 424(b) of the Internal Revenue Code of 1986, as amended (the "Code"). As used above, "Average Price" shall be equal to the arithmetic average of the Sales Price on each of the last 20 Trading Days preceding the third day before the closing date of the Merger; the term "Sales Price" means, on any Trading Day, the average of the high and low sales prices of Logicon's common stock reported on the NYSE Composite Tape on such day; and the term "Trading Day" means any day on which securities are traded on a national securities exchange. The Company has agreed to use reasonable diligence and timely efforts to cause all vested Options to be exercised prior to the Closing. See "--Merger Consideration Adjustment" above. See "Certain Considerations Relating to the Transactions--Interests of Certain Persons in the Transactions--Treatment of Options."

Representations and Warranties

         The Merger Agreement contains various representations and warranties of each of the Company and Logicon and MergerCo. These include, among other things, representations and warranties of the Company as to (i) its organization and good standing, (ii) its authority relative to the execution and delivery of, and performance of its obligations under, the Merger Agreement, (iii) its capitalization, (iv) the identity and ownership of its subsidiaries, (v) the absence of conflicts between the Merger Agreement and applicable law and the contracts of the Company, (vi) the conformity to applicable accounting standards of its financial statements and the accuracy of its filings with the SEC and regulatory authorities, (vii) the absence of undisclosed liabilities in and changes with respect to its financial statements in its filings with the SEC, (viii) taxes, (ix) the absence of pending or threatened material litigation or other actions, (x) compliance with laws, (xi) employee benefit plans, (xii) its properties, licenses and permits, (xiii) certain environmental matters,
(xiv) intellectual property rights and (xv) insurance.

         Logicon's and MergerCo's representations and warranties include, among other things, those as to (i) Logicon's and MergerCo's organization and good standing, (ii) their authority relative to the execution and delivery of, and performance of their obligations under, the Merger Agreement, (iii) the absence of conflicts between the Merger Agreement and applicable law and the contracts of Logicon and MergerCo and (iv) the availability to Logicon of sufficient funds to fulfill its obligations under the Merger Agreement.

Certain Covenants

         Pursuant to the Merger Agreement, each of the Company and Logicon has made various customary covenants for transactions of this type, including, among others, that each party will use all commercially reasonable efforts to take or cause to be taken all actions necessary or desirable to obtain all approvals and consents required to consummate the Merger.

         Pursuant to the Merger Agreement, the Company has covenanted, among other things, to (i) provide Logicon access to the Company's employees and representatives and certain books and records of, and other information regarding, the Company and (ii) supply Logicon with certain reports on a periodic basis.

Conduct of Business Pending the Merger

         Pursuant to the Merger Agreement, the Company has agreed that the Company shall not, nor shall it permit any of its subsidiaries to: (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents); (B) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except that the Company may continue the declaration and payment of regular quarterly cash dividends on Company Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice, except that the Company may declare and pay the Special Dividend, subject to the limitations set for in subparagraph (I) below, and except for the declaration and payment of dividends by a wholly owned subsidiary solely to its parent corporation, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto; provided, however, that the foregoing shall not restrict the ability of the Company to enter into any transaction referenced in clause (I) below; (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (w) the issuance of shares of Company Common Stock upon exercise of presently outstanding Options pursuant to plans disclosed in connection with the merger Agreement, (x) the issuance by a wholly-owned subsidiary of its capital stock to its parent corporation, or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto, (y) issuances of Company Common Stock in connection with the LCT Earnout payment and (z) issuances of LCT stock in connection with the transactions referred to in clause (I) below); (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice; (E) other than dispositions in the ordinary course of its business consistent with past practice or a disposition of the Company's interest in LCT, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties; (F) except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority; (G) (x) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $1,000 (net of any amounts of any such indebtedness discharged during such period), or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $1,000; (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Company Employee Benefit Plan or other agreement, arrangement, plan or policy between such party or one of its subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof; (I) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such party or any of its subsidiaries, provided, however, that the Company is expressly permitted to dispose of its interest in LCT; (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice in an aggregate amount not exceeding $100,000; (K) make any change in the lines of business in which it participates or is engaged other than such changes effected in connection with any disposition of LCT; (L) without the prior written consent of Logicon, which consent shall not unreasonably be
                                       36
withheld, do any of the following: enter into any fixed price contracts in excess of $50,000; enter into any new lease agreements; invest any excess cash in instruments with a maturity date beyond ninety days; appoint any additional officers of the Company; effect any changes to the management structure of the Company other then those changes disclosed to Logicon prior to the execution of the Merger Agreement; make any capital expenditure or commitment to make a capital expenditure towards the purchase of a management information system; increase the salary of any officer or employee in a manner inconsistent with past practice but in no event shall any increase exceed eight percent (8%); or grant to any officer or employee any bonus payment, provided however the Company may make spot awards which collectively shall not exceed $25,000. Subject to the foregoing, the Company and Logicon will establish an interim working committee chaired by the Company's Chief Executive Officer and an individual chosen by the Chief Executive Officer of Logicon to facilitate the transition and management of the Company in anticipation of the closing of this transaction. In addition, the Chief Financial Officer of the Company and of Logicon shall participate as members of the interim working committee; or (M) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

No Solicitation of Acquisition Proposals

         Pursuant to the Merger Agreement, the Company, Logicon and MergerCo and their respective representatives are prohibited from encouraging or seeking acquisition proposals or furnishing any non-public information to any person relating to an acquisition proposal. The Merger Agreement provides that no party shall, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of it or any of its subsidiaries to, directly or indirectly, initiate, solicit, encourage, or, unless the Board of Directors believes, on the basis of advice furnished by independent legal counsel, that the failure to take such actions would constitute a breach of applicable fiduciary duties, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction, by any person, corporation, partnership or other entity or group (a "Potential Acquiror"); provided, however, that nothing contained in the restrictions shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender offer by a Potential Acquiror pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to its stockholders which, in the judgment of the Board of Directors based upon the opinion of independent counsel, may be required under applicable law; provided, however, that (i) the Company may furnish or cause to be furnished information concerning the Company and its businesses, properties or assets to a Potential Acquiror (on terms, including confidentiality terms, substantially similar to those set forth in the confidentiality letter dated August 8, 1995 between Logicon and the Company), (ii) the Company may engage in discussions or negotiations with a Potential Acquiror, (iii) following receipt of a proposal or offer for an Acquisition Transaction, the Company may take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to the Company's stockholders and (iv) following receipt of a proposal or offer for an Acquisition Transaction the Board of Directors may withdraw or modify its recommendation to shareholders referred to in the Merger Agreement, but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of the Company shall conclude in good faith on the basis of advice from independent counsel that such action is necessary or appropriate in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. The Company is obligated under the Merger Agreement to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to executing the Merger Agreement with respect to any Acquisition Transaction. As used in this Proxy Statement, "Acquisition Transaction" means any merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries other than LCT, or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, the Company and its subsidiaries taken as a whole (without regard to LCT), whether for cash, securities or any other consideration or combination thereof other than pursuant to the transactions contemplated by the Merger Agreement; and "Significant Subsidiary" means any subsidiary of the Company that would constitute a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the SEC. If the Company's Board of Directors exercise their fiduciary duties as described above, the Company must pay to Logicon an amount equal to 5% of the Merger Consideration, as adjusted, times the number of shares outstanding prior to the date of the Merger Agreement, as disclosed in the Merger Agreement, plus an expense reimbursement of up to $250,000. See "-- Termination Fee and Expenses" below.

Conditions to the Merger

         The respective obligations of each party to effect the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following conditions: (a) the merger Agreement shall have been adopted by the requisite vote of the stockholders of the Company under the CGCL and the Company's Articles of Incorporation and the Merger Agreement shall have been adopted by the requisite vote of Logicon as the sole stockholder of MergerCo; (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated (c) no court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by the Merger Agreement; (d) other than the filing of the certificate of merger, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Logicon, the Company or any of their subsidiaries to consummate the Merger and the other matters contemplated by the Merger Agreement, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Logicon and its subsidiaries or the Surviving Corporation and its subsidiaries, in each case taken as a whole, or on the ability of Logicon and the Company to consummate the transactions contemplated by the Merger Agreement shall have been obtained, all in form and substance reasonably satisfactory to Logicon and the Company and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to Logicon or to the stockholders of the Company; (e) the Company shall have disposed (or shall concurrently with the closing of the Merger dispose) of its interest in LCT or the Company shall have effected (or shall concurrently with such closing effect) the spin-off of its interest in LCT to the Company's shareholders. The Company sold LCT on January 17, 1996.

         The obligations of the Company to effect the Merger are further subject to the conditions that: (a) each of the representations and warranties made by Logicon and MergerCo in the Merger Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, in all respects material to the validity and enforceability of the Merger Agreement and to Logicon its subsidiaries taken as a whole, and Logicon and MergerCo shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Logicon by its Chairman of the Board, President or any Vice President and on behalf of MergerCo by its Chairman of the Board, President or any Vice President, to such effect; (b) Logicon and MergerCo shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with by Logicon or MergerCo at or prior to the Closing, and Logicon and MergerCo shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Logicon by its Chairman of the Board, President or any Vice President and on behalf of MergerCo by its Chairman of the Board, President or any Vice President, to such effect; (c) the Company shall have received the opinion of counsel to Logicon and MergerCo, dated the Closing Date, substantially in form and substance reasonably satisfactory to the Company; (d) the fairness opinion of A.G. Edwards shall not have been withdrawn; and (e) all proceedings to be taken on the part of Logicon and MergerCo in connection with the transactions contemplated by the Merger Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         The obligations of Logicon and MergerCo to effect the Merger are further subject to the conditions that: (a) each of the representations and warranties made by the Company in the Merger Agreement and including those contained in the Company's Disclosure Letter shall be true and correct as of the Closing Date as though the Closing Date was substituted for the date of the Merger Agreement throughout such representations and warranties, in all respects material to the validity and enforceability of the Merger Agreement and to the Company and its subsidiaries taken as a whole, except as affected by the transactions contemplated by the Merger Agreement, and the Company shall have delivered to Logicon a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Vice President, to such effect; (b) the Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Logicon a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Vice President, to such effect; (c) there shall not have been issued, enacted, promulgated or deemed applicable to Logicon, the Surviving Corporation, any of their respective subsidiaries or the transactions contemplated by the Merger Agreement any Order or Law of any Governmental or Regulatory Authority which is then in effect and which could be reasonably expected to result in a material diminution of the benefits of the Merger to Logicon, and there shall not be pending or threatened on the Closing Date any action, suit or proceeding in, before or by any Governmental or Regulatory Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law or of any Order or Law reasonably expected to have a material adverse effect on Logicon and its subsidiaries or the Surviving Corporation and its subsidiaries, in each case taken as a whole, or on the ability of Logicon and the Company to consummate the transactions contemplated by the Merger Agreement;
(d) other than the filing of the certificate of merger, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Logicon and its subsidiaries or the Surviving Corporation and its subsidiaries, in each case taken as a whole, or on the ability of Logicon and the Company to consummate the transactions contemplated by the Merger Agreement shall have been obtained; (e) the Company and its subsidiaries shall have received all consents (or in lieu thereof waivers) from parties to each Contract disclosed pursuant to the Merger Agreement; (f) Logicon and MergerCo shall have received the opinion of Nida & Maloney, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Logicon; (g) Logicon and MergerCo shall have received the issues and findings letter of Arthur Andersen LLP, the Company's independent auditors; (h) the aggregate number of dissenting shares shall not exceed 9.99% of the total number of shares of Company Common Stock outstanding on the Closing Date; (i) all proceedings to be taken on the part of the Company in connection with the transactions contemplated by the Merger Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Logicon, and Logicon shall have received copies of all such documents and other evidences as Logicon may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith and (j) the options held by Directors of the Company shall have been exercised or canceled.

Termination

         The Merger Agreement may be terminated in certain circumstances (at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by shareholders of the Company), including the following: (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors; (b) by either the Company or Logicon upon notification to the non-terminating party by the terminating party: (i) at any time after March 29, 1996 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of the merger Agreement by the terminating party; (ii) if the Company Stockholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a motion to so approve at a meeting of such stockholders, or any adjournment thereof, called therefor; (iii) if any Governmental or Regulatory Authority, the taking of action by which is a condition to the obligations of either the Company or Logicon to consummate the transactions contemplated by the Merger Agreement, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful; (iv) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in the merger Agreement which breach has not been cured within ten (10) business days following receipt by the non-terminating party of notice of such breach from the terminating party or assurance of such cure reasonably satisfactory to the terminating party shall not have been given by or on behalf of the non-terminating party within such ten (10) business day period; or (v) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an Order making illegal or otherwise restricting, preventing or prohibiting the Merger and such Order shall have become final and nonappealable; (c) by either the Company or Logicon if the Company or its stockholders receive a proposal or offer for an Acquisition Transaction in connection with which the Board of Directors of the Company exercises the fiduciary right to terminate the Merger Agreement described elsewhere herein; or
(d) by either the Company or Logicon if A.G. Edwards shall withdraw their fairness opinion.

Indemnifications; Insurance and Employment Retention Agreements

         Pursuant to the Merger Agreement, the Company, and from and after the Effective Time Logicon and the Surviving Corporation (each, an "Indemnifying Party"), shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of the Company or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company or any of its subsidiaries and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), to the extent the Company would have been permitted under applicable law to indemnify its own directors, officers, employees or agents, as the case may be, without giving effect to any limitations imposed in Section 317(c) of the California Corporations Code, and
(ii) all Indemnified Liabilities based in substantial part on, or arising in substantial part out of, or pertaining to the merger Agreement or the transactions contemplated by the Merger Agreement, in each case to the full extent a corporation is permitted, without giving effect to any limitations imposed in Section 317(c) of the California Corporations Code, under applicable law to indemnify its own directors, officers, employees or agents, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and
(z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         Under the Merger Agreement, Logicon and the Surviving Corporation shall, until the first anniversary of the Effective Time, cause coverage to be continued under, to the extent available, on commercially reasonable terms, the policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries as of the date hereof with respect to claims arising from facts or events within the coverage of such policies that occurred on or prior to the Effective Time; provided that in no event shall Logicon or the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of one hundred percent (100%) of the aggregate premiums paid by the Company and its subsidiaries in 1995 (on an annualized basis) for such purpose; Logicon and Surviving Corporation may, in lieu of continuing such current policies or coverage, cause comparable coverage to be provided under another policy or policies so long as the material terms or coverage thereof are no less advantageous than such existing policies.

         Logicon has acknowledged that the Merger will constitute a "Change of Control of the Company" for the purposes of the Employment Retention Agreements and has agreed to cause the Surviving Corporation to satisfy and discharge its obligations thereunder.

Termination Fee and Expenses

         The Merger Agreement provides that each party will bear its own expenses in connection with the Merger Agreement and the transactions contemplated thereby. Under the Merger Agreement, however, if any of the following occur: (i) the transaction costs of the Transactions exceed $600,000 (plus an additional agreed $69,000), (ii) taxes are incurred in excess of $1,458,000 in connection with the disposition of LCT net of any distributions by LCT to Geodynamics or (iii) Geodynamics assumes or is transferred any liability of LCT in excess of $597,000 plus intercompany advances made by Geodynamics of $2,716,000, then such excess shall cause an adjustment of the amount distributable to shareholders in the Special Dividend. Any expenses in addition to transaction costs incurred by LCT from September 1, 1995 to the closing of the Merger paid or required to be paid by the Company on behalf of LCT and not paid by LCT to the Company prior to closing will be deemed to be a transaction cost and shall be included in any such adjustment calculation. See "The Merger--Merger Agreement--Merger Consideration--Merger Consideration Adjustment" and "Terms of the Special Dividend."

         In the event that (i) either Logicon or the Company terminates the merger Agreement (i) because there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in the merger Agreement which breach has not been cured within ten (10) business days following receipt by the non-terminating party of notice of such breach from the terminating party or assurance of such cure reasonably satisfactory to the terminating party shall not have been given by or on behalf of the non-terminating party within such ten (10) business day period; (ii) because the Company or its shareholders receive a proposal or offer for an Acquisition Transaction in connection with which the Board of Directors of the Company exercises the fiduciary right to entertain other offers or terminate the Merger Agreement; or (iii) because A.G. Edwards withdraws its fairness opinion; or (ii) either Logicon or the Company terminates the merger Agreement because the Company's shareholders shall not have approved the Proposal by reason of the failure to obtain the requisite vote upon a motion to so approve at a meeting of such shareholders, or any adjournment thereof, called therefor (unless in any case described in clauses (i) or (ii) due to a breach of the merger Agreement by Logicon) and, before the shareholders meeting there shall have been (A) a Trigger Event or (B) a proposal or offer for an Acquisition Transaction which at the time of the shareholders meeting shall not have been (I) rejected by the Company and (II) withdrawn by the Potential Acquiror, then the Company shall, within ten (10) business days after receipt of a request from Logicon, pay to Logicon in cash (x) a termination fee equal to 5% of the Merger Consideration, as adjusted, times the number of shares outstanding prior to the date of the Merger Agreement, as disclosed in the Merger Agreement (the "Termination Fee") and (y) an amount equal to all documented out-of-pocket expenses and fees incurred by Logicon in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Logicon's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger), provided that in no event shall the amount of such reimbursable fees and expenses exceed $250,000 in the aggregate. At a Merger Consideration of $10.77 per share, the Termination Fee would be $1,433,710. The Merger Agreement also provided that, had the Company failed to effect the disposition of LCT prior to the close of business on March 29, 1996, then the Company would likewise pay to Logicon such Termination Fee and expense reimbursement, without regard to whether or not any Trigger Event or proposal or offer shall have occurred. A "Trigger Event" shall have occurred if
(i) any person acquires securities representing beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of ten percent (10%) or more, in addition to shares held by such person on the date of the Merger Agreement, or commences a tender or exchange offer following which the offeror and its affiliates would beneficially own securities representing twenty-five percent (25%) or more, of the voting power of the Company.

Amendment; Waiver

         The Merger Agreement provides that it may be modified or amended by the parties at any time prior to the Effective Time by written agreement executed and delivered by duly authorized officers of the respective parties. Amendments may be made to the Merger Agreement without shareholder approval before or after the Special Meeting, provided that such amendments do not reduce the Merger Consideration. In addition, the conditions to each of the parties' obligations to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law.

Payments to Dissenting Shareholders

         For a discussion of dissenting shareholders' rights with respect to the Merger Agreement, see "Rights of Dissenting Shareholders."

ACCOUNTING TREATMENT

         It is anticipated that the Merger will be accounted for and treated by Logicon as a purchase business combination transaction. Accordingly, the assets and liabilities of the Company will be recorded at their fair values as of the Effective Time.

                         TERMS OF THE SPECIAL DIVIDEND

         Immediately prior to the Effective Time, the Company will effect the Special Dividend by distributing to the shareholders of Geodynamics, as of the Special Dividend Record Date (the close of business on the day prior to the date of the Effective Time) the aggregate net proceeds to the Company of the sale of LCT. The amount of cash to be distributed to holders of Geodynamics Common Stock on the Special Record Date can not be definitively determined at this time but is estimated to be between $3,668,153 and $3,726,843 in aggregate or between $1.25 and $1.27 per share of Geodynamics Common Stock, assuming all vested Options are exercised for cash prior to the Special Record Date. Pursuant to the Merger Agreement, if any of the following occur: (i) the transaction costs of the Transactions exceed $600,000 (plus an additional agreed $69,000),
(ii) taxes are incurred in excess of $1,458,000 in connection with the disposition of LCT net of any distributions by LCT to Geodynamics or
(iii) Geodynamics assumes or is transferred any liability of LCT in excess of $597,000 plus intercompany advances made by Geodynamics of $2,716,000, then such excess shall cause a reduction in the proceeds of the sale of LCT distributable to Geodynamics shareholders in the Special Dividend.
If fewer than all vested Options are exercised, then the Special Dividend payable per share of Common Stock will increase at a rate of approximately
$.01 for each 30,000 Option shares not issued. However, because it appears to be in the economic best interest of most Option holders to exercise
Options to receive the Merger Consideration and participate in the Special Dividend, the Company anticipates that substantially all vested Options will be exercised and the amount of the Special Dividend will not materially vary from the estimated $1.26 midpoint. Shareholders may contact the Company prior to voting on the Proposal for any changes in such estimate. Immediately after the Special Dividend, the Merger will be consummated. See
"The Merger--The Merger Agreement." Holders of vested Options that are exercised prior to the Special Dividend Record Date will participate in the Special Dividend. Holders of Options that are not or can not be exercised prior to the Special Dividend Record Date will not participate in the Special Dividend with respect to the shares of Company Common Stock underlying such Options. See "Interests of Certain Persons in the Transactions--Treatment of Options" and "The Merger--The Merger Agreement--Merger Consideration--Stock Options."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes certain federal income tax considerations resulting from the Merger. It is a summary of existing law and proposed Treasury Regulations only, and it is not intended as a substitute for careful tax planning. No rulings will be applied for from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed herein, and thus there can be no assurance that the IRS will agree with the conclusions set forth below. Subsequent proposed, temporary or final Treasury Regulations may adopt different positions. Moreover, the legal authorities on which the discussion is based may be changed at any time. Any such changes may be retroactively applied and could modify the federal income tax consequences that result from the Merger.

         The federal income tax consequences to any particular shareholder may be affected by matters not discussed below. For example, certain types of holders (including holders who acquired shares of Common Stock pursuant to the exercise of Options or otherwise as compensation, holders who may be subject to the alternative minimum tax, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, tax-exempt organizations and regulated investment companies) may be subject to special rules not addressed herein.

         THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES RESULTING FROM THE MERGER AND THE SPECIAL DIVIDEND, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS.

         The conversion of the Common Stock into the right to receive cash consideration in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local or other tax purposes. However, holders will not be entitled to use the installment method to report any gain with respect to the exchange of the Common Stock because the Common Stock is publicly traded. The Special Dividend will also be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local and other tax purposes.

         With respect to the Merger Consideration, a holder of shares of Common Stock will recognize gain or loss at the Effective Time equal to the difference between (i) the sum of the amount of cash consideration to be received and (ii) such shareholder's tax basis in the Common Stock. Recognized gain or loss will be capital gain or loss, assuming the shares of Common Stock are held as a capital asset, and will be long-term capital gain or loss if such shares of Common Stock are held for more than one year and short-term capital gain or loss if such shares of Common Stock are held for one year or less. Such gain or loss must be calculated separately for each block of shares of Common Stock (e.g. shares acquired at the same price in a single transaction) held by the holder.

         Backup Withholding and Reporting Requirements. Backup withholding at the rate of 20% may apply with respect to dividends paid on, and proceeds from the taxable sale, exchange or other disposition of, Geodynamics Common Stock, unless the shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the shareholder's federal income tax liability.

         With respect to the Special Dividend, a holder of shares of Common Stock will recognize ordinary income at the Special Dividend payment date in an amount equal to the cash amount of such Special Dividend.

         The Company will report to their shareholders and the IRS the amount of "reportable payments" and any amounts withheld with respect to Geodynamics Common Stock during each calendar year.

         THE FOREGOING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES, IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, AND OF PROPOSED CHANGES IN APPLICABLE TAX LAWS.

                           DESCRIPTION OF GEODYNAMICS

BUSINESS

         Geodynamics and its subsidiaries provide information engineering services primarily to Government customers. The majority of revenues (approximately 89% in fiscal 1995) are from contracts with the Department of Defense (DoD). The Company provides these services to DoD customers engaged in three major systems areas: command, control, communications, computers and intelligence (C(4)I) systems; weapons systems; and space systems. Non-DoD revenues are primarily in support of petroleum exploration and Geographic Information Systems (GIS).

         On June 2, 1995, Geodynamics had contracts, including task orders, with intelligence, military and civil agencies of the U.S. Government and Government prime contractors. Due to the highly restricted nature of the Company's work, many of its contracts cannot be described in this report.

         The Company acquired LCT in June 1994, the beginning of its fiscal year. LCT has offices in Houston, Texas and London, England, and has approximately 51 employees. It provides software and data interpretation services for oil and mineral exploration, marine gravity and airborne data acquisitions. At December 31, 1995, LCT owned a fleet of approximately 44 marine gravity meters. Certain of its marine meters are also used to perform airborne gravity surveys.

         In January 1995, the Company established a wholly-owned subsidiary, Geodynamics Services Corporation (GSC) to provide GIS activities.

Business Areas

         Although the acquisition of LCT provided some new business areas for the Company, Geodynamics' main business remained, and after the disposition of LCT remains, in the analysis, specification, design, development and integration management of information systems for C(4)I, weapons, and space projects. The Company's services in these areas include mission planning, systems engineering technical analysis, performance analysis of existing and planned programs, determination of requirements for new systems and technologies design, development, and integration of commercial off-the-shelf (COTS) software and custom software.

C(4)I Systems

         C(4)I systems provide military leaders with the capability to manage and control intelligence collection and weapons during peacetime, crises, and military conflict. Intelligence systems provide the battlefield commander with situation assessments and pre- and post-strike information on opposing forces. In addition, selected C(4)I systems degrade the capability of an adversary to perform all of those critical functions.

         There are a variety of C(4)I systems. Data collection systems provide indications and warnings of attack, and strike and damage assessment information. Command and control systems support military planning, plus monitoring and execution of operations. Communications systems provide rapid, accurate and secure exchange of information among all users. Navigation and position fixing systems support the deployment of friendly forces, the planning and execution of force operations, and facilitate the accurate delivery of military supplies. Electronic warfare and electronic countermeasure systems are employed to disrupt the performance of enemy weapons and C(4)I systems and to protect U.S. systems from similar disruptions.

         The Company recently lost its bid for renewal of its contract with the TENCAP office of the Air Force Space Command which requires support in the planning and management of tactical exercises, intelligence requirements management, mission assessment analysis, and prototype systems for support of operational forces. This contract accounted for $8.7 million of revenue for fiscal year 1995. In November 1995, the Company won its bid for the follow-on contract to the Air Force Tactical Application of National Space Capability (AFTENCAP) contract entitled space Warfare Center Operations Support (SWC-OS) as a member of Team ITAC. The contract will be directed toward examining, assessing and developing the means to integrate national system and DoD system support to enhance combat capabilities within the Air Force. This activity also includes integrating TENCAP with existing and advanced technology weapons and platforms as well as special test facilities. Initial estimates are that the contract will provide $1.0 million of budgeted revenue for fiscal 1996 and that the remaining work under the non-renewed TENCAP contract will provide $4.2 million of budgeted revenue for fiscal 1996. A parallel TENCAP effort for the Air Force Space and Missile Commands Space Applications Program Office (SAPO) entitled Systems Engineering, Demonstration and Integration (SEDI) contract was lost.

Weapons Systems

         The Company is engaged in the development of an improved mission planning capability for the F-15 and F-16 aircraft. This effort involves the use of multispectral imagery for determining optimum mission routes to avoid enemy defensive missiles and yet achieve high probability of mission success.

         Geodynamics is involved in the development of the Air Force Space Command's Space Warfare Center (SWC) which is tasked with assessing how space systems can most effectively support the war fighter. This involves mission planning, execution, simulation of resources and assessment of effectiveness.

Space Systems

         Use of data from space systems in preparation for military operations is part of the forces doctrine. The Company is providing systems engineering and development support to a customer for re-engineering a large classified command and control system. The Company has a long history of performance analysis for space systems using highly complex modeling and simulation tools.

Services

         The Company's technical expertise in the above business areas relate to systems engineering, custom applications software development, and, more recently, the field of application and integration of COTS software. Special areas of emphasis include the development of complex gravity field modeling for non-seismic oil exploration, modeling of vehicle subsystems, development, operations and maintenance of ground station command and control systems, guidance system analysis, sensor platforms and space systems support to the warfighter. Geodynamics' other skills include development of algorithms relating to mission planning, signal processing, image processing, message handling, orbit and trajectory determination, telemetry data analysis, digital cartographic, GIS, and linkage analysis. The latter provides the capability to associate any class of objects (people, organizations, or events) with any other object class, and is used in a number of classified government organizations to detect highly sophisticated criminal or fraudulent activity.

Systems Engineering

         The Company provides systems engineering services directly to U.S. Government intelligence and military agencies and indirectly through government prime contractors. Geodynamics' systems engineering capabilities encompass all phases of a project, from initial concept definition through system operations. Its services may include: 1) analysis of initial program objectives to establish system performance requirements to guide system design activity; 2) review of the availability of equipment and systems and assessment of the technical feasibility of their application or adaptability to satisfy system performance requirements; 3) development and application of computer simulations of complex systems and "real world" environments to evaluate system effectiveness and validate requirements; 4) preparation of test plans, supervision of tests, analysis of test data, and preparation of test reports for the entire system, and 5) system operations.

         The Company also provides independent verification and validation of software systems to aid the customer in evaluating the acceptability of those systems. As part of this effort the Company will verify and validate the design, development and implementation of such software to ascertain that the required objectives are satisfactorily met for each phase of operation.

Applications Software

         Geodynamics designs and develops custom applications software which allows the customer to expedite the investigation of highly analytical problems pertaining to intelligence and military applications. In many cases, such software is provided in connection with the Company's systems engineering services to meet customer requirements.

         Geodynamics has developed and delivered turn-key computer systems which consist of specifically-designed hardware systems purchased from third party hardware vendors and packaged with custom applications software developed by the Company. While turn-key emphasis has pertained to mid-size and minicomputers, significant recent emphasis has involved microprocessor capability, particularly as it applies to planning and exploitation workstation development.

         The Company and its former LCT subsidiary have developed a unique software applications package to separate aircraft accelerations from true gravity variations in support of airborne gravity measurements for petroleum and minerals exploration.

Gravity and Magnetic Applications

         Through LCT, the Company provided sophisticated gravity and magnetic data acquisition products and services to the international energy, mining, engineering and environmental industries. These services included marine, land and airborne geophysical data acquisition, processing and interpretation. With its recent disposition of its interest in LCT, the Company is no longer involved in these business areas.

Customers

         Geodynamics provides services primarily to the U.S. Government. U.S. Government customers include the Defense Intelligence Agency, the National Security Agency and other intelligence agencies, various segments of the U.S. Air Force, the U.S. Army, the U.S. Navy, and United and Specified Commands of the Joint Chiefs of Staff.

         Among the Company's U.S. Air Force customers are the Air Staff, Space and Missile Center, Space Command, Western Space and Missile Center, and the Electronic Systems Center. The Company acts as a subcontractor to such government prime contractors as Lockheed Martin Corporation, Loral, Hughes Information Technology Company, and Texas Instruments.

         For the year ended June 2, 1995, contracts with the U.S. Air Force accounted for 33.8% of the Company's revenues and subcontracts with Loral accounted for 13.6% of revenues. No other single customer accounted for more than 10% of fiscal 1995 revenues.

U.S. Government Contracts

         Substantially all of Geodynamics' revenues have been derived from contracts with intelligence and military agencies of the U.S. Government and from subcontracts with U.S. Government prime contractors. The revenues and income of the Company could be materially affected by changes in government procurement policies or a reduction in government expenditures for services of the type provided by the Company. The Company's business is performed under cost reimbursement, fixed price and fixed rate time and materials contracts.

         Cost reimbursement contract types include cost plus fixed fee, cost plus incentive fee and cost plus award fee contracts. These contracts provide for reimbursement of costs to the extent allocable, allowable and funded under applicable regulations, and payment of a fee, which may either be fixed by the contract (cost plus fixed fee) or variable, based on actual performance within specified limits for such factors as cost, technical performance, and management (cost plus incentive fee) or the customer's subjective evaluation of the Company's work (cost plus award fee). Under U.S. Government regulations, certain costs, including financing costs, are not reimbursable.

         Under fixed price contracts, the Company agrees to perform certain work for a fixed price; under a fixed rate time and materials contract, the customer agrees to pay a specific rate per labor hour for each particular service to be performed.

         Greater risks are involved under fixed price contracts than under cost reimbursement contracts or time and material contracts because in fixed price contracts the Company assumes responsibility for providing the specific products or services regardless of the actual costs incurred.

         The following table gives the approximate percentage of the Company's revenues realized from the basic types of contracts during the fiscal years indicated:

                                                           Year Ended
--------------------------------------------------------------------------------------
                                         June 2, 1995     June 3, 1994    May 28, 1993
--------------------------------------------------------------------------------------
U.S. Government Defense Contracts:

   Cost Reimbursement                       49.1%             51.1%           51.4%

   Fixed Price                               7.3%              9.6%           10.5%

   Fixed Rate Time and
   Materials                                32.9%             37.1%           37.2%
                                           -----             -----           -----

                                            89.3%             97.8%           99.1%

Non-Defense Revenue                         10.7%              2.2%            0.9%
                                           -----             -----           -----

                                           100.0%            100.0%          100.0%



         Contract costs for services or products supplied to government agencies, including allocated indirect costs are subject to audit and adjustment. The Company's contract costs have been audited by the Defense Contract Audit Agency through fiscal 1988. Contract costs for periods subsequent to fiscal 1988 have been recorded at amounts which are expected to be realized upon final settlement.

         The Company's U.S. Government contracts may be terminated, in whole or in part, at the convenience of the customer (as well as for cause in the event of default). In the event of a convenience termination, the customer generally is obligated to pay the costs incurred by the Company under the contract plus a fee based upon work completed.

         A termination or substantial curtailment of the U.S. Government programs under which Geodynamics holds contracts could have an adverse effect upon the Company's revenues, income, and backlog.

         Long-term U.S. Government contracts generally are conditioned upon the continuing availability of congressional appropriations. Congress usually appropriates funds on a fiscal year basis, even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually partially funded and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

Backlog

         At June 2, 1995, Geodynamics' backlog was $101 million, approximately $3 million higher than at the end of the prior fiscal year. Backlog includes unexercised options which, in the Company's opinion, will be exercised; however, there is no assurance that such options will be exercised. All of the Company's contracts reflected in this backlog are subject to termination for convenience of the customer. See "U.S. Government Contracts" above and "Description of Geodynamics--Management's Discussion and Analysis of Historical Financial Condition and Results of Operations."

Marketing

         Geodynamics' marketing activities are conducted principally by its senior management and by its professional staff of engineers, scientists and analysts. Geodynamics also prepares proposals in response to government requests for proposals.

Government Security Clearances

         Geodynamics' ability to maintain its current business base and to grow in the future is based in part on its ability to provide employees and facilities which meet rigorous U.S. Government security requirements. The Company employs a Corporate Security Director as well as a resident Security Representative at each of its operational divisions. Each division has a continuing program to meet applicable security requirements and to maintain employee awareness of the paramount need for compliance with security requirements.

Patents and Technical Data

         The Company does not consider patent protection to be significant to its current operations. The U.S. Government has proprietary rights to the technical data, including software products, which result from Geodynamics' services under U.S. Government contracts or subcontracts. In the case of subcontracts, the prime contractor may also have certain rights to such technical data.

COMPETITION

         Most of the business areas in which Geodynamics is involved are competitive, and require highly skilled and experienced technical personnel with high levels of U.S. Government security clearances. Recent changes in U.S. Government procurement policies have increased emphasis on competitive bidding, a trend the Company anticipates will continue. There are many companies which compete in the service areas in which the Company is engaged, some of which have significantly greater financial and personnel resources.

EMPLOYEES

         A majority of the technical staff holds advanced degrees in the primary areas of math, physics, electrical and mechanical engineering, and business. The Company's employees are generally required to have high level U.S. Government security clearances to operate under the Company's contract efforts on behalf of the Government.

         At June 2, 1995, Geodynamics employed 473 full-time employees, including 367 in systems engineering and software development and energy services, 27 in corporate management and administration, and 79 in support staff. Of these, approximately 51 were employees of LCT, none of whom are now employees of the Company. The numbers reflect an overall increase of approximately 6% from the levels reported for the previous year due primarily to the purchase of LCT. Excluding LCT, there was a net decrease of approximately 8%.

         The Company's employees are not represented by any labor union. The Company believes that its employee relations are good, and it has not experienced any labor disputes or work stoppages.

PROPERTIES

         Geodynamics currently maintains the following facilities aggregating approximately 214,000 square feet:


                                      Current Square        Year Facility
      Facility                        Footage               Established          Security Level
      -----------------------------------------------------------------------------------------
      Santa Barbara, CA               18,356                1968                 ---

      Washington, D.C.                54,036                1977                 Top Secret

      Torrance, CA                    52,994                1977                 Top Secret

      Sunnyvale, CA                   22,600                1981                 Top Secret

      Denver, CO                      10,795                1982                 Top Secret

      Colorado Springs, CO            33,321                1984                 Top Secret

      Hanover, MD                     10,575                1984                 Top Secret

      Gaithersburg, MD                 1,050                1989                 Unclassified

      Tampa, FL                        3,933                1993                 Top Secret

      Hampton, VA                      6,156                1993                 Top Secret


         Two additional facilities, one in Houston, Texas and one in London, England, were leased by LCT. All of the Company's facilities are leased from unaffiliated third parties. The lease expiration dates range from December 1995 to September 2000. The leases for these facilities, with one exception, have renewal options ranging from one to five years. The Company has made significant leasehold improvements to most of its facilities in order to meet U.S. Government security requirements. The aggregate annual rent for these facilities for the fiscal year ended June 2, 1995 was approximately $2.6 million. The Company believes that its facilities are adequate and suitable for the conduct of its current operations.

LEGAL PROCEEDINGS

         The Company is not engaged in any legal proceedings which are material to the business or financial condition of the Company.

         In the Company's third quarter Form 10-Q filed April 17, 1995, the results of a contested shareholder election were described. The costs involved in the election of approximately $1 million are believed to be reimbursable costs under its contracts with the Government. Subsequent to that time, and in order to resolve litigation surrounding the proxy contest preceding the shareholder election, the Company entered into a Settlement Agreement with Alney
A. Baham to pay him the total sum of approximately $328,000, and subsequently granted him two five-year options, one for 10,000 shares at a price of $8.00 per share, and one for 10,000 shares at a price of $10.00 per share. The price of Geodynamics' stock at the date these options were approved was $8.75 per share. The Company also entered into a Settlement Agreement with William Strong and Mason Hill Asset Management, Inc. and delivered a two-year stock option to Mr. Strong for 20,000 shares at a price of $8.75 per share (the price of Geodynamics' stock when the settlement was authorized). Each settlement agreement included mutual releases by the parties.

SELECTED HISTORICAL FINANCIAL DATA OF GEODYNAMICS


                                              Fiscal Year Ended                                      Six Months Ended
---------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT          May 31,      May 29,      May 28,     June 3,      June 2,           December 2,      December 1,
DATA: (in thousands,      1991         1992         1993        1994         1995              1994             1995
except per-share data)                                                                         (Unaudited)      (Unaudited)
---------------------------------------------------------------------------------------------------------------------------
Revenues...............   $62,114      $58,424      $57,696     $54,823      $60,770           $27,763          $32,053

Costs and expenses.....    56,817       55,487       55,017      53,734       57,937            26,095           30,583
                          -------      -------      -------     -------      -------           -------          -------


Income from operations.     5,297        2,937        2,679       1,089        2,833             1,668            1,470

Other income...........       278          395          288         351          312               128              109
                          -------      -------      -------     -------      -------           -------          -------

Income before
provision for income
taxes.......                5,575        3,332        2,967       1,440        3,145             1,796            1,579


Provision for income
taxes..................     2,100        1,271        1,019         555        1,227               691              608
                          -------      -------      -------     -------      -------           -------          -------

Net income.............   $ 3,475      $ 2,061      $ 1,948     $   885      $ 1,918           $ 1,105          $   971
                          =======      =======      =======     =======      =======           =======          =======

Earnings per common       $  1.22      $   .77      $   .80     $   .38      $   .73           $   .43          $   .33
share..................   =======      =======      =======     =======      =======           =======          =======

Weighted average
number of common
shares outstanding.....     2,856        2,689        2,428       2,327        2,630             2,571            2,905
                          =======      =======      =======     =======      =======           =======          =======

Dividends per common
share..................   $   .25      $   .28      $   .28     $   .28      $   .28           $   .07          $   .07
                          =======      =======      =======     =======      =======           =======          =======

BALANCE SHEET
AND OTHER DATA:
(in thousands)
---------------------------------------------------------------------------------------------------------------------------
Working capital........   $19,918      $17,331      $18,405     $16,634      $15,738           $15,629          $17,570

Total assets ..........    38,920       34,352       32,722      32,279       40,640            38,920           39,837

Long-term liabilities..     1,507        1,135          305         142        1,872             2,027            1,834

Shareholders' equity..     27,962       26,334       26,820      26,408       30,456            29,775           31,684



         (1) Results for the fiscal year ended June 2, 1995 and the three-month periods ended December 1, 1995 and December 2, 1994, include the operations of Geodynamics and LCT. Comparative data from prior years include only the results of Geodynamics.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF HISTORICAL FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Results of Operations

         The following tables set forth for the periods indicated the percentages which selected items in the statements of income bear to revenues and the annual percentage change of the dollar amounts of such items for the period indicated.



       PERCENTAGE OF REVENUES                                         Fiscal Year Ended
       -------------------------------------------------------------------------------------------------------
                                               June 2, 1995             June 3, 1994              May 28, 1993
       -------------------------------------------------------------------------------------------------------
       Revenues.............................   100.0%                   100.0%                    100.0%

       Costs and expenses...................    95.3                     98.0                      95.4

       Income from operations...............     4.7                      2.0                       4.6

       Income before provision for income
       taxes................................     5.2                      2.6                       5.1

       Provision for income taxes...........     2.0                      1.0                       1.7

       Net income...........................     3.2                      1.6                       3.4

       PERCENTAGE CHANGE
       -------------------------------------------------------------------------------------------------------
       Revenues.............................    10.8%                    (5.0%)

       Costs and expenses...................     7.8                     (2.3)

       Income from operations...............   160.1                    (59.4)

       Income before provision for income
       taxes................................   118.4                    (51.5)

       Provision for income taxes...........   121.1                    (45.5)

       Net income...........................   116.7                    (54.6)



         Six Months Ended December 1, 1995, as Compared with
         Six Months Ended December 2, 1994

         Revenues were $16.1 million and $32.1 million in the three and six months ended December 1, 1995, respectively, an increase of 9.8% and 15.5%, respectively, over the $14.6 million and $27.8 million in the corresponding fiscal 1995 periods. These increases were attributable to higher marine and airborne survey activity for the Company's former LCT subsidiary, and a DoD contract with a higher volume of equipment purchases in the first half of fiscal 1996.

         Costs and expenses were $15.4 million and $30.6 million in the three and six months ended December 1, 1995, respectively, reflecting a decline in consolidated profit margins from 6.0% through six months of 1995 to 4.6% through the same period in fiscal 1996. This decline in profit margins is primarily attributable to expenses related to the divestiture of LCT and the proposed merger into Logicon, Inc.

         Earnings per share were $0.15 and $0.33 for the three and six months ended December 1, 1995, declining from $0.22 and $0.43 in the comparable periods ended December 2, 1994. The declines are attributable to lower profit margins (see above) and a higher weighted average number of shares outstanding in fiscal 1996, plus an increase in the dilutive effect of stock options due to higher market prices per share in the current quarter.

         Backlog at December 1, 1995 was $99 million, approximately $26 million funded and $73 million unfunded, approximately 2% lower than the $101 million reported at June 2, 1995.

         Year Ended June 2, 1995 as Compared with Year Ended June 3, 1994

         Revenues for fiscal 1995 increased to $60.8 million, a 10.8% increase over the $54.8 million reported in fiscal year 1994. The increase is primarily the result of the consolidation of LCT, the Company's wholly-owned subsidiary which was acquired at the beginning of the current fiscal year and disposed of in January 1996. LCT's revenues for fiscal 1995 were $5.2 million. In addition, the Company's core DoD business contributed an increase of 3% of revenues compared to the prior fiscal year.

         Costs and expenses for fiscal year 1995 were $57.9 million, as compared with $53.7 million in the prior fiscal year. Income from operations and the operating margin in fiscal year 1995 improved to $2.8 million and 4.7%, respectively, from the fiscal year 1994 comparable figures of $1.1 million and 2.0%. Net costs involved in the contested shareholder election were approximately $1 million and are believed to be reimbursable costs under the Company's contracts with the U.S. Government. A decrease in operating losses incurred by non-DoD development activities, from $2.4 million in fiscal 1994 to $.7 million in fiscal 1995, is primarily responsible for the improvement. In fiscal 1996, no further losses are expected from these activities, which have been substantially curtailed, and the Company does not presently anticipate initiating any new activities of this nature.

         At the beginning of fiscal 1995, the Company acquired 100% of the stock of LCT for $5 million plus an earnout amount to be determined by LCT's financial performance through December 31, 1995. The $5 million was payable 1/2 in stock and 1/2 in cash, which resulted in use of $2.5 million cash and the issuance of 322,000 shares of Geodynamics stock. In January 1996, the Company reached a negotiated settlement of the LCT Earnout with the Former LCT Shareholders which fixed such payment at $1,600,000. In January 1996, the Company also disposed of its interest in LCT.

         Backlog at June 2, 1995 was $101 million, approximately $26 million funded and $75 million unfunded, approximately 3% higher than the $98 million reported at June 3, 1994.

         Year Ended June 3, 1994 as Compared with Year Ended May 28, 1993

         Revenues for fiscal 1994 were $54.8 million down 5.0% from the $57.7 million in fiscal 1993. Of this decrease, approximately $3.6 million was from the Company's DoD business while non-DoD (commercial) business provided a $700,000 increase. The DoD revenue reduction was due primarily to the continuing contraction of military spending and the reduction or termination of military programs which impacted a number of the Company's contracts, including one program being terminated.

         Costs and expenses in fiscal 1994 were $53.7 million, down from $55.0 million in the prior fiscal year. The resulting income from operations in fiscal 1994 was $1.1 million, down nearly 60% from the $2.7 million in fiscal 1993. The operating margin was 2.0% in fiscal 1994, down from 4.6% in the prior year. Income from operations included $3.5 million from DoD business, representing a 6.5% margin on revenue in the current year versus income from operations of $3.3 million in fiscal 1993 with a margin of 5.8%. Non-DoD business showed net expenditures (primarily for research and development) of approximately $2.4 million in fiscal 1994 including sales of $1.2 million. In the prior year commercial business incurred net expenditures of approximately $600,000 including revenues of approximately $500,000.

          Backlog at June 3, 1994 was $98 million, down from $102 million at may 28, 1993, representing a 4% reduction.

Liquidity and Capital Resources

         Cash and short-term investments of $8.2 million at the end of fiscal 1995 were down from the $8.8 million in the prior fiscal year. This decrease is primarily the result of the net cash impact of the LCT acquisition and of purchases of equipment, net of numerous cash sources (see Consolidated Statements of Cash Flows). Contracts receivable were $15.4 million, up from the $13.6 million at the end of fiscal 1994; this represented aging at 93 days, as compared with 91 days for 1994. The Company's working capital position decreased due to the consolidation of LCT; the current ratio at June 2, 1995 was 2.9 to 1, compared with 3.9 to 1 at June 3, 1994. The Company's investment in ERDAS, Inc. remains at $1.2 million, representing a 19.5% interest in outstanding ERDAS stock. For the year ended December 31, 1994, ERDAS reported revenues of $11,828,000 and a net profit of $433,000. As of June 2, 1995, there were short-term borrowings by LCT under the Company's $8 million unsecured line of credit totaling $747,000, guaranteed by the parent company, to provide working capital for LCT.

         Cash and short-term investments decreased to $6.8 million at December 1, 1995 from $8.2 million at June 2, 1995. The decrease is due in large part to a decrease in accounts payable from $2.9 million at June 2, 1995 to $1.4 million at the end of the quarter ended December 1, 1995. In addition, outstanding contract receivables increased to $15.1 million from $14.5 million at June 2, 1995.

         Accounts receivable aging at December 1, 1995 was 91 days, decreasing slightly from 93 days at June 2, 1995. The balance sheet remains strong, with working capital up approximately $1.8 million to a total of $17.6 million and a current ratio of 3.8 to 1 at December 1, 1995, compared with 2.9 to 1 at June 2, 1995. The Company maintains an $8.0 million line of credit with a bank; at December 1, 1995, borrowings were $647,000 under this line, down from $747,000 at June 2, 1995. Borrowings under the line of credit, which are guaranteed by the parent company, were to provide working capital for the Company's LCT subsidiary which was subsequently sold. The Company remains liable for such borrowed sums and LCT has been released from such liability.

Effect of Inflation

         Geodynamics believes that during the past three years inflation has not had a material impact on operations, since approximately one-half of its revenues were derived from cost reimbursement contracts and most of the balance has been derived from fixed price contracts which are bid with inflation factors assumed in the pricing.

RECENT DEVELOPMENTS

         On January 17, 1996, the Company sold its LCT subsidiary to an investor group composed of LCT employees and former shareholders of LCT, together with the Tudor Trust, a New York investment fund. The sale was for cash of $4,900,000 which was funded partially through the redemption of the Company's shares held by certain of those persons and which represented a loss to the Company of $6,098,000. See "Pro Forma Financial Information Relating to LCT Disposition" below.

         A special committee composed of disinterested Directors of the Company negotiated and approved this transaction which involved one existing Geodynamics Director, Thomas R. LaFehr, a former principal shareholder of LCT and a director of LCT. The Tudor Trust is also a significant shareholder of the Company, owning approximately 14.1% of Geodynamics' outstanding Common Stock.

         After payment of the transaction expenses and the payment of the LCT Earnout Payment, net proceeds to the Company equal approximately $3,726,843 or $1.27 per share of Company Common Stock, assuming exercise of all vested Options. Immediately prior to the Merger, the Company will effect the Special Dividend, payable to holders of Geodynamics Common Stock on the Special Dividend Record Date, equal to such net proceeds. The amount distributable per share of Geodynamics Common Stock is not presently determinable and will vary, depending upon the final calculation of such net proceeds and the number of shasres of Geodynamics Common Stock outstanding on the Special Dividend Record Date, which will be affected by how many Options are exercised prior to such date.

This amount will increase to the extent Options are not exercised and may only be decreased if the Company incurs greater than anticipated expenses. See "Terms of the Special Dividend."

PRO FORMA FINANCIAL INFORMATION RELATING TO LCT DISPOSITION

         Accompanying this Proxy Statement as part of the financial statements is selected pro forma (unaudited) financial information relating to the Company's disposition in January 1996 of its LCT subsidiary. LCT was acquired by the Company in June 1994 as part of an attempt to diversify the Company's operations from DoD-dependent businesses to non-DoD but technically compatible businesses. The sale of LCT resulted in a $6,098,000 loss.

MANAGEMENT

         Directors, Executive Officers and Significant Employees

         The directors, executive officers and significant employees of the Company and their ages are as follows:


         Name                       Age      Position
         ----                       ---      --------
         Michael E. Edleson         37       Director
         Bruce J. Gordon            64       President and Director
         W. Richard Ellis           68       Chairman of the Board and Director
         Donald L. Haas             70       Director
         Thomas R. LaFehr           61       Director
         Delbert H. Jacobs          63       Director
         Will Stackhouse            52       Director
         Robert G. Cook             49       Controller, Assistant Corporate Secretary
         Joanne M. Dunlap           45       Vice President, Administrative Services and Corporate Secretary
         Paul J. Henrikson          51       Vice President, Corporate Director of Advanced Programs
         A. Ronald Jacobsen         59       Vice President and General Manager, Western Division
         M. Carolyn Mihara          57       Executive Assistant to the President and Chief Executive Officer
         David P. Nelson            54       Vice President/Finance, Chief Financial Officer
         Patrick J. Reynolds        53       Corporate Contracts Manager
         Jack F. Scherrer           49       Vice President and General Manager, Eastern Division
         Harry W. Utter             48       General Manager, Geodynamics Services Corporation


         Michael E. Edleson

         Dr. Edleson has served as a director since February 16, 1995. He is Assistant Professor of Business Administration at the Harvard Business School. He joined the faculty in 1990 and teaches courses in the finance area. The primary focus of his research and course development work has been in the field of investments, with emphasis on managing value in corporate investment decisions and determining the value of financial investments.

         Dr. Edleson graduated with highest honors from the U.S. Military Academy at West Point with a Bachelor of Science in 1979. He received his Master of Science degree in 1986 from the Massachusetts Institute of Technology, his Master of Business Administration degree (with highest honors) from Suffolk University in 1986, and his Ph.D. in economics (field in finance) in 1991 from the Massachusetts Institute of Technology.


         Bruce J. Gordon

         Mr. Gordon has served as a Director since February 16, 1995 and was appointed President and Chief Executive Office on April 19, 1995. He retired in 1992 from Science Applications International (SAIC), an employee-owned engineering firm, where he served as Sector Vice President and General Manager of the Aerospace and Defense Systems Sector. From 1964 to 1981, Mr. Gordon was employed by TRW, in various management and engineering positions, including Manager of the System Design and Integration Operation, specializing in ground systems, mission planning systems and sensor processing systems.

         Prior to his 27 years of industrial experience, Mr. Gordon served six years in the United States Navy as a carrier fighter pilot and six years in the United States Air Force as an Astronautical Engineer.

         Mr. Gordon received his Bachelor of Arts degree in Mathematics from Duke University, his Master of Science degree in Astronautical Engineering from the Air Force Institute of Technology, and is a graduate of the Executive Program, UCLA Graduate School of Business.

         W. Richard Ellis

         Mr. Ellis has served as a Director since 1978. He was appointed Chairman of the Board effective November 15, 1995 to fill the vacancy created in that position by Dr. LaFehr's resignation effective that date. In 1986, he retired as the Executive Director of Sansum Medical Clinic, Inc., one of the largest and most highly-regarded specialty clinics on the West Coast. During the last five years, he continued to serve the medical industry as an independent consultant. Mr. Ellis also served as the managing partner of Foothill Enterprises, a real estate and investment partnership, and in 1983 he founded United Security Trust and served as its first Board Chairman.

         He holds a Bachelor's degree from Phillips University and a Master's degree in Management from the University of Tulsa.

         Donald L. Haas

         Donald L. Haas has served as a Director since 1990. In February 1990, Mr. Haas retired as Vice President and General Manager of the Government Systems Sector of the Perkin-Elmer Corporation as well as the former Vice President for Special Programs in charge of the Washington systems Engineering Office of ESL/TRW Inc., both defense contractors. Prior to joining TRW, Mr. Haas was Air Force Deputy Undersecretary for Space Systems from 1979 to 1982. Other government positions have included Director of the Strategic Technology Office of the Defense Advanced Research Projects Agency (DARPA) and Director of the CIA Office of Development and Engineering.

         Mr. Haas holds a Bachelor of Science degree in Electrical Engineering from Purdue University and a Master of Science Degree in Electronics and Communication from the Massachusetts Institute of Technology.

         Thomas R. LaFehr

         Dr. LaFehr has served as a member of the Board of Directors of Geodynamics since November 1994 and served as its chairman from April 19, 1995 to November 15, 1995. Dr. LaFehr is also a member of the Board of Directors of LCT and has served as such since its formation. Dr. LaFehr was also a co-founder of LCT, which was a wholly-owned subsidiary of Geodynamics prior to its disposition in 1996. From 1990 to August 1995 when he became Chairman, he was President of LCT. From 1969 to 1991, he was a Professor of Geophysics at the Colorado School of Mines, completing his academic career as the George R. Brown Professor.

         Dr. LaFehr has an A.B. degree from the University of California (Berkeley) and a Ph.D. degree in geophysics from Stanford University. He has authored several technical papers, served as Editor of the scientific journal, Geophysics, and was elected to Honorary Membership (1979) in the Society of Exploration Geophysicists, and served that organization as its President from 1984 to 1985.

         Delbert H. Jacobs

         Mr. Jacobs has served as a Director since 1987. In 1995, he retired as Vice President, Advanced Design Department for Northrop Aircraft Division of Northrop Corporation, where he directed the activities of the advanced aircraft, simulation, operational suitability and systems analysis design groups. He is also a retired Brigadier General,

United States Air Force (1983). He has been a member of several Defense Science Boards and several Air Force Scientific Advisory Boards. Several medals and national awards have been awarded to Mr. Jacobs including three Distinguished Flying Crosses, the Defense Distinguished Service Medal, nine Air Combat Medals and the Bronze Star.

         Mr. Jacobs received a Bachelor of Science degree in Engineering from the United States Military Academy at West Point. He received a Master of Science degree in Aeronautics from the California Institute of Technology, holds a Professional Aeronautical Engineering Degree and was a Distinguished Graduate of the National War College in Washington, D.C.

         Will Stackhouse III

         Dr. Will Stackhouse has served as a director since February 16, 1995. He is currently an independent consultant. From 1993 through 1995, he was a member of the Senior Executive Staff in MCI's Strategy and Advanced Technology Group. From 1991 through 1993, Dr. Stackhouse worked at NASA's Jet Propulsion Laboratory (JPL) serving as Assistant for High Leverage Technology, attached to the Director's Office. He is a member of the Board of Directors of the Institute of Electrical and Electronics Engineers (IEEE-USA) and has served as Chairman of several IEEE-USA organizations. As an Air Force Colonel, he supported the Defense Science Board, the Defense Manufacturing Board, as well as serving as Chairman of the National Security Committee and as a member of the Executive Steering Committee under OUSD(P)/CI&S.

         Dr. Stackhouse holds a Bachelor of Science in Engineering from the U.S. Air Force Academy in Colorado, a Master of Science in Engineering Mechanics from the University of Michigan and has a Ph.D. in Engineering Design and Bio-Engineering from Oxford University.

         Robert G. Cook

         Mr. Cook joined the Company in 1989 as Controller. In 1990, he was also named Assistant Corporate Secretary. From 1988 through 1989, until he joined the Company, Mr. Cook performed consulting and contract work in the accounting field, and from 1985 through 1988, he was Accounting Manager for Power Up! Software Corporation.

         Mr. Cook is a Certified Public Accountant and holds a Bachelor's degree in Accounting, and a Masters of Business Administration from Santa Clara University.

         Joanne M. Dunlap

         Ms. Dunlap joined the Company in 1984 as the Corporate Personnel Manager. In October 1988 she also assumed the duties of Corporate Secretary and in 1990 she was named Vice President, Administrative Services.

         Ms. Dunlap holds a Bachelor's degree in Business from Alma College and a Masters of Business Administration from Central State University of Oklahoma. Ms. Dunlap completed post-graduate work at the University of Oklahoma.

         Paul J. Henrikson

         Mr. Henrikson joined the Company in 1979 as Department Head of the Advanced Technology and Applications Department. In 1982 Mr. Henrikson was named associate Site Director. In 1994, Mr. Henrikson was appointed Corporate Director of Advanced Programs and in 1995, he was appointed Vice President.

         Mr. Henrikson received his Bachelors degree in Engineering and Applied Physics from Harvard University and a Masters degree in Electrical Engineering from the University of Minnesota.

         A. Ronald Jacobsen

         Mr. Jacobsen joined the company in 1977 as Vice President and Site Manager of the Los Angeles facility. In May 1984, he became Vice President of Business Development; in 1990 he assumed the title of Vice President, Corporate Advanced Programs and in 1994 he was appointed Vice President and General Manager, Western Division.

         Mr. Jacobsen has a Bachelor of Science degree in Physics from Northern Illinois University.

         M. Carolyn Mihara

         Ms. Mihara joined the Company in 1990 and has served as an Executive Assistant to the Chairman of the Board, President and Chief Executive Officer since that time.

         Ms. Mihara graduated from the Mary Dalton Frye Secretarial College and holds a Bachelor of Science degree in Business Management from Pepperdine University.

         David P. Nelson

         Mr. Nelson joined the Company in 1990 as Vice President/Finance and Chief Financial Officer. Previously, Mr. Nelson was Senior Vice President, Chief Financial Officer for Perceptronics, Inc. for six years.

         Mr. Nelson holds Bachelor's and Master's degrees in Economics from the University of California at Los Angeles.

         Patrick J. Reynolds

         Mr. Reynolds joined the Company in December 1991 as Corporate Contracts Manager. He was previously employed by McDonnell Douglas Electronic Systems Company, Northrop Corporation, Trident Data Systems, Hughes Aircraft Company and the United States Air Force as a Contracting Officer. Mr. Reynolds has a Bachelor's degree in Business Administration from the University of Iowa.

         Jack F. Scherrer

         Mr. Scherrer joined the Company in 1985 as a Member of the Professional Staff. In August 1985, Mr. Scherrer was named as Program Manager for the ORB Program and in 1994 he was appointed General Manager, Eastern Division.

         Mr. Scherrer received his Bachelor's degree in Physics from Thomas More College and a Master's degree in Physics from the University of Dayton.

         Harry W. Utter

         Mr. Utter joined the Company in 1989 as Program Manager for the Midwest Region. In 1992 he became the Director of Corporate New Business Development and was appointed General Manager of the Commercial Division in 1994. Previously, Mr. Utter served in the United States Air Force where he was a Lieutenant Colonel and Director of Contract Management. His Air Force career was spent in acquisition of space systems.

         Mr. Utter holds a Bachelor of Science degree in Engineering Management form the United States Air Force Academy and a Masters of Business Administration Management from the University of California at Los Angeles.

DIRECTOR COMPENSATION

         In February 1995, all Directors were granted a Director Stock Option in the amount of 18,182 shares at $5.00 per share, which vest at the rate of 20% per year beginning June 1, 1995, with full vesting at June 1, 1999, assuming continued services as a Director. In connection with his employment as President and Chief Executive Officer of the Company and his receipt of employee options, Mr. Gordon surrendered the initial vested 20% of his Director Stock Option and he now holds a Director Stock Option covering only 14,546 shares, which option does not vest until he is no longer employed by Geodynamics. Outside directors also receive a meeting fee of $500 per meeting. All Directors are reimbursed for their reasonable and actual expenses in their service as Directors.

EMPLOYMENT AGREEMENTS

         Geodynamics and Mr. Gordon are parties to an employment agreement pursuant to which Mr. Gordon agreed to serve as President and Chief Executive Officer of the Company. The employment agreement provides for an employment term commencing on April 19, 1995 and ending December 31, 1996. Under the terms of the employment agreement, Mr. Gordon is entitled to a monthly salary of $8,000, subject to adjustment by mutual agreement of the parties for periods after June 1, 1996. In connection with entering into the employment agreement, Mr. Gordon received a signing bonus of $30,000 and one short-term stock option for 15,000 shares, at an exercise price of $8.00 per share and two long-term options for 30,000 and 15,000 shares, respectively, at exercise prices of $10.00 and $12.00 per share, respectively. The short-term options expire ratably in January, March, June, September and December 1997 and are exercisable upon Mr. Gordon's leaving the position of Chief Executive Officer or upon a change of control of the Company. The long-term option for 30,000 shares expires 10 years from the date of grant and vests one-half on the date of grant and one-half on December 31, 1995 if Mr. Gordon is then the Chief Executive Officer of the Company, with no acceleration upon any change of control. The long-term option for 15,000 shares expires five years from the date of grant and vests upon the earlier of June 1, 1996 or the occurrence of a change in control of the Company. Mr. Gordon was also granted a Director Option upon being named a Director of the Company. In connection with the employment agreement, Mr. Gordon surrendered the first 20% of such granted Director Option. Mr. Gordon's remaining Director Option will only vest if he is a non-employee Director on the relevant vesting dates for such Option or if there is a change of control of the Company. Mr Gordon is also entitled to receive a bonus equal to one-half of one percent (0.5%) of all cash distributed by the Company to its shareholders, up to a total payment of $40,000, and a bonus for fiscal 1996 operations equal to six percent of the sum of income from operations, interest income and $600,000, less 10% of the Company's average total assets at the end of fiscal 1995 and of each fiscal quarter of fiscal 1996, not to exceed $80,000. If Mr. Gordon is the Company's Chief Executive Officer for less than all of fiscal 1996, such bonus will be prorated. Mr. Gordon is also entitled to a bonus, at the discretion of the Board of Directors, based upon exceptional performance of Mr. Gordon or if Mr. Gordon has conducted a change in control of the Company, including a sale or merger such as the Merger. Unless the Company terminates Mr. Gordon's employment for cause or Mr. Gordon terminates his employment voluntarily, he or his assignee is entitled to be paid all sums payable under his employment agreement. In connection with entering into the employment agreement, Mr. Gordon also received a supplemental employee retirement benefit equal to up to $100,000 in deferred compensation, payable at a rate of $2,000 per month commencing one month following termination of Mr Gordon's employment or on April 1, 1996, if later.

         The Company has no other written employment agreements with its employees. However, to incentivize certain employees whose assistance and effort in the sale process was necessary, the Board of Directors entered into employee retention agreements with Joanne M. Dunlap, Vice President-Administrative Services and Secretary of the Company, David P. Nelson, Vice President and Chief Financial Officer of the Company, Paul Henrikson, a Vice President of the Company and Carolyn Mihara, Executive Assistant to Bruce J. Gordon. Each employee retention agreement provides that the respective employee is entitled to receive certain payments upon their termination or following a Change in Control of the Company (as defined therein) if these employees' employment is not continued for one year from the occurrence of a change in control, or fixed bonus payment, or both. Logicon has acknowledged that the Merger will constitute a Change in Control of the Company for purposes of the employee retention agreements. The total to be paid all four employees if their employment is terminated within one year is approximately $350,000.

EXECUTIVE COMPENSATION

         Certain information with respect to Executive Compensation is set forth in the following tables:

                                      Fiscal                                     Other Annual                  All Other
Name                                  Year        Salary        Bonus            Comp            Options/SAR   Comp (3)
------------------------------------------------------------------------------------------------------------------------
Bruce J. Gordon (2)                   1995          9,235       30,000 (1)                       60,000           923
   President and Chief
   Executive Officer

Robert L. Paulson (2)                 1995        158,100                        *                             15,810
   Prior President and                1994        164,300                                         6,000        16,430
   Chief Executive Officer            1993        161,200                        4,800 (4)                     16,120

David P. Nelson                       1995        111,777       22,994 (5)                       10,000        11,177
   Vice President-Finance             1994        112,199        6,000 (8)                        5,000        11,211
                                      1993        109,668                                                      10,967

Jack Scherrer                         1995         96,200       18,500 (6)                        5,000        11,470
   General Manager                    1994         96,466       31,542 (7)(10)                    2,500         9,646
   Eastern Division                   1993         92,456        8,930 (8)                                      9,246

A. Ronald Jacobsen                    1995        100,613       11,598 (6)                                     11,221
   General Manager                    1994        107,590       22,199 (7)(9)                                  10,759
   Western Division                   1993        111,548        7,804 (8)                                     11,154

Harry Utter                           1995         98,228                                                       9,822
   General Manager - GSC              1994        100,117        6,000 (9)                                     10,012
                                      1993         98,228                                                       9,823

--------------------


         (1)      Signing bonus.

         (2) Mr. Paulson served as President and Chief Executive Officer until April 19, 1995, at which date Mr. Gordon was appointed
                  President and Chief Executive Officer.

         (3)      Employer's Contribution to Money Purchase Pension Plan.

         (4)      Leased Automobile.

         (5)      Relocation expense reimbursement for David P. Nelson of
                  $22,994.

         (6)      Includes CFY 1995 accrued vacation cashout of $18,500 for J.
                  Scherrer and $11,598 for A.R. Jacobsen.

         (7)      Includes CFY 1994 accrued vacation cashout of $2,496 for J.
                  Scherrer and $16,199 for A.R. Jacobsen.

         (8)      Includes CFY 1993 accrued vacation cashout of $8,930 for J.
                  Scherrer and $7,804 for A.R. Jacobsen.

         (9)      Includes bonuses in lieu of salary increase as follows:

                  David P. Nelson       $6,000
                  A. Ronald Jacobsen    $6,000
                  Harry Utter           $6,000

         (10) Includes relocation reimbursement of $15,000 and relocation expenses reimbursement of $14,046.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes information relating to Stock Option Grants during CFY 1995 to the executive officers named in the Summary Compensation Table.

                                                                                                 Potential Realizable Value at
                                                                                                 Assumed Annual Rates of Stock
                                           Individual Grants                                     Price Appreciation (1)
------------------------------------------------------------------------------------------------------------------------------
Name                    No. of Options     % of Total Options    Exercise or     Expiration      5%              10%
                        Granted            Granted to            Base Price      Date
                                           Employees in 1995     Per Share
-------------------     --------------     -----------------     -----------     ----------      --------        --------
Bruce J. Gordon (4)     15,000              7.2%                 12.00           4/19/2000       $ 39,900        $170,000
                        15,000              7.2%                  8.00              (2)          $ 99,900        $230,100
                        30,000             14.4%                 10.00(3)        4/19/2005       $139,800        $400,200

Robert L. Paulson            0             ---                   ---             ---             ---             ---

David P. Nelson          5,000             2.4%                   3.50           2/27/2004       $ 55,800        $ 99,200
                         5,000             2.4%                   3.00           9/19/2004       $ 58,300        $101,700

Jack F. Scherrer         5,000             2.4%                   3.00           9/19/2004       $ 58,300        $101,700

A. Ronald Jacobsen           0             ---                   ---             ---             ---             ---

Harry W. Utter           2,500             1.2%                   3.00           9/19/2004       $ 29,150        $ 50,850




(1) "Potential realizable value" is disclosed pursuant to SEC rules which require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted by shareholders as representations or projections of future value of the Company's stock or of the stock price. To lend perspective to the illustrative "potential realizable value," we consider that the Company's price increased 5% per year for 10 years from the market price at fiscal year end and that it increased 10% for 10 years from the market price at fiscal year end.

(2)      Options expire as follows:

         3,000 shares expire on 1/2/97
         3,000 shares expire on 3/31/97
         3,000 shares expire on 6/30/97
         3,000 shares expire on 9/30/97
         3,000 shares expire on 12/31/97

(3) Exercise price increases $0.50 per share on each anniversary date of Mr. Gordon's employment, April 19, 1995.

(4) Mr. Gordon was also granted a Director Stock Option in the amount of 18,182 shares (of which 20%, relating to 3,636 shares, was surrendered in connection with his employment as Chief Executive Officer and the granting of the employee options set forth above); however, vesting of his Director Stock Option does not occur while Mr. Gordon is employed by Geodynamics unless there is a change in control of the Company.

TEN YEAR-OPTION/SAR REPRICING

         There have been no options or stock appreciation right repricings during the last 10 years for the Chief Executive Officer or for any of the other four most highly compensated officers of the Company.

AGGREGATED OPTION/SAR EXERCISES

         The following table shows the number of shares and the net value realized from exercising stock options during CFY 1995 for the Chief Executive Officers and the four most highly compensated executive officers of the Company as of the end of the fiscal year.

                                         Year Realized
                       Shares            (Market price at      Total Number Unexercised          Value of Unexercised in the Money
                       Acquired on       Exercise less         Options Held at FY-End            Option at FY-End
Name                   Exercise          Exercise Price)                   ($)                               (S)
----------------------------------------------------------------------------------------------------------------------------------
                                                               Vested             Unvested       Vested             Unvested
----------------------------------------------------------------------------------------------------------------------------------
Bruce J. Gordon            0                  0                15,000             45,000               0            $ 15,000

Robert L. Paulson          0                  0                     0             15,000               0            $105,000

David P. Nelson            0                  0                21,000             14,000         $32,500            $ 55,000

Jack F. Scherrer       3,200             $8,120                10,151                  0         $15,000                   0

A. Ronald Jacobsen         0                  0                 9,651              5,500         $15,000            $ 28,500

Harry W. Utter             0                  0                 3,500             35,000         $12,000            $ 16,500



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1988 and 1989, Dr. Thomas R. LaFehr, a director of Geodynamics and a shareholder of LCT, made a loan to LCT, the outstanding amount of which was $208,430 at May 31, 1995. Such loan matures February 1, 1999 and accrues interest at 11.5% per annum. The loan is to be paid in monthly installments of principal and interest of $5,665 through maturity. The outstanding balance on such loan at August 31, 1995 was $197,321.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth information as of January 29, 1996 with respect to Common Stock of the Company owned by each person who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, by each Director of the Company, and by all Executive Officers and Directors as a group. On January 29, 1996 there were outstanding 2,706,590 shares of Company Common Stock held by 302 shareholders of record.


NAMES AND ADDRESS
DIRECTORS AND EXECUTIVE OFFICERS (2)                        NUMBER OF SHARES (1)            PERCENT OF CLASS
------------------------------------------------------------------------------------------------------------
Michael E. Edleson.......................................    20,182                         *

W. Richard Ellis (3).....................................    25,682                         *

Bruce J. Gordon (3)......................................    76,546                         2.8%

Donald L. Haas (3).......................................    27,182                         1.0%

Delbert H. Jacobs (3)....................................    31,682                         1.2%

Thomas R. LaFehr (3).....................................   153,712                         5.6%

Will Stackhouse III (3)..................................    18,182                         *

David P. Nelson (3)......................................    27,500                         1.0%

Jack Scherrer (3) .......................................     5,000                         *

A. Ronald Jacobsen (3) ..................................    36,662                         1.4%

Harry Utter (3) .........................................    14,500                         *

All Directors and Executive Officers
as a group (17 persons) (4) .............................   452,375                         16.7%


NAMES AND ADDRESSES
BENEFICIAL OWNERS OF 5% OR GREATER                          NUMBER OF SHARES (1)            PERCENT OF CLASS
------------------------------------------------------------------------------------------------------------
William Strong (5).......................................   227,940                          8.4%
   Mason Hill Asset Management, Inc.
   477 Madison Avenue, 8th Floor
   New York, NY  10022

Jeffrey L. Neuman (5)....................................   380,500                         14.1%
   Tudor Trust
   233 South Beverly Drive
   Beverly Hills, CA  90212

--------------------

(1) Unless otherwise indicated, each individual holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the indicated shares.

(2) The address of all directors and executive offices of the Company is 21171 Western Avenue, Torrance, California 90501.

(3) Includes Options exercisable within 60 days of the date hereof (including Options whose vesting may be accelerated by the Merger) as follows: Mr. Edleson - 14,546; Mr. Ellis - 18,182; Mr. Gordon - 74,546; Mr. Haas - 24,182; Mr. Jacobs - 30,682; Dr. LaFehr - 18,182;
         Dr. Stackhouse - 18,182; Mr. Nelson - 27,000; Mr. Scherrer - 5,000; Mr. Jacobsen - 11,000; Mr. Utter - 10,500.

(4) Includes 262,302 Options exercisable within 60 days of the date hereof, including all Options whose vesting may be accelerated by the Merger.

(5)      According to filed Schedules 13D.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         Geodynamics' Common Stock is included for quotation in the Nasdaq National Market System ("Nasdaq") under the symbol "GDYN." The following table sets forth, for the periods indicated, the high and low sale prices for the Common Stock as reported by Nasdaq.



      FISCAL YEAR                                 HIGH                LOW
      -----------                                 ----                ---
      1993

         1st Quarter...........................   $7-1/2               $6-3/8

         2nd Quarter...........................    7-1/4                6-5/8

         3rd Quarter...........................    9-1/4                6-7/8

         4th Quarter...........................    9-1/4                7-3/4

      1994

         1st Quarter...........................    9-1/4                8-1/4

         2nd Quarter...........................    9-1/4                8-1/4

         3rd Quarter...........................    9-1/4                7-3/4

         4th Quarter...........................    9-1/2                7-3/4

      1995

         1st Quarter...........................    8-1/4                6-1/2

         2nd Quarter...........................    8-1/4                6

         3rd Quarter...........................    9-1/4                7

         4th Quarter...........................    9-1/2                7-1/2

      1996

         1st Quarter...........................   12-3/4                8-3/4

         2nd Quarter...........................   13-1/8               10-1/2



         On October 17, 1995, the last trading day before the announcement of the Merger, the closing price for the Common Stock as reported on Nasdaq was $12.25 per share. On February 20, 1996 (the last practicable date prior to the mailing of this Proxy Statement, the closing price of the Common Stock as reported on Nasdaq was $11-1/8 per share.

         The Company declared and paid cash dividends on the Common Stock as set forth in the following table. The dividends set forth in the following table were the only cash dividends declared and paid on the Common Stock since the fiscal year ended May 31, 1991.




                Fiscal Year Ended                   Cash Dividends
                                                    Per Share
                --------------------------------------------------
                May 31, 1996 (to date)              $.14

                June 2, 1995                        $.28

                June 3, 1994                        $.28

                May 28, 1993                        $.28

                May 29, 1992                        $.28

                May 31, 1991                        $.25


                            PAYMENT TO SHAREHOLDERS

         In order to receive the consideration to which shareholders will be entitled as a result of the Merger, each shareholder will be required to surrender the certificates evidencing the shares of Geodynamics Common Stock to the Disbursing Agent. Promptly after the Effective Time, the Disbursing Agent will mail or make available to each shareholder a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the share of Geodynamics Common Stock shall pass, only upon proper delivery of the shares to the Disbursing Agent) advising such shareholder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of shares for payment therefor. Promptly after surrender of such shares,. the shareholder will receive the Merger Consideration. Shareholders should surrender shares only with a letter of transmittal. PLEASE DO NOT SEND SHARES WITH THE ENCLOSED PROXY.

         If payment of the Merger Consideration is to be made to a person other than a person in whose name the shares are registered, it shall be a condition of payment that the shares so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the shares, or shall establish to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

         Until surrendered and exchanged in accordance with the Merger Agreement, after the Effective Time each share of Geodynamics Common Stock shall represent only the right to receive the Merger Consideration. At the close of business on the day prior to the date of the effective Time, the stock transfer books shall be closed and no further transfers shall be made. If thereafter any shares are presented for transfer, such shares shall be canceled and exchanged for the Merger Consideration; provided, however, that from after 180 days following the Effective Time, holders of certificates formerly representing Geodynamics Common Stock will be entitled to look exclusively to the Surviving Corporation and only as general creditors thereof with respect to the Merger Consideration payable upon surrender of such certificates formerly representing Geodynamics Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                    EXPERTS

         The audited financial statements of Geodynamics Corporation included in this Proxy Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports. Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                           PROPOSALS BY SHAREHOLDERS

         Shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders, in the event that the Merger has not been consummated prior thereto, must be submitted in writing, addressed to the Secretary of the Company, 21171 Western Avenue, Suite 110, Torrance, California 90501, and must be received by the company prior to May 15, 1996. The Company reserves the right to exclude any proposal which does not meet all the requirements for inclusion established by the Commission in effect at that time.


                         INDEX TO FINANCIAL STATEMENTS


  Interim
         Condensed Consolidated Balance Sheets as of
         December 1, 1995 (unaudited) and June 2, 1995 ............................   F-2

         Unaudited Condensed Consolidated Statements of Income
         for the Three and Six Months Ended December 1, 1995 and December 2, 1994 .   F-4

         Unaudited Condensed Consolidated Statements of Cash Flows
         for the Six Months Ended December 1, 1995 and December 2, 1994 ...........   F-5

         Notes to Condensed Consolidated Financial Statements .....................   F-7

  Fiscal Year

         Report of Independent Public Accountants .................................   F-9

         Consolidated Balance Sheets as of
         June 2, 1995 and June 3, 1994 ............................................   F-10

         Consolidated Statements of Income for the Years Ended
         June 2, 1995, June 3, 1994 and May 28, 1993 ..............................   F-12

         Consolidated Statements of Shareholders' Equity for the Years Ended
         June 2, 1995, June 3, 1994 and May 28, 1993 ..............................   F-13

         Consolidated Statements of Cash Flows for the Years Ended
         June 2, 1995, June 3, 1994 and May 28, 1993 ..............................   F-14

         Notes to Consolidated Financial Statements ...............................   F-16

Pro Forma
         Selected Pro Forma Data (Unaudited) ......................................   F-27

         Pro Forma Consolidated Balance Sheets (Unaudited) ........................   F-28

         Pro Forma Consolidated Statements of Income (Unaudited) ..................   F-30


                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                   December 1,      June 2,
                                                      1995           1995
                                                   -----------    -----------
                                                   (Unaudited)
ASSETS
CURRENT ASSETS
  Cash                                             $ 2,866,000    $ 2,310,000
  Short-term investments                             3,970,000      5,862,000
  Contract receivables:
    Billed                                          12,419,000     12,614,000
    Unbilled                                         2,700,000      1,910,000
  Prepaid expenses and others                        1,934,000      1,354,000
                                                   -----------    -----------
    Total current assets                            23,889,000     24,050,000
                                                   -----------    -----------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, AT COST
  Equipment and leasehold improvements              28,421,000     28,098,000
  Less accumulated depreciation and amortization   (17,300,000)   (16,615,000)
                                                   -----------    -----------
    Net equipment and leasehold improvements        11,121,000     11,483,000
                                                   -----------    -----------
OTHER ASSETS
  Noncurrent unbilled contract receivables             920,000        920,000
  Investments                                        1,295,000      1,277,000
  Goodwill, net of amortization of $113,000 at
    December 1, 1995 and $75,000 at June 2, 1995     1,387,000      1,425,000
  Intangible assets, net of amortization of
    $1,070,000 at December 1, 1995 and $916,000
    at June 2, 1995                                    926,000      1,080,000
  Other assets                                         299,000        405,000
                                                   -----------    -----------
    Total other assets                               4,827,000      5,107,000
                                                   -----------    -----------
                                                   $39,837,000    $40,640,000
                                                   ===========    ===========




 The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                   December 1,      June 2,
                                                      1995           1995
                                                   -----------    -----------
                                                   (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                 $ 1,441,000    $ 2,907,000
  Accrued expenses                                   3,581,000      3,229,000
  Line of credit                                       647,000        747,000
  Other current liabilities                            650,000      1,429,000
                                                   -----------    -----------
    Total current liabilities                        6,319,000      8,312,000
                                                   -----------    -----------

LONG-TERM LIABILITIES
  Long-term debt, net of current portion               138,000        163,000
  Other liabilities                                  1,696,000      1,709,000
                                                   -----------    -----------
    Total long-term liabilities                      1,834,000      1,872,000
                                                   -----------    -----------
SHAREHOLDERS' EQUITY
  Common stock, without par value
    Authorized - 10,000,000 shares
    Outstanding - 2,699,000 at December 1, 1995
      and 2,605,000 shares at June 2, 1995          12,552,000     11,910,000
  Retained earnings                                 19,143,000     18,542,000
  Foreign currency translation                         (11,000)         4,000
                                                   -----------    -----------
    Total shareholders' equity                      31,684,000     30,456,000
                                                   -----------    -----------
                                                   $39,837,000    $40,640,000
                                                   ===========    ===========

 The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)


                      For the Three Months Ended    For the Six Months Ended
                      --------------------------   --------------------------
                      December 1,    December 2,   December 1,    December 2,
                         1995           1994          1995           1994
                      -----------    -----------   -----------    -----------
REVENUES              $16,055,000    $14,619,000   $32,053,000    $27,763,000
COSTS AND EXPENSES     15,405,000     13,763,000    30,583,000     26,095,000
                      -----------    -----------   -----------    -----------
  Income from
    Operations            650,000        856,000     1,470,000      1,668,000
                      -----------    -----------   -----------    -----------

OTHER INCOME/(EXPENSE)
  Interest income          92,000        103,000       159,000        172,000
  Interest expense        (27,000)       (22,000)      (50,000)       (44,000)
                      -----------    -----------   -----------    -----------
    Net other              65,000         81,000       109,000        128,000
                      -----------    -----------   -----------    -----------
INCOME BEFORE
  PROVISION FOR
  INCOME TAXES            715,000        937,000     1,579,000      1,796,000

PROVISION FOR INCOME
  TAXES                   275,000        360,000       608,000        691,000
                      -----------    -----------   -----------    -----------
NET INCOME            $   440,000    $   577,000   $   971,000    $ 1,105,000
                      ===========    ===========   ===========    ===========

Earnings per Common
  Share               $      0.15    $      0.22   $      0.33    $      0.43
                      ===========    ===========   ===========    ===========

Weighted average
  number of common
  shares outstanding
  (Note 3)              2,947,000      2,632,000     2,905,000      2,571,000
                      ===========    ===========   ===========    ===========

 The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                     For the Six Months Ended
                                                     ------------------------
                                                     December 1,  December 2,
                                                        1995         1994
                                                     -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                           $   971,000   $1,105,000
Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
  Depreciation and amortization                        1,523,000    1,368,000
  Loss on retirement of capital assets                        --        1,000
  Nonqualified stock options, charged to
    operations                                            32,000       35,000
  Deferred income taxes                                   14,000           --
  (Increase) decrease in:
    Contract receivables                              (1,222,000)     783,000
    Refundable income taxes                             (160,000)          --
    Prepaid expenses and other                          (420,000)      60,000
    Other noncurrent assets                               63,000        5,000
  Increase (decrease) in:
    Accounts payable                                  (1,466,000)     211,000
    Accrued expenses                                     352,000     (236,000)
    Other current liabilities                           (152,000)      24,000
    Other liabilities                                    (27,000)    (283,000)
                                                      ----------   ----------
  Net cash provided by (used in) operating
    activities                                          (492,000)   3,073,000
                                                      ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments                   (3,608,000)  (2,071,000)
Sales of short-term investments                        5,500,000    2,445,000
Purchase of LCT, net of acquired cash of $1,319,000           --   (1,419,000)
Employee loans, net                                       25,000       43,000
Purchases of property and equipment                     (969,000)    (836,000)
                                                      ----------   ----------
  Net cash provided by (used in) investing
    activities                                           948,000   (1,838,000)
                                                      ----------   ----------




 The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                     For the Six Months Ended
                                                     ------------------------
                                                     December 1,  December 2,
                                                        1995         1994
                                                     -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Line of credit repayments                               (150,000)          --
Line of credit borrowings                                 50,000      185,000
Proceeds from exercise of common stock options and
  tax benefits related to stock options                  546,000      102,000
Repurchases of common stock                              (14,000)    (103,000)
Cash dividends paid                                     (370,000)    (359,000)
Foreign currency translation                             (15,000)      (3,000)
Long-term subordinated debt                              (25,000)    (389,000)
Payments on notes receivable from sale of stock               --        3,000
Proceeds from employee stock purchase plan                78,000      108,000
                                                      ----------   ----------
  Net cash provided by (used in) financing
    activities                                           100,000     (456,000)
                                                      ----------   ----------

Net increase in cash                                     556,000      779,000
Cash at beginning of period                            2,310,000    1,237,000
                                                      ----------   ----------
Cash at end of period                                 $2,866,000   $2,016,000
                                                      ==========   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period - income taxes            $  857,000   $  379,000
Cash paid during the period - interest                $   50,000   $   44,000




 The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 1 - Accounting Policies

      The accompanying unaudited Condensed Consolidated Financial Statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have either been condensed or omitted pursuant to those rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations and cash flows for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. For further information, refer to the financial statements and notes thereto for the year ended June 2, 1995 included in the Company's 1995 Annual Report on Form 10-K. The Condensed Consolidated Balance Sheets at June 2, 1995 have been taken from the audited financial statements at that date and condensed.


Note 2 - Investments

      The Company's short-term investments are stated at market, which equals cost, and consist of money market funds.


Note 3 - Earnings Per Common Share

      The following schedule summarizes the information used to compute earnings per common share. Fully diluted earnings per share did not vary significantly from primary earnings per share.

                            Three Months Ended:         Six Months Ended:
                          ------------------------   ------------------------
                          December 1,  December 2,   December 1,  December 2,
                             1995         1994          1995         1994
                          -----------  -----------   -----------  -----------
Net income                   $440,000     $577,000      $971,000   $1,105,000
                          ===========  ===========   ===========  ===========
Weighted average common
 shares outstanding         2,668,000    2,571,000     2,646,000    2,519,000

Dilutive effect of stock
 options                      279,000       61,000       259,000       52,000
                          -----------  -----------   -----------  -----------
Weighted average shares
 used to compute earnings
 per common share           2,947,000    2,632,000     2,905,000    2,571,000
                          ===========  ===========   ===========  ===========

Note 4 - Material Transaction

   On October 18, 1995, the Company announced that a definitive agreement had been reached with Logicon, Inc. ("Logicon") concerning the acquisition of the Company's DoD-related business and would result in the divestiture of the Company's remaining assets, its interest in its LaFehr & Chan Technologies, Inc. ("LCT") subsidiary, either through a spin-off to the Company's shareholders, through sale of the stock or assets or a combination thereof.

   The transaction would result in the payment to Company shareholders of an estimated $11.08 to $11.25 per share, depending upon the amount of certain transaction expenses, on a fully diluted basis in cash, plus a pro rata distribution of shares in LCT, or an estimated range of $12.08 to $12.25 if a sale of LCT occurs. LCT would, in conjunction with the issuance of the LCT stock in a spin-off, apply for inclusion for trading on the NASDAQ SmallCap Market, or distribute the sales proceeds of a divestiture of the Company's interest in LCT.

    The transaction is subject to Geodynamics' shareholder approval and is conditional on the successful divestiture of LCT. Prior to the effective date of the proxy statement, the Company intends to continue in its efforts to dispose of its interest in LCT, and, if successful, will distribute the proceeds to Company shareholders in lieu of LCT shares.

     A proxy statement has been submitted to the Securities and Exchange Commission for comment. The shareholder's meeting to vote on the proposed transaction is expected to occur in early March 1996 and the closing before the end of March 1996.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Geodynamics Corporation:

We have audited the accompanying consolidated balance sheets of GEODYNAMICS CORPORATION (a California corporation) and subsidiaries as of June 2, 1995 and June 3, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended June 2, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geodynamics Corporation and subsidiaries as of June 2, 1995 and June 3, 1994, and the results of their operations and their cash flows for each of the three years in the period ended June 2, 1995 in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP


Los Angeles, California
July 28, 1995

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                          June 2,        June 3,
                                                           1995            1994
                                                       -----------      -----------
ASSETS
Current Assets:
   Cash                                                $ 2,310,000      $ 1,237,000
   Short-term investments                                5,862,000        7,546,000
   Receivables :
     Contracts, including current portion of
        unbilled receivables of $1,910,000 in
        1995 and $3,483,000 in 1994                     14,524,000       12,607,000
     Current portion of employee loans                      26,000          142,000
   Refundable income taxes                                      --          430,000
   Deferred income taxes                                   513,000               --
   Prepaid expenses and other                              815,000          401,000
                                                       -----------      -----------
     Total current assets                               24,050,000       22,363,000
                                                       -----------      -----------

Equipment  and  Leasehold  Improvements,  at  cost:
   Computer and test equipment                          20,073,000       11,511,000
   Office furniture and equipment                        4,367,000        3,963,000
   Leasehold improvements                                3,658,000        3,620,000
                                                       -----------      -----------
                                                        28,098,000       19,094,000
   Less accumulated depreciation and amortization      (16,615,000)     (14,188,000)
                                                       -----------      -----------
      Net equipment and leasehold improvements          11,483,000        4,906,000
                                                       -----------      -----------
Other Assets:

   Noncurrent unbilled contract receivables                920,000        1,041,000
   Investments                                           1,277,000        2,812,000
   Goodwill, net of amortization of $75,000              1,425,000               --
   Other intangible assets, net of amortization of
      $916,000 in 1995 and $209,000 in 1994              1,080,000          750,000
   Employee loans receivable, net of current
      portion                                              171,000          175,000
   Deferred income taxes                                        --           80,000
   Other noncurrent assets                                 234,000          152,000
                                                       -----------      -----------
      Total other assets                                 5,107,000        5,010,000
                                                       -----------      -----------

                                                       $40,640,000      $32,279,000
                                                       ===========      ===========

 The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (continued)

                                                     June 2,          June 3,
                                                      1995             1994
                                                   -----------      -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:

   Accounts payable                                $ 2,907,000      $ 1,692,000
   Accrued expenses :
      Payroll and payroll related                    1,167,000          937,000
      Benefit plans                                    157,000          602,000
      Vacation                                       1,905,000        1,530,000
   Dividends payable                                   182,000          156,000
   Income taxes payable                                137,000               --
   Deferred income taxes                                    --          469,000
   Current portion of long-term debt                    54,000               --
   Line of credit                                      747,000               --
   Deferred revenue                                    246,000               --
   Contract billings in excess of revenues             810,000          343,000
                                                   -----------      -----------
         Total current liabilities                   8,312,000        5,729,000
                                                   -----------      -----------

Long-Term Liabilities:
   Long-term debt, net of current portion              163,000               --
   Deferred income taxes                             1,570,000               --
   Deferred lease obligations and other                139,000          142,000
                                                   -----------      -----------
         Total long-term liabilities                 1,872,000          142,000
                                                   -----------      -----------
Commitments and Contingencies
Shareholders' Equity:

   Common stock, without par value:
      Authorized - 10,000,000 shares
      Outstanding - 2,605,000 shares at
         June 2, 1995 and 2,230,000 shares
         at June 3, 1994                            11,910,000        8,997,000
   Retained earnings                                18,542,000       17,414,000
   Foreign currency translation                          4,000               --
   Less notes receivable from sale of stock                 --           (3,000)
                                                   -----------      -----------
         Total shareholders' equity                 30,456,000       26,408,000
                                                   -----------      -----------

                                                   $40,640,000      $32,279,000
                                                   ===========      ===========

  The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                For the Years Ended
                                     -----------------------------------------
                                       June  2,       June 3,         May 28,
                                        1995           1994            1993
                                     -----------    -----------    -----------
Revenues                             $60,770,000    $54,823,000    $57,696,000
Costs and expenses                    57,937,000     53,734,000     55,017,000
                                     -----------    -----------    -----------
   Income from operations              2,833,000      1,089,000      2,679,000
                                     -----------    -----------    -----------
Other income (expense):
   Interest income                       383,000        366,000        306,000
   Interest expense                      (71,000)       (15,000)       (18,000)
                                     -----------    -----------    -----------
      Net other income                   312,000        351,000        288,000
                                     -----------    -----------    -----------
Income before provision for
   income taxes                        3,145,000      1,440,000      2,967,000
Provision for income taxes             1,227,000        555,000      1,019,000
                                     -----------    -----------    -----------
   Net income                        $ 1,918,000    $   885,000    $ 1,948,000
                                     ===========    ===========    ===========

Earnings per common share            $      0.73    $      0.38    $      0.80
                                     ===========    ===========    ===========
Weighted average number of
   common shares outstanding           2,630,000      2,327,000      2,428,000
                                     ===========    ===========    ===========

Cash dividends per common share      $      0.28    $      0.28    $      0.28
                                     ===========    ===========    ===========

  The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                  Notes
                                             Common Stock                            Foreign    Receivable      Total
                                        ------------------------     Retained       Currency     from Sale  Shareholders'
                                          Shares        Amount       Earnings      Translation   of Stock      Equity
                                        ----------    -----------    -----------   -----------  ----------  -------------
Balance, May 29, 1992                   2,419,000     $ 9,399,000    $16,982,000   $    0       $(47,000)   $26,334,000
Payments of notes receivable from
   sale of common stock                        --              --             --       --         25,000         25,000
Exercise of stock options and tax
   benefits related to stock
   options                                  4,000          25,000             --       --             --         25,000
Nonqualified stock options charged
   to operations                               --         127,000             --       --             --        127,000
Cash dividends on common stock                 --              --       (666,000)      --             --       (666,000)
Repurchases of common stock              (110,000)       (443,000)      (530,000)      --             --       (973,000)
Net income                                     --              --      1,948,000       --             --      1,948,000
                                       ----------      ----------    -----------   ------       --------    -----------
Balance, May 28, 1993                   2,313,000       9,108,000     17,734,000        0        (22,000)    26,820,000
Payments of notes receivable from
   sale of common stock                        --              --             --       --         19,000         19,000
Exercise of stock options and tax
   benefits related to stock
   options                                 19,000          87,000             --       --             --         87,000
Nonqualified stock options charged
   to operations                               --         157,000             --       --             --        157,000
Cash dividends on common  stock                --              --       (631,000)      --             --       (631,000)
Repurchases of common stock              (119,000)       (482,000)      (574,000)      --             --     (1,056,000)
Employee stock purchase shares
   issued                                  17,000         127,000             --       --             --        127,000
Net income                                     --              --        885,000       --             --        885,000
                                       ----------      ----------    -----------   ------       --------    -----------
Balance, June 3, 1994                   2,230,000       8,997,000     17,414,000        0         (3,000)    26,408,000
Shares issued for LCT, Inc.
   acquisition                            322,000       2,500,000             --       --             --      2,500,000
Payments of notes receivable from
   sale of common stock                        --              --             --       --          3,000          3,000
Exercise of stock options and tax
   benefits related to stock
   options                                 32,000         177,000             --       --             --        177,000
Nonqualified stock options charged
   to operations                               --          78,000             --       --             --         78,000
Cash dividends on common stock                 --              --       (747,000)      --             --       (747,000)
Repurchases of common stock               (15,000)        (63,000)       (43,000)      --             --       (106,000)
Employee stock purchase shares
   issued                                  36,000         221,000             --       --             --        221,000
Foreign currency translation                   --              --             --    4,000             --          4,000
Net income                                     --              --      1,918,000       --             --      1,918,000
                                       ----------     -----------    -----------   ------       --------    -----------
Balance, June 2, 1995                   2,605,000     $11,910,000    $18,542,000   $4,000       $      0    $30,456,000
                                       ==========     ===========    ===========   ======       ========    ===========


  The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                For the Years Ended
                                                     ---------------------------------------
                                                        June 2,      June 3,       May 28,
                                                         1995         1994           1993
                                                     -----------   -----------   -----------
Cash flows from operating activities:
   Net income                                        $ 1,918,000   $   885,000   $ 1,948,000
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Cash effect of changes, net of the
         effects from acquired company:

         Depreciation and amortization                 3,476,000     2,462,000     2,293,000
         Loss on retirement of capital assets             39,000       188,000            --
         Nonqualified stock options charged to
            operations                                    90,000       157,000       127,000
         Deferred income taxes                        (1,092,000)       24,000       (89,000)
         Loss on investments                              31,000            --            --
         (Increase) decrease in:
             Contract receivables, net                  (227,000)      381,000     3,257,000
             Refundable income taxes                     430,000      (430,000)    1,554,000
             Prepaid expenses and other                 (351,000)      (70,000)      206,000
             Other noncurrent assets                     (56,000)      159,000      (208,000)
         Increase (decrease) in:
             Accounts payable                           (103,000)       38,000    (1,033,000)
             Accrued expenses                            148,000       (28,000)      (88,000)
             Income taxes payable                        137,000      (319,000)     (642,000)
             Deferred lease obligations and other             --      (163,000)     (257,000)
                                                      ----------   -----------   -----------
Net cash provided by operating activities              4,440,000     3,284,000     7,068,000
                                                      ----------   -----------   -----------
Cash flows from investing activities:
   Loans to LCT, Inc.                                         --    (1,612,000)           --
   Purchases of short-term investments                (2,277,000)  (10,392,000)  (11,428,000)
   Sales of short-term investments                     3,961,000    10,323,000     8,708,000
   Purchase of LCT, net of acquired cash of
      $1,319,000                                      (1,419,000)           --            --
   Employee loans, net                                   120,000       (67,000)      140,000
   Purchases of equipment and leasehold
      improvements                                    (3,299,000)   (1,550,000)   (1,679,000)
   Additions to other intangible assets                 (156,000)     (313,000)     (428,000)
                                                      ----------   -----------   -----------
Net cash used in investing activities                 (3,070,000)   (3,611,000)   (4,687,000)
                                                      ----------   -----------   -----------


 The accompanying notes are an integral part of these consolidated statements.

                    GEODYNAMICS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)



                                                                   For the Years Ended
                                                      --------------------------------------
                                                       June 2,        June 3,       May 28,
                                                         1995           1994          1993
                                                      ----------    -----------   ----------
Cash flows from financing activities:
   Line of credit borrowings                             747,000            --            --
   Proceeds from exercise of common stock
      options and tax benefits related to
      stock options                                      177,000          87,000          25,000
   Repurchases of common stock                          (106,000)     (1,056,000)       (973,000)
   Cash dividends paid                                  (721,000)       (637,000)       (673,000)
   Foreign currency translation                            4,000              --              --
   Long-term debt                                       (622,000)             --              --
   Payments on notes receivable from sale
      of stock                                             3,000          19,000          25,000
   Proceeds from employee stock purchase plan            221,000         127,000              --
                                                      ----------     -----------     -----------
Net cash used in financing activities                   (297,000)     (1,460,000)     (1,596,000)
                                                      ----------     -----------     -----------

Net increase (decrease) in cash                        1,073,000      (1,787,000)        785,000
Cash at beginning of year                              1,237,000       3,024,000       2,239,000
                                                      ----------     -----------     -----------
Cash at end of year                                   $2,310,000     $ 1,237,000     $ 3,024,000
                                                      ==========     ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Cash paid during the period - income taxes         $1,704,000     $ 1,290,000     $   659,000
   Cash paid during the period - interest             $   89,000     $    15,000     $    18,000


 The accompanying notes are an integral part of these consolidated statements.

GEODYNAMICS CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Line of Business

Geodynamics Corporation and subsidiaries (Geodynamics or the Company) provides information engineering services and products for Government, commercial and international customers. The Company provides these services to programs in several major systems areas: command, control, communications, computers and intelligence systems; strategic weapons systems; space systems; and commercial products. For the year ended June 2, 1995, approximately 89% of the Company's revenues have been derived from contracts with intelligence and military agencies of the U. S. Government and government prime contractors.
33.8 percent of the Company's fiscal 1995 revenues were derived from contracts with a U.S. Government agency, and 13.6 percent were derived from subcontracts with a government prime contractor.

Basis of Consolidation

On June 2, 1995 and for the year then ended, the consolidated financial statements include the accounts of the Company and the accounts of its wholly-owned subsidiaries LaFehr and Chan Technologies, Inc. (LCT) and Geodynamics Services Corporation (GSC). Statements for the two fiscal years ended June 3, 1994 include only the accounts of Geodynamics Corporation. All material intercompany accounts and transactions in fiscal 1995 have been eliminated.

Revenue Recognition

Contract revenues are recorded under the percentage-of-completion method of accounting, primarily on the basis of costs incurred to total estimated costs. Unbilled contract receivables represent revenues recognized under the percentage-of-completion method but not yet billed to customers. Noncurrent unbilled contract receivables are not expected to be billable during the succeeding twelve-month period, under retainage provisions in the contracts. Contract billings in excess of revenues represent certain contracts for which billings exceed revenues recognized under the percentage-of-completion method.

In the period in which it is determined that a loss will result from the performance of a contract, the entire amount of the estimated loss is charged to income. Other changes in contract price and estimates of costs and profits at completion are recognized prospectively. This method recognizes in the current period the cumulative effect of the changes on current and prior periods. Certain government agencies have audited the Company's contract costs through the fiscal year ended June 3, 1988. Subsequent years remain open for audit.

Short-term Investments

Short-term investments are stated at market value, which equals cost, and consist of money market funds. For purposes of the statements of cash flows, the Company does not consider its short-term investments as cash equivalents.

Non-current Investments

Non-current investments include $1,200,000 invested in ERDAS, Inc. In September 1993, the Company converted a portion of its loan to ERDAS to equity, raising the Company's holdings in ERDAS common stock from 14 percent to 19.5 percent. Conversion of the remaining loan balance of $115,000, plus exercise of an option, would permit the Company to acquire up to a total of 25% of ERDAS common stock through July 31, 1996.

ERDAS performed services for and paid royalties to the Company amounting to $3,054,000 and $175,000, respectively, for the year ended June 2, 1995. These services and royalties were not material during the two years ended June 3, 1994.

The Company acquired 100% of the stock of LCT on June 9, 1994. The price, payable 1/2 in stock and 1/2 in cash, was $5,000,000 plus an earn-out amount to be determined by LCT's financial results through December 31, 1995. The purchase price has been allocated to the assets acquired based on their estimated fair value at the acquisition date. The portion of the purchase price allocated to intangible assets, including goodwill, was $2,380,000. As part of the agreement, Geodynamics' previous $1,500,000 loan to LCT was substantially repaid. The accompanying consolidated financial statements as of June 2, 1995, include the results of operations of LCT since the acquisition date. At June 3, 1994, the loan to LCT of $1,500,000 was included in investments.

Fiscal 1994 proforma results reflect revenues of $60,502,000, net income of $760,000, and earnings per share of $0.29. This unaudited proforma revenue and earnings data for the year ended June 3, 1994 reflects combined results of operations of fiscal 1994 after giving effect to certain adjustments, including amortization of intangibles, depreciation, and reduction of interest income and related tax effects as if the acquisition occurred on May 29, 1993. The proforma results have been prepared for comparative purposes only and do not purport to indicate the results of operations which would actually have occurred had the combination occurred on May 29, 1993 or which may occur in the future.

Equipment and Leasehold Improvements

Depreciation of equipment is provided using primarily accelerated methods over the estimated useful lives of the assets, ranging from three to ten years. Residual values of 50% of acquisition cost are assumed for gravity meters; all other assets have none. Leasehold improvements are amortized on a straight-line basis over the lesser of the life of the asset or the remaining life of the related lease.

The Company follows the policy of capitalizing expenditures which materially increase asset lives and charging ordinary maintenance and repairs to operations as incurred. Maintenance and repairs expense totaled $497,000, $343,000, and $364,000 for the years ended June 2, 1995, June 3, 1994, and May 28, 1993, respectively. When assets are sold or otherwise disposed of, the cost and related reserves are removed from the accounts and any resulting gain or loss is included in income.

Earnings Per Common Share

Earnings per common share are computed by dividing net income available for common shareholders by the weighted average number of common shares and common share equivalents (consisting of common stock options) outstanding during the periods. Fully diluted earnings per share did not vary significantly from primary earnings per share. The following summarizes the information used to compute earnings per common share:

                                                                   Year Ended
                                                 --------------------------------------------
                                                 June 2, 1995    June 3, 1994    May 28, 1993
                                                 ------------    ------------    ------------
Net income available for common shareholders     $1,918,000      $  885,000      $1,948,000
                                                 ==========      ==========      ==========
Weighted average common shares outstanding        2,544,000       2,267,000       2,395,000
Dilutive effect of stock options                     86,000          60,000          33,000
                                                 ----------      ----------      ----------
Weighted average shares used to compute
   earnings per common share                      2,630,000       2,327,000       2,428,000
                                                 ==========      ==========      ==========

Foreign Currency Translation

The assets and liabilities for LCT's UK operations are translated into U.S. dollars using currency exchange rates at year-end. Income statement items are translated at average exchange rates prevailing during the period. The resulting translation adjustments are recorded in shareholders' equity. During the twelve months ended June 2, 1995, the UK operations generated revenues of approximately $705,000 and operating income of $215,000.

Reclassifications

Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation.

2.   INCOME TAXES

Effective May 29, 1993, the Company changed its method of accounting for income taxes to comply with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109. This change had a minimal effect on the Company's financial statements.

Under SFAS No. 109, deferred income tax assets and liabilities are computed based on the temporary difference between the financial statement and income tax bases of assets and liabilities using the statutory marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

The components of the net deferred income tax liability at June 2, 1995 and June 3, 1994 are as follows:

                                                   1995           1994
                                               -----------    -----------
Short-term deferred income taxes:
Assets:

   Accrued vacation                            $  585,000     $   471,000
   Self-insurance                                 187,000         182,000
   Leases                                          45,000          61,000
   Net operating loss carryforward                123,000              --
   Other                                           61,000          38,000
                                               ----------     -----------
      Total deferred assets                     1,001,000         752,000
                                               ----------     -----------
Liabilities:
   Prepaid rent                                  (110,000)        (96,000)
   Long-term contracts                           (378,000)     (1,125,000)
                                               ----------     -----------
                                                 (488,000)     (1,221,000)
                                               ----------     -----------
Net short-term deferred tax asset (liability)  $  513,000     $  (469,000)
                                               ==========     ===========

Long-term deferred income taxes:

Assets:

   Depreciation                                $   298,000    $ 243,000
   Deferred compensation                           148,000      135,000
   Leases                                           45,000       56,000
   Other                                            55,000           --
                                               -----------    ---------
                                                   546,000      434,000
                                               -----------    ---------
Liabilities:

   Long-term contracts                            (388,000)    (354,000)
   Goodwill                                     (1,728,000)          --
                                               -----------    ---------
                                                (2,116,000)    (354,000)
                                               -----------    ---------

Net long-term deferred tax asset (liability)   $(1,570,000)   $  80,000
                                               ===========    =========

The components of the provision for income taxes for the three years ended June 2, 1995 are as follows:

                        Current       Deferred       Total
                      ----------    ------------   ----------
1995:
  Federal             $1,907,000    $  (847,000)   $1,060,000
  State                  417,000       (250,000)      167,000
                      ----------    -----------    ----------
                      $2,324,000    $(1,097,000)   $1,227,000
                      ==========    ===========    ==========
1994:
  Federal             $  432,000    $    24,000    $  456,000
  State                   99,000             --        99,000
                      ----------    -----------    ----------
                      $  531,000    $    24,000    $  555,000
                      ==========    ===========    ==========
1993:
  Federal             $1,634,000    $  (761,000)   $  873,000
  State                  344,000       (198,000)      146,000
                      ----------    -----------    ----------
                      $1,978,000    $  (959,000)   $1,019,000
                      ==========    ===========    ==========

                                      F-20

A reconciliation of income taxes at the statutory federal income tax rate and the provision for income taxes is as follows:

                                                           Year Ended
                                -----------------------------------------------------------------
                                   June 2, 1995          June 3, 1994            May 28, 1993
                                -------------------     -----------------     -------------------
                                  Amount        %        Amount       %         Amount        %
                                ----------    -----     --------    -----     ----------    -----
Expected federal tax            $1,069,000     34.0     $490,000     34.0     $1,009,000     34.0
State tax, net of federal tax
   benefit                         110,000      3.5       59,000      4.1         96,000      3.2
Tax exempt interest and
   dividend income                 (10,000)     (.3)      (4,000)     (.3)        (9,000)     (.3)
Other items                         58,000      1.8       10,000       .7        (77,000)    (2.6)
                                ----------    -----     --------    -----     ----------    -----
                                $1,227,000     39.0     $555,000     38.5     $1,019,000     34.3
                                ==========    =====     ========    =====     ==========    =====

Net operating loss carryforwards of approximately $333,000 expire in 2008.

3.   LINE OF CREDIT AND LONG-TERM DEBT

Geodynamics has an $8,000,000 unsecured line of credit agreement with a bank which expires November 1995. Borrowings under the agreement bear interest at the bank's reference, offshore or fixed rate. At June 2, 1995, borrowings (advances to LCT, guaranteed by parent company) under this line were $747,000 and the interest rate was 9.25%. The weighted average interest rate in fiscal 1995 was 8.97%. There were no borrowings under this line in prior years since 1991. The agreement requires the Company to maintain certain financial ratios and a minimum tangible net worth of $24,500,000. As of June 2, 1995, the Company was in compliance with such covenants.

Long-term debt consists of the following loans made to LCT by its then largest shareholders prior to Geodynamics' acquisition of LCT:

                                                                    June 2, 1995    June 3, 1994
                                                                    ------------    ------------
11.25% Subordinated Note Payable to shareholder, due 1999           $209,000                  --
6.0% Unsecured Note Payable to former shareholder, due 1996            7,000                  --
6.0% Subordinated Note Payable to former shareholder, due 1997         1,000                  --
                                                                    --------        ------------
                                                                     217,000                  --
Less current maturities                                              (54,000)                 --
                                                                    --------        ------------
                                                                    $163,000                  --
                                                                    ========        ============

Long-term debt matures as follows: $54,000 in 1996, $53,000 in 1997, $58,000 in 1998, and $52,000 in 1999.

4.   LEASE COMMITMENTS

The Company has operating leases for facilities and equipment expiring at various dates though September 2000, with certain rights of extension. Certain facility leases provide initial periods during which the Company is not required to make rent payments. For these leases the Company has prorated the cost over the life of the leases. The rent expense under operating leases was approximately $2,645,000, $2,716,000, and $2,825,000 for the years ended June 2, 1995, June 3, 1994, and May 28, 1993, respectively.

Minimum annual lease payments under all noncancelable leases are due as follows:

Fiscal year:
1996           $2,852,000
1997            2,159,000
1998            1,787,000
1999            1,266,000
2000              696,000
Thereafter        158,000

Commitments under the facility lease agreements also extend, in most instances, to property taxes, insurance and maintenance.

5.   BENEFIT PLANS

The Company has defined contribution retirement plans which cover substantially all of its employees. Under the terms of the plans, contributions are made to a trust at the discretion of the Company's Board of Directors. The Company also has a money purchase pension plan covering substantially all of its employees and contributes ten percent of the total qualifying compensation of all eligible participants.

Contributions under all plans were approximately $2,435,000, $2,650,000, and $2,581,000 for the years ended June 2, 1995, June 3, 1994, and May 28, 1993, respectively.

In addition, the Company has an incentive compensation plan for certain key employees, pursuant to which cash bonuses are paid as determined by the Board of Directors. Expenses under this plan were approximately $71,000, $85,000, and $101,000 for the years ended June 2, 1995, June 3, 1994, and May 28, 1993, respectively.

6.   CAPITAL TRANSACTIONS

Preferred Stock

The Company has two classes of preferred stock with 2,035,000 shares authorized and none outstanding as of June 2, 1995 and June 3, 1994.

Common Stock Options

At June 2, 1995, 656,000 shares of common stock were reserved for issuance under two incentive stock option plans for key employees. Options outstanding under these plans are exercisable over a period of five years and were issued at the fair market value at the date of grant.

At June 2, 1995, 139,000 shares of common stock were reserved under various nonqualified stock option plans. The Company has made various grants under these plans at below the then-current market price. Such options are generally exercisable at 20% per year. The difference between the exercise price and the fair market value at the grant date is amortized as compensation expense over the vesting period.

During fiscal year 1995, the Company adopted a director stock purchase option plan. This plan allows for options to vest in 20% increments through June 1, 1999. These director options are included in the following table as Nonqualified Stock Options.

Information relative to common stock options is as follows:

                                         Incentive Stock Options    Nonqualified Stock Options
                                        -------------------------   --------------------------
                                         Number                      Number
                                        of Shares    Option Price   of Shares     Option Price
                                        ---------    ------------   ---------     ------------
Shares under option, May 29, 1992       494,000      $8.50-16.38      94,000      $2.00- 6.00
Options granted                           3,000       7.00- 7.38      32,000             5.00
Options canceled                        (50,000)      9.00-16.38      (1,000)            6.00
Options exercised                            --               --      (4,000)      2.00- 6.00
                                        -------      -----------     -------      -----------
Shares under option, May 28, 1993       447,000       7.00-16.38     121,000       2.00- 6.00
Options granted                          13,000       8.25- 9.00      60,000             6.00
Options canceled                        (87,000)      9.00-15.88     (14,000)            6.00
Options exercised                            --               --     (19,000)      2.00- 6.00
                                        -------      -----------     -------      -----------
Shares under option, June 3, 1994       373,000       7.00-16.38     148,000       2.00- 6.00
Options granted                         188,000             6.00     243,000       3.00-12.00
Options canceled                        (69,000)      6.00-12.88      (6,000)            6.00
Options exercised                            --               --     (32,000)      3.00- 6.00
                                        -------      -----------     -------      -----------
Shares under option, June 2, 1995       492,000      $6.00-16.38     353,000      $2.00-12.00
                                        =======      ===========     =======      ===========

As of June 2, 1995, options to purchase 428,000 common shares were exercisable. The vesting of certain options accelerates if the Company has a change in control.

Common Stock Purchase Plans

Under the Company's long-term stock purchase plan, the Company sold shares of common stock to employees at fair market value. As permitted under this plan, the purchasers paid for these shares with notes bearing interest at 10 percent per annum, payable in 40 equal quarterly principal installments. The amount of the related notes receivable as of June 2, 1995 and June 3, 1994 is shown as a reduction of shareholders' equity in the accompanying consolidated balance sheets. No shares were issued during the three years in the period ended June 2, 1995. There are no additional shares available for issuance under this plan at June 2, 1995.

In fiscal 1994, the Company initiated an Employee Stock Purchase Plan, under which employees may elect to have cash withheld currently from their paychecks to buy shares of Company stock at 85% of market price on predetermined quarterly purchase dates. The plan is available to substantially all employees, and expires 10 years from the date of adoption. As of June 2, 1995, 53,000 shares had been issued under this plan and 77,000 additional shares were available for future subscription by employees.

In February 1995, the Company adopted the 1994 Employee Stock Bonus Plan. The plan covers all salaried employees and officers. The Company reserved 100,000 shares of stock for this plan and no shares had been issued at June 2, 1995.

7.   SIGNIFICANT FOURTH QUARTER EVENTS

In connection with a proxy contest and related changes in management, the Company entered into various agreements with two former employees. The settlements included cash payments and certain additional employee benefits, the effect of which has been reflected in the accompanying consolidated financial statements.

The Company also entered into a 20 month employment agreement with its new president. This agreement provides for a minimum guaranteed salary if the officer is terminated prior to December 31, 1996 as well as a sign-on bonus, cash distribution bonus, operations and performance bonuses. The agreement also includes stock options, some of which become immediately exercisable upon a change in control. The sign-on bonus as well as the income statement effect of the options have been reflected in the accompanying consolidated financial statements.

8.   CONTINGENCIES

The Company from time to time is involved in disputes in the normal course of business. While the outcome of such disputes can never be predicted with certainty, in the opinion of management none of the open matters at June 2, 1995 will have a material effect on its financial statements.

Subsequent to year-end the Company entered into employee retention agreements with certain key members of management. These agreements provide for a cash bonus upon a change in control as well as severance pay and other employee benefits payable upon termination related to a change in control.

In connection with the purchase of meters from a company which is now a customer, LCT entered into an agreement to provide a credit of 50 percent off the standard meter rental on future business with this customer. Accruals for expected costs in connection with this transaction have been recorded, and approximately $726,000 in credits are outstanding which, when utilized, will result in break-even operating margins on those jobs.

9.   BUSINESS SEGMENT REPORTING

Geodynamics Corporation has two lines of business, Department of Defense (DoD) contracting and non-DoD services. The following table summarizes certain financial data by industry segment as of June 2, 1995 and for the year then ended. Comparative data for years prior to fiscal 1995 have been omitted because such data are not meaningful. Geographic area information is omitted because it is not significant.

                                   DoD           Non-DoD       Consolidated
                                 Contracts       Services         Totals
                                 ---------       --------      ------------
Segment  Data :

Revenues                         $54,246,000     $6,524,000    $60,770,000
Income (loss) from operations      3,491,000       (658,000)     2,833,000
Identifiable  assets              27,922,000     12,718,000     40,640,000
Depreciation and amortization      2,893,000        583,000      3,476,000
Capital expenditures                 964,000      2,335,000      3,299,000

10.  QUARTERLY FINANCIAL DATA (Unaudited)

The following table presents summarized quarterly results as previously reported on Form 10-Q: (in thousands except for per-share data)

                                                         Fiscal Year 1995
                                            -------------------------------------------
                                             First      Second       Third      Fourth
                                            Quarter     Quarter     Quarter     Quarter
                                            -------     -------     -------     -------
Revenues                                    $13,144     $14,619     $16,556     $16,451
Income from operations                          812         856         735         430
Income before provision for income taxes        859         937         841         508
Net income                                  $   528     $   577     $   517     $   296
Earnings per common share                   $   .21     $   .22     $   .20     $   .10

                                                         Fiscal Year 1994
                                            -------------------------------------------
                                             First      Second       Third      Fourth
                                            Quarter     Quarter     Quarter     Quarter
                                            -------     -------     -------     -------
Revenues                                    $12,568     $14,788     $14,007     $13,460
Income from operations                          411         399          17         262
Income before provision for income taxes        480         488         105         367
Net income                                  $   298     $   302     $    57     $   228
Earnings per common share                   $   .13     $   .13     $   .02     $   .10

                      SELECTED PRO FORMA DATA (UNAUDITED)

The following statements provide summary unaudited pro forma income statement data for the six months ended December 1, 1995, and for the year ended June 2, 1995, and summary unaudited pro forma condensed consolidated balance sheet data as of December 1, 1995. This pro forma financial data gives effect to the sale of LCT, as if it had occurred, in the case of the income statement data, on June 4, 1994, and, in the case of the balance sheet data, on December 1, 1995. Such pro forma financial data may not be indicative of what the financial condition or results of operations of the Company would have been had the transactions to which it gives effect been completed on such earlier date, nor is it necessarily indicative of the financial condition or results of operations that may exist in the future. The following pro forma information should be read in conjunction with the historical financial statements and notes thereto appearing elsewhere in this Proxy.


                     GEODYNAMICS CORPORATION AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                             As of December 1, 1995

                                               Historical           Less:                               Pro Forma
                                              Consolidated        LCT, Inc.          Pro Forma        Consolidated
                                               (Unaudited)       (Unaudited)        Adjustments        (Unaudited)
                                              ------------       -----------        -----------       ------------
ASSETS

Current Assets

    Cash                                      $  2,866,000       $     98,000      $ 1,809,000 (a)
                                                                                    (1,600,000)(b)     $  2,977,000

    Short-term investments                       3,970,000               --                               3,970,000

    Contract receivables

        Billed                                  12,419,000          1,159,000             --             11,260,000

        Unbilled                                 2,700,000            433,000             --              2,267,000

    Deferred income taxes                          513,000           (139,000)            --                652,000

    Prepaid expenses and other                   1,421,000            310,000             --              1,111,000
                                              ------------       ------------      -----------         ------------

        Total Current Assets                    23,889,000          1,861,000          209,000           22,237,000
                                              ------------       ------------      -----------         ------------



Equipment and Leasehold Improvements

    Equipment and leasehold
    improvements, at cost                       28,421,000          8,658,000             --             19,763,000

    Less accumulated depreciation              (17,300,000)        (1,060,000)            --            (16,240,000)
                                              ------------       ------------      -----------         ------------

        Net equipment and leasehold
        improvements                            11,121,000          7,598,000             --              3,523,000
                                              ------------       ------------      -----------         ------------

Other Assets

    Noncurrent unbilled contract
    receivables                                    920,000               --               --                920,000

    Investments                                  1,295,000             95,000             --              1,200,000

    Goodwill                                     1,387,000          1,387,000             --                   --

    Intangible assets                              926,000            660,000             --                266,000

    Other assets                                   299,000             20,000             --                279,000
                                              ------------       ------------      -----------         ------------

        Total Other Assets                       4,827,000          2,162,000             --              2,665,000
                                              ------------       ------------      -----------         ------------

                                              $ 39,837,000       $ 11,621,000      $   209,000         $ 28,425,000
                                              ============       ============      ===========         ============


                     GEODYNAMICS CORPORATION AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                             As of December 1, 1995
                                  (continued)

                                        Historical          Less:                                 Pro Forma
                                       Consolidated       LCT, Inc.          Pro Forma          Consolidated
                                        (Unaudited)      (Unaudited)        Adjustments          (Unaudited)
                                       ------------      -----------        -----------         ------------
LIABILITIES AND SHAREHOLDERS'
EQUITY

Current Liabilities

    Accounts payable                   $ 5,022,000       $   741,000       $     --              $ 4,281,000

    Income taxes payable                     --                                680,000 (e)           680,000

    Intercompany - LCT                       --            8,121,000         4,950,000 (c)
                                                                            (1,600,000)(b)
                                                                             4,771,000 (d)            --

    Other current liabilities            1,297,000           926,000           647,000 (f)         1,018,000
                                       -----------       -----------       -----------           -----------
        Total current liabilities        6,319,000         9,788,000         9,448,000             5,979,000
                                       -----------       -----------       -----------           -----------

    Long-term liabilities                1,834,000         1,745,000             --                   89,000
                                       -----------       -----------       -----------           -----------

    Shareholders' Equity

        Common Stock                    12,552,000            --            (3,141,000) (g)        9,411,000

        Retained earnings               19,143,000            99,000        (6,098,000) (h)       12,946,000

        Foreign currency translation       (11,000)          (11,000)            --                   --
                                       -----------       -----------       -----------           -----------

        Total shareholders' equity      31,684,000            88,000        (9,239,000)           22,357,000
                                       -----------       -----------       -----------           -----------

                                       $39,837,000       $11,621,000       $   209,000           $28,425,000
                                       ===========       ===========       ===========           ===========


         (a)      Cash proceeds from sale of LCT.

         (b) Cash payment for settlement of earnout agreement with LCT shareholders.

         (c)      Agreed sales price of LCT as adjusted.

         (d) Loss on sale of LCT before estimated tax liability and assumption of Bank of America debt.

         (e)      Estimated tax liability in connection with LCT sale.

         (f)      Assumption of Bank of America debt by Geodynamics.

         (g)      Repurchase of 261,756 shares of Geodynamics Corporation stock.

         (h)      Loss on sale of LCT.

                     GEODYNAMICS CORPORATION AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                                                  For the Year Ended
                                                     June 2, 1995
                             -----------------------------------------------------------
                              Historical       Less:     Adjustments         Pro Forma
                                             LCT, Inc.                      (Unaudited)
                             -----------------------------------------------------------
Revenues                     $ 60,770,000   $5,182,000   $                  $ 55,588,000

Costs and expenses             57,937,000    5,342,000                        52,595,000
                             ------------   ----------   ------------       ------------

   Income (Loss)
   from operations              2,833,000     (160,000)             0          2,993,000
                             ------------   ----------   ------------       ------------

Other income/(expense)

   Loss on sale of
   investment in LCT, Inc.                                 (6,098,000) (a)    (6,098,000)


   Interest income                383,000                                        383,000

   Interest expense               (71,000)    (130,000)       (59,000) (b)             0
                             ------------   ----------   ------------       ------------

       Net other                  312,000     (130,000)    (6,157,000)        (5,715,000)
                             ------------   ----------   ------------       ------------

Income (Loss) before
provision for income taxes      3,145,000     (290,000)    (6,157,000)        (2,722,000)



Provision for income taxes      1,227,000     (147,000)                        1,374,000
                             ------------   ----------   ------------       ------------



Net income (loss)            $  1,918,000   $ (143,000)  $ (6,157,000)      $ (4,096,000)
                             ============   ==========   ============       ============



Income (loss) per share      $       0.73                                   $      (1.73)(d)
                             ============                                   ============


Weighted average number of      2,630,000                                      2,368,000
common shares outstanding    ============                                   ============

                                               For the Six Months Ended
                                                   December 1, 1995
                                                     (Unaudited)
                              ----------------------------------------------------------
                               Historical      Less:     Adjustments         Pro Forma
                                              LCT, Inc.                      (Unaudited)
                              ----------------------------------------------------------
Revenues                      $32,053,000   $4,081,000   $                  $ 27,972,000

Costs and expenses             30,583,000    3,630,000       (350,000) (c)    26,603,000
                              -----------   ----------   ------------       ------------

   Income (Loss)
   from operations              1,470,000      451,000        350,000          1,369,000
                              -----------   ----------   ------------       ------------

Other income/(expense)

   Loss on sale of
   investment in LCT, Inc.


   Interest income                159,000       20,000                           139,000

   Interest expense               (50,000)     (68,000)       (38,000) (b)       (20,000)
                              -----------   ----------   ------------       ------------

       Net other                  109,000      (48,000)       (38,000)           119,000
                              -----------   ----------   ------------       ------------

Income (Loss) before
provision for income taxes      1,579,000      403,000        312,000          1,488,000



Provision for income taxes        608,000      155,000        135,000 (c)        588,000
                              -----------   ----------   ------------       ------------



Net income (loss)             $   971,000   $  248,000   $    177,000       $    900,000(d)
                              ===========   ==========   ============       ============



Income (loss) per share       $      0.33                                   $       0.34(d)
                              ===========                                   ============


Weighted average number of      2,905,000                                      2,643,000
common shares outstanding     ===========                                   ============




         (a)      Loss on sale of LCT.
         (b)      Intercompany interest.
         (c) Represents the reduction of costs and expenses related to nonrecurring costs for Logicon merger and LCT sale activities, net of tax effect.
         (d) Net income and primary earnings per share from continuing Geodynamics operations before nonrecurring charges directly attributable to the transaction. Fully diluted earnings per share do not vary significantly from primary per share data.

                                    Annex I

                          AGREEMENT AND PLAN OF MERGER

                         dated as of October 18 , 1995

                                  by and among

                                 LOGICON, INC.

                                   LIN, INC.

                                      and

                            GEODYNAMICS CORPORATION

                               TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                            Page
                                                                             No.
ARTICLE I

                                   THE MERGER

         1.01  The Merger.                                                    1
         1.02  Effective Time                                                 1
         1.03  Closing.                                                       1
         1.04  Articles of Incorporation and Bylaws of the
                  Surviving Corporation.                                      2
         1.05  Directors and Officers of the Surviving
                  Corporation.                                                2
         1.06  Effects of the Merger                                          2
         1.07  Further Assurances                                             2


                                   ARTICLE II

                              CONVERSION OF SHARES


         2.01  Conversion of Capital Stock.                                   2
         2.02  Delivery of Certificates; Payment.                             4


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         3.01  Organization and Qualification.                                5
         3.02  Capital Stock.                                                 6
         3.03  Authority Relative to this Agreement.                          7
         3.04  Non-Contravention; Approvals and Consents.                     7
         3.05  SEC Reports and Financial Statements.                          8
         3.06  Absence of Certain Changes or Events.                          9
         3.07  Absence of Undisclosed Liabilities.                            9
         3.08  Legal Proceedings.                                             9
         3.09  Information Supplied.                                         10
         3.10  Compliance with Laws and Orders.                              10
         3.11  Compliance with Agreements; Certain Agreements.               10
         3.12  Taxes.                                                        11
         3.13  Employee Benefit Plans; ERISA.                                12

         3.14  Insurance.                                                    14
         3.15  Labor Matters.                                                14
         3.16  Environmental Matters.                                        15
         3.17  Tangible Property and Assets.                                 16
         3.18  Intellectual Property Rights                                  16
         3.19  Vote Required.                                                16
         3.20  Opinion of Financial Advisor.                                 17
         3.21  Company Not an Interested Stockholder or an
                  Acquiring Person                                           17
         3.22  Section 1203 of the CGCL Not Applicable.                      17


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         4.01  Organization and Qualification.                               17
         4.02  Authority Relative to this Agreement.                         17
         4.03  Non-Contravention; Approvals and Consents.                    18
         4.04  Information Supplied.                                         19
         4.05  Vote Required.                                                19
         4.06  Parent Not an Interested Party or a Restricted
                  Owner                                                      19
         4.07  Certain Provisions Not Applicable.                            19
         4.08  Exon-Florio                                                   19

                                   ARTICLE V

                                   COVENANTS

         5.01  Covenants of the Company and Parent.                          20
         5.02  No Solicitations                                              22


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         6.01  Access to Information; Confidentiality                        23
         6.02  Preparation of Proxy Statement.                               24
         6.03  Approval of Stockholders.                                     24
         6.04  Auditor's Letters                                             24
         6.05  Regulatory and Other Approvals                                24
         6.06  Company Stock Plans                                           25
         6.07  Directors' and Officers' Indemnification and
                  Insurance                                                  26
         6.08  Expenses.                                                     27
         6.09  Brokers or Finders.                                           27
         6.10  Standstill.                                                   27

         6.11  Notice and Cure                                               28
         6.12  Fulfillment of Conditions                                     28


                                  ARTICLE VII

                                   CONDITIONS

         7.01  Conditions to Each Party's Obligation to Effect
                  the Merger.                                                28
         7.0   Conditions to Obligation of Parent and Sub to
                  Effect the Merger.                                         29
         7.03  Conditions to Obligation of the Company to
                  Effect the Merger.                                         30

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         8.01  Termination.                                                  31
         8.02  Effect of Termination.                                        32
         8.03  Amendment.                                                    33
         8.04  Waiver.                                                       33

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.01  Non-Survival of Representations, Warranties,
                  Covenants and Agreements.                                  33
         9.02  Knowledge                                                     34
         9.03  Notices.                                                      34
         9.04  Entire Agreement.                                             35
         9.05  Public Announcements.                                         35
         9.06  No Third Party Beneficiary.                                   35
         9.07  No Assignment; Binding Effect.                                35
         9.08  Headings.                                                     35
         9.09  Invalid Provisions                                            35
         9.10  Governing Law                                                 36
         9.11  Counterparts.                                                 36

                                    EXHIBITS


EXHIBIT A    Pro Forma Balance Sheet
EXHIBIT B    Letter of the Company's Independent Auditors

                           GLOSSARY OF DEFINED TERMS


               The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Acquisition Transaction"                        --   Section 5.02
"Antitrust Division"                             --   Section 6.05
"Average Price"                                  --   Section 2.01
"CERCLA"                                         --   Section 3.16(b)
"Certificate of Merger"                          --   Section 1.02
"Certificates"                                   --   Section 2.02(b)
"CFIUS"                                          --   Section 6.05
"CGCL"                                           --   Section 1.01
"Closing"                                        --   Section 1.03
"Closing Date"                                   --   Section 1.03
"Code"                                           --   Section 3.12(e)
"Company"                                        --   Preamble
"Company Common Stock"                           --   Section 2.01(b)
"Company Disclosure Letter"                      --   Section 3.01
"Company Employee Benefit Plan"                  --   Section 3.13(c)(i)
"Company Financial Statements"                   --   Section 3.05
"Company Option Plans"                           --   Section 2.01(f)
"Company Permits"                                --   Section 3.10
"Company Preferred Stock"                        --   Section 3.02
"Company SEC Reports"                            --   Section 3.05
"Company Stock Option"                           --   Section 6.07
"Company Stockholders' Approval"                 --   Section 6.03
"Company Stockholders' Meeting"                  --   Section 6.03
"Constituent Corporations"                       --   Section 1.01
"Contracts"                                      --   Section 3.04(a)
"Conversion Amount"                              --   Section 2.01(c)
"Conversion Number"                              --   Section 2.01(f)
"Dissenting Share"                               --   Section 2.01(d)
"Earnout Payment"                                --   Section 2.01(e)
"Earnout Shares"                                 --   Section 2.01(e)
"Effective Time"                                 --   Section 1.02
"Environmental Law"                              --   Section 3.16(e)(i)
"Environmental Permits"                          --   Section 3.16(a)
"ERISA"                                          --   Section 3.13(a)(i)
"Exchange Act"                                   --   Section 3.04(b)
"Exchange Agent"                                 --   Section 2.02(a)
"Exchange Fund"                                  --   Section 2.02(a)
"Exon-Florio Amendment"                          --   Section 4.08
"FTC"                                            --   Section 6.05
"GAAP"                                           --   Section 3.12
"Governmental or Regulatory Authority"           --   Section 3.04(a)
"Hazardous Material"                             --   Section 3.16(e)(ii)
"HSR Act"                                        --   Section 3.04(b)
"Indemnified Liabilities"                        --   Section 6.08(a)

"Indemnified Parties"                            --   Section 6.08(a)
"Indemnifying Party"                             --   Section 6.08(a)
"Intellectual Property"                          --   Section 3.18
"Laws"                                           --   Section 3.04(a)
"LCT"                                            --   Section 2.01(e)
"Lien"                                           --   Section 3.02(b)
"material"                                       --   Section 3.01
"material adverse effect"                        --   Section 3.01
"materially adverse"                             --   Section 3.01
"Merger"                                         --   Preamble
"Options"                                        --   Section 3.02
"Orders"                                         --   Section 3.04(a)
"Original Conversion Amount"                     --   Section 2.01(c)
"Original Total Conversion Amount"               --   Section 2.01(e)
"Parent"                                         --   Preamble
"Parent Common Stock"                            --   Section 2.01(f)
"Parent Disclosure Letter"                       --   Section 4.01
"PBGC"                                           --   Section 3.13(a)(iii)
"Plan"                                           --   Section 3.13(c)(ii)
"Potential Acquiror"                             --   Section 5.02
"LCT Pro Forma Balance Sheet"                    --   Section 5.01(b)(I)
"Proxy Statement"                                --   Section 3.09
"qualified stock options"                        --   Section 6.07
"Representative"                                 --   Section 5.02
"SEC"                                            --   Section 3.04(b)
"Secretary of State"                             --   Section 1.02
"Securities Act"                                 --   Section 3.05
"Significant Subsidiary"                         --   Section 5.02
"Sub"                                            --   Preamble
"Sub Common Stock"                               --   Section 2.01(a)
"Subsidiary"                                     --   Section 2.01(b)
"Surviving Corporation"                          --   Section 1.01
"Surviving Corporation Common Stock"             --   Section 2.01(a)
"Tax Returns"                                    --   Section 3.12
"Taxes"                                          --   Section 3.12
"Trading Day"                                    --   Section 2.01

               This AGREEMENT AND PLAN OF MERGER dated as of October 18, 1995 is made and entered into by and among Logicon, Inc., a Delaware corporation ("Parent"), LIN, Inc., a Delaware corporation wholly owned by Parent ("Sub"), and Geodynamics Corporation, a California corporation (the "Company").

               Whereas, the Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "Merger"); and

               Whereas, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

               Now, Therefore, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

               1.01 The Merger. At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of this Agreement, Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of California (the "CGCL"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). Sub and the Company are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or canceled in the manner provided in Article II.

               1.02 Effective Time. At the Closing (as defined in Section 1.03), a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of California (the "Secretary of State") for filing, as provided in Section 1103 of the CGCL, on, or as soon as practicable after, the Closing Date (as defined in Section 1.03). The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").

               1.03 Closing. The closing of the Merger (the "Closing") will take place at the offices of Geodynamics Corporation, 21171 Western Avenue, Suite 110, Torrance, California 90501, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the fifth business day following satisfaction of the condition set forth in Section 7.01(a), provided that the other closing conditions set forth in Article VII have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing there shall be delivered to Parent, Sub and the Company the certificates and other documents and instruments required to be delivered under
Article VII.

               1.04 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (ii) the Bylaws of Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

               1.05 Directors and Officers of the Surviving Corporation. The directors of the Sub and the officers of the Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

               1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the CGCL.

               1.07 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations and to effect the other purposes of this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

               2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

               (a) Capital Stock of Sub. Each issued and outstanding share of the common stock of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation ("Surviving Corporation Common Stock").

               (b) Cancellation of Treasury Stock and Stock Owned by Parent and Subsidiaries. All shares of common stock, no par value, of the Company ("Company Common Stock") that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary (as hereinafter defined) of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

               (c) Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and other than Dissenting Shares (as defined in Section 2.01(d)) shall be converted into the right to receive the "Conversion Amount" net to the holder in cash. The "Conversion Amount" shall be $11.25 (the "Original Conversion Amount") as adjusted pursuant to Section 2.01(e). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Conversion Amount in cash to be paid in consideration therefor, upon the surrender of such certificate in accordance with Section 2.02, without interest.

               (d) Dissenting Shares.

               (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the CGCL and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive the Conversion Amount in cash pursuant to Section 2.01(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the CGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the CGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Conversion Amount in cash pursuant to Section 2.01(c).

               (ii) The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the CGCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

               (e) LaFehr and Chan Technologies, Inc. ("LCT") Earnout Payment. The Company shall use reasonable diligence and timely efforts to negotiate prior to the Closing Date a liquidated payment, part in cash and part in Company Common Stock, to discharge all obligations of the Company to pay the purchase price for the shares of stock of LCT purchased from LCT's former shareholders (the "Earnout Payment"). The Earnout Payment shall be payable to LCT's former shareholders at or prior to the Closing. For purposes of this Section 2.01(e) the cash portion of the Earnout Payment shall be deemed to be reduced by any cash repaid by LCT to the Company after the date hereof. The Original Conversion Amount shall be reduced to an amount equal to the quotient obtained by dividing
(a) the Original Total Conversion Amount, reduced by the cash portion of the Earnout Payment, by (b) the sum of (i) the number of shares outstanding on the date hereof, (ii) the number of shares underlying Options to acquire Company Common Stock outstanding on date hereof, and (iii) the number of shares of Company Common stock issued to former shareholders of LCT in the Earnout Payment. The "Original Total Conversion Amount" means the Original Conversion Amount set forth in Section 2.01(c) multiplied by the sum of (i) the number of shares outstanding on the date hereof, and (ii) the number of shares underlying Options to acquire Company Common Stock outstanding on the date hereof.

               (f) Stock Option Plans. Subject to the terms and conditions of the Company's stock option plans described in Section 3.02 of the Company Disclosure Letter (as hereinafter defined) (the "Company Option Plans") and the stock option agreements executed pursuant thereto, the Company Option Plans and each unexercised option to purchase Company Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by Parent and continued in accordance with their respective terms and each such option shall become a right to purchase shares of the fully paid and nonassessable shares of common stock, par value $.10 per share, of Parent ("Parent Common Stock") equal to the product of (i) a fraction (the "Conversion Number"), (A) the numerator of which is the Conversion Amount as adjusted pursuant to Section 2.01(e) and (B) the denominator of which is the Average Price (as hereinafter defined) of Parent Common Stock and (ii) the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time, as more fully described in Section 6.06. The Company will use reasonable diligence and timely efforts to cause all vested options to be exercised prior to the Closing.

               The "Average Price" shall be equal to the arithmetic average of the Sales Price (as hereinafter defined) on each of the last 20 Trading Days (as hereinafter defined) preceding the third day before the Closing Date. The term "Sales Price" shall mean, on any Trading Day, the average of the high and low sales prices of Parent Common Stock reported on the NYSE Composite Tape on such day. The term "Trading Day" shall mean any day on which securities are traded on a national securities exchange.

               2.02 Delivery of Certificates; Payment.

               (a) Exchange Agent. At the Effective Time, Parent shall deposit with Bank of America N.T. & S.A. or such other bank or trust company designated before the Effective Date by the Company and reasonably acceptable to Parent (the "Exchange Agent"), an amount of cash equal to the aggregate amount payable in accordance with Section 2.01(c), to be held for the benefit of and distributed to the holders of Company Common Stock in accordance with this Section. The Exchange Agent shall agree to hold such funds (such funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Parent before the Effective Time. If for any reason (including losses) the amount of cash in the Exchange Fund is inadequate to pay the cash amounts to which holders of shares of Company Common Stock shall be entitled pursuant to Section 2.01(c), Parent shall make available to the Exchange Agent additional funds for the payment thereof.

               (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares are converted pursuant to Section 2.01(c) into the right to receive cash (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash in pursuant to Section 2.01(c). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange for the cash amount payable in accordance with Section 2.01(c), which such holder has the right to receive pursuant to the provisions Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the cash amount payable in accordance with Section 2.01(c), may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of the Surviving Corporation, except for rights to receive cash pursuant to Section 2.01(c), rights to receive declared but unpaid dividends pursuant to Section 5.01(b)(ii)(B) or rights existing as contemplated in Section 2.01(d), to be canceled and not outstanding.

               (c) Distributions with Respect to Unexchanged Shares. No cash payment shall be paid to any holder of Company Common Stock with respect to any Certificate that has not been surrendered pursuant to this Section until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section.

               (d) No Further Ownership Rights in Company Common Stock. All cash paid pursuant to this Article II upon surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock represented thereby, subject, however, to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

               (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for one hundred eighty (180) days after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for any cash payable pursuant to Section 2.01 and this Section.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent and Sub as follows:

               3.01 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except (in the case of any Subsidiary) for such failures to be so organized, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), prospects or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole). Section 3.01 of the letter dated the date hereof and delivered to Parent and Sub by the Company concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter") sets forth the name and jurisdiction of incorporation of each Subsidiary of the Company. Except as disclosed in Section 3.01 of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

               3.02 Capital Stock. (a) The authorized capital stock of the Company consists solely of 10,000,000 shares of Company Common Stock and 2,035,000 shares of preferred stock (the "Company Preferred Stock"). As of October 2, 1995, 2,662,414 shares of Company Common Stock were issued and outstanding and 1,367,750 shares of Company Common Stock were reserved for issuance pursuant to the Company Option Plans, of which 912,488 are covered by outstanding options or outstanding commitments. There has been no change in the number of issued and outstanding shares of Company Common Stock or shares of Company Common Stock held in treasury or reserved for issuance since such date other than pursuant to the establishment or maintenance of the Company Option Plans and there has been no increase in the number or shares covered by outstanding options or outstanding commitments. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 3.02 of the Company Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

               (b) Except as disclosed in Section 3.02 of the Company Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary wholly owned, directly or indirectly, by the Company, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in Section 3.02 of the Company Disclosure Letter, there are no (i) outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any
Subsidiary of the Company.

               (c) Except as disclosed in Section 3.02 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other person.

               3.03 Authority Relative to this Agreement. The Company has full corporate power and authority to enter into this Agreement and, subject to obtaining the Company Stockholders' Approval (as defined in Section 6.03), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the


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
execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, subject to the obtaining of the Company Stockholders' Approval, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               3.04 Non-Contravention; Approvals and Consents.

               (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries, or (ii) subject to the obtaining of the Company Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

               (b) Except (i) for the filing of a pre-merger notification report by the Company under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement (as that term is defined in Section 4.08) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and
(iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the CGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and (iv) as disclosed in Section 3.04 of the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

               3.05 SEC Reports and Financial Statements. The Company delivered to Parent prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the SEC since May 31, 1991 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary material) that the Company and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 3.05 of the Company Disclosure Letter, each Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

               3.06 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (a) since June 2, 1995 there have not been any changes, events or developments which collectively have a material adverse effect on the Company and its Subsidiaries taken as a whole, and after taking into effect any positive developments which have occurred, other than those occurring as a result of general economic or financial conditions , and (b) except as disclosed in Section 3.06 of the Company Disclosure Letter, between such date and the date hereof (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5.01(b).

               3.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended June 2, 1995 included in the Company Financial Statements or as disclosed in Section
3.07 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice and (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.


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
               3.08 Legal Proceedings. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.08 of the Company Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of the Company and its Subsidiaries are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective assets and properties which, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement, and there are no facts or circumstances known to the Company or any of its Subsidiaries that could be reasonably expected to give rise to any such action, suit, arbitration, proceeding, investigation or audit, and (ii) neither the Company nor any of its Subsidiaries is subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

               3.09 Information Supplied. The proxy statement relating to the Company Stockholders' Meeting (as defined in Section 6.03), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by the Company with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of Parent or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Parent or any of its Subsidiaries with the SEC.

               3.10 Compliance with Laws and Orders. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company and its Subsidiaries are not in violation of or default under any Law or Order of any Governmental or Regulatory Authority, except for violations which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

               3.11 Compliance with Agreements; Certain Agreements.

               (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries nor to the knowledge of the Company and its Subsidiaries any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries or (ii) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

               (b) Except as disclosed in Section 3.11 of the Company Disclosure Letter or in the Company SEC Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 30 days' or less notice involving the payment of more than $25,000 per annum or $250,000 per annum in the aggregate for all such agreements, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement,
(iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) except as disclosed in the Company's Disclosure Letter, agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as disclosed in Section
3.11 of the Company Disclosure Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is party to any written employment agreement.

               3.12 Taxes. Except as disclosed in the SEC Reports or in Section
3.12 of the Company Disclosure Letter (with paragraph references corresponding to those set forth below):

               (a) All material Tax Returns required to be filed with respect to the Company and its Subsidiaries have been duly and timely filed, and all such Tax Returns are true and complete in all material respects. The Company and each of its Subsidiaries have duly and timely paid all Taxes that are shown as due, or claimed or asserted by any taxing authority to be due, from it for the periods covered by such Tax Returns and have made all required estimated payments of Taxes sufficient to avoid any penalties for underpayment, or have duly provided for all such Taxes in the financial statements included in the SEC Reports. There are no Liens with respect to Taxes (except for Liens for Taxes not yet due) upon any of the assets or properties of the Company or any of its Subsidiaries.

               (b) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company and its Subsidiaries have made sufficient current accruals for such Taxes in accordance with GAAP, and such current accruals through June 2, 1995 are duly provided for in the financial statements included in the SEC Reports.

               (c) The material Tax Returns of the Company and its Subsidiaries have not been audited or examined by the United States Internal Revenue Service (the "IRS") and the statute of limitations for all periods through 1990 has expired. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period. The Company has previously delivered to Parent true and complete copies of each of the United States federal, state, local and foreign income Tax Returns, for each of the last three taxable years, filed by the Company or any of its Subsidiaries.

               (d) No audit or other proceeding by any court, governmental or regulatory authority, or similar entity is pending or, to the knowledge of the Company, threatened with respect to any material Taxes due from the Company or any of its Subsidiaries or any material Tax Return filed by or relating to the Company or any of its Subsidiaries. To the knowledge of the Company, no assessment of Tax is proposed or, based on existing facts and circumstances, is threatened against the Company or any of its Subsidiaries or any of their respective assets or properties.

               (e) No election under any of Section 108, 338 or 4977 of the Internal Revenue Code of 1986, as amended and the rules and regulations thereunder (the "Code") (or any predecessor provisions) has been made or filed by or with respect to the Company or any of its Subsidiaries or any of their assets or properties. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its Subsidiaries or any of their assets or properties.

               (f) Neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method or has any application pending with any taxing authority requesting permission for any changes in any accounting method of any of them, and the IRS has not proposed any such adjustment or change in accounting method.

               (g) Neither the Company nor any of its Subsidiaries has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of any material Taxes. The Company and its Subsidiaries have duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over for all periods under all applicable Laws based upon information provided by such employees to the Company and its Subsidiaries.

               "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period, except as disclosed in the notes to the Company's financial statements.

               "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation, income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll and franchise taxes imposed by the United States or any state, local or foreign Governmental or Regulatory Authority; and such term shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

               "Tax Returns" shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes.


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
               3.13 Employee Benefit Plans; ERISA.

               (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Section 3.13 of the Company Disclosure Letter:

               (i) to the knowledge of the Company and its Subsidiaries, no prohibited transaction within the meaning of Section 406 or 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code with respect to any Company Employee Benefit Plan (as defined below) has occurred during the five-year period preceding the date of this Agreement;

               (ii) there is no outstanding liability (except for premiums due) under Title IV of ERISA with respect to any Company Employee Benefit Plan;

               (iii) neither the Pension Benefit Guaranty Corporation (the "PBGC"), the Company nor any of its Subsidiaries has instituted proceedings to terminate any Company Employee Benefit Plan;

               (iv) full payment has been made of all amounts which the Company or any of its Subsidiaries were required to have paid as a contribution to the Company Employee Benefit Plans as of the last day of the most recent fiscal year of each of the Company Employee Benefit Plans ended prior to the date of this Agreement, and none of the Company Employee Benefit Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Employee Benefit Plan ended prior to the date of this Agreement;

               (v) the value on a termination basis of accrued benefits under each of the Company Employee Benefit Plans which is subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Employee Benefit Plan's actuary with respect to each such Company Employee Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Employee Benefit Plan;

               (vi) each of the Company Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited;

               (vii) each of the Company Employee Benefit Plans is, and its administration is and has been during the five-year period preceding the date of this Agreement in all material respects in compliance with, and none of the Company nor any of its Subsidiaries has received any claim or notice that any such Company Employee Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including, without limitation, the requirements of ERISA;

               (viii) to the knowledge of the Company and its Subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Employee Benefit Plans;

               (ix) to the knowledge of the Company and its Subsidiaries, during the five-year period preceding the date of this Agreement, none of the Company or any of its Subsidiaries has entered into any transaction which could subject such entity to liability under Section 302(c)(ii), 4062,

         4063, 4064, or 4069 of ERISA and no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Company Employee Benefit Plan;

               (x) none of the Company or any of its Subsidiaries is in default in performing any of its contractual obligations under any of the Company Employee Benefit Plans or any related trust agreement or insurance contract;

               (xi) there are no material outstanding liabilities of any Company Employee Benefit Plan other than liabilities for benefits to be paid to participants in such Company Employee Benefit Plan and their beneficiaries in accordance with the terms of such Company Employee Benefit Plan; and

               (xii) none of the Company or any of its Subsidiaries maintains or is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Reconciliation Act of 1985, as amended.

               (b) Except as set forth in Section 3.13 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes a change in control or has or will accelerate benefits under any Company Employee Benefit Plan.

               (c) As used herein:

               (i) "Company Employee Benefit Plan" means any Plan entered into, established, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

               (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

               3.14 Insurance. The Company delivered to Parent prior to the execution of this Agreement a true and complete list of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations, properties, assets or employees of the Company or any of its Subsidiaries. Such insurance policies are placed with financially sound and reputable insurers and, in light of the respective business, operations, assets and properties of the Company and its Subsidiaries, are in amounts and have coverages that are reasonable and customary for persons engaged in such businesses and operations and having such assets and properties.

               3.15 Labor Matters. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.15 of the Company Disclosure Letter, there are no material controversies pending or, to the knowledge of the Company and its Subsidiaries, threatened between the



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
Company or any of its Subsidiaries and any representatives of its employees, and, to the knowledge of the Company and its Subsidiaries, there are no material organizational efforts presently being made involving any of the now unorganized employees of the Company or any of its Subsidiaries. Since June 3, 1995, there has been no work stoppage, strike or other concerted action by employees of the Company or any of its Subsidiaries.

               3.16 Environmental Matters. (a) Each of the Company and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental or Regulatory Authorities which are required under any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of the Company and its Subsidiaries is in compliance in all material respects with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

               (b) No oral or written notification of a "release" (as defined in 42 U.S.C. SECTION 9601(22)) of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA") or on any similar state or local list of sites requiring investigation or clean-up.

               (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of the Company and its Subsidiaries, is in process which could subject any of such properties to such Liens, and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

               (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been delivered to Parent prior to the execution of this Agreement.

               (e) As used herein:

               (i) "Environmental Law" means any Law or Order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; and


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
               (ii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

               3.17 Tangible Property and Assets. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company and its Subsidiaries have good and marketable title to, or have valid leasehold interests in or valid rights under contract to use, all tangible property and assets used in and, individually or in the aggregate, material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole (including all tangible property and assets reflected on the latest audited balance sheet included in such Company SEC Reports or acquired since such date, other than property or assets disposed of since such date or held subject to a lease or other contract permitted to expire in accordance with its terms since such date, in either case in the ordinary course of business), free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of the Company or any such Subsidiary. All such property and assets are, in all material respects, in good working order and condition, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used.

               3.18 Intellectual Property Rights. The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary of the Company is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither the Company nor any Subsidiary of the Company is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, software and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

               3.19 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.05, the affirmative vote of the holders of record of at least a majority of the outstanding shares of Company Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

               3.20 Opinion of Financial Advisor. The Company has received the opinion of A.G. Edwards & Sons, Inc., dated the date hereof, to the effect that, as of the date hereof, the consideration


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to be received in the Merger by the stockholders of the Company is fair from a financial point of view to the stockholders of the Company, and a true and complete copy of such opinion has been delivered to Parent prior to the execution of this Agreement. Such opinion will be updated prior to the filing of the Proxy Statement.

               3.21 Company Not an Interested Stockholder or an Acquiring Person. Neither the Company nor any of its affiliates or associates is an "interested person" (as such term is defined in Section 1203 of the CGCL), or an owner, directly or indirectly, of shares of Parent or the Sub representing more than 50 percent of the voting power of Parent or the Sub within the meaning of
Section 1101 of the CGCL.

               3.22 Section 1203 of the CGCL Not Applicable. The provisions of
Section 1203 of the CGCL will not, before the termination of this Agreement, assuming the accuracy of the representation and warranty contained in Section 4.05, apply to this Agreement, the Merger or the other transactions contemplated hereby.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

               Parent and Sub represent and warrant to the Company as follows:

               4.01 Organization and Qualification. Each of Parent and its Subsidiaries (including Sub) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except (in the case of any Subsidiary) for such failures to be so organized, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Parent and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Section
4.01 of the letter dated the date hereof and delivered by Parent and Sub to the Company concurrently with the execution and delivery of this Agreement
(the "Parent Disclosure Letter") sets forth the name and jurisdiction of incorporation of each Subsidiary of Parent.

               4.02 Authority Relative to this Agreement. Each of Parent and Sub has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by Parent in its capacity as the sole stockholder of Sub, and no other corporate proceedings on the part of either of Parent or Sub or their stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a legal, valid and binding obligations of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except as enforceability may be


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
limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               4.03 Non-Contravention; Approvals and Consents.

               (a) The execution and delivery of this Agreement by each of Parent and Sub do not, and the performance by each of Parent and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Parent or any of its Subsidiaries, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any Laws or Orders of any Governmental or Regulatory Authority applicable to Parent or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

               (b) Except (i) for the filing of a pre-merger notification report by Parent under the HSR Act, (ii) for the filing of the Certificate of Merger and other appropriate merger documents required by the CGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and (iii) as disclosed in Section 4.03 of the Parent Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

               (c) Except as disclosed in Parent SEC Reports filed prior to the date of this Agreement (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent and its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of Parent and its Subsidiaries are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Parent or any of its Subsidiaries or any of their respective assets and properties which, if determined adversely to Parent or any of its Subsidiaries, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement, and there are no facts or circumstances known to Parent or any of its Subsidiaries that could be reasonably expected to give rise to any such action, suit, arbitration, proceeding, investigation or audit, and (ii) neither Parent nor any of its Subsidiaries is subject to any Order of any Governmental


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
or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement.

               4.04 Information Supplied. Any documents filed or to be filed by Parent, or supplied by Parent for filing with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of any documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein and information incorporated by reference therein from documents filed by Parent or any of its Subsidiaries with the SEC.

               4.05 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 3.21, the affirmative vote of Parent as sole stockholder of the Sub is the only vote of the holders of any class or series of the capital stock of Parent or Sub required to approve the Merger and the other transactions contemplated hereby.

               4.06 Parent Not an Interested Party or a Restricted Owner. Neither Parent nor any of its affiliates or associates (including Sub) is an "interested person" (as such term is defined in Section 1203 of the CGCL), or an owner, directly or indirectly, of shares of the Company representing more than 50 percent of the voting power of the Company within the meaning of Section 1101 of the CGCL.

               4.07 Certain Provisions Not Applicable. None of the provisions of Parent's Certificate of Incorporation, Section 1203 or the Final Two Sentences of Section 1103 of the CGCL or the provisions of Section 203 of the DGCL will, before the termination of this Agreement, assuming the accuracy of the representation and warranty contained in Section 3.21, apply to this Agreement, the Merger or the other transactions contemplated hereby.

               4.08 Exon-Florio Amendment. Parent is not a "foreign person" for purposes of Section 721 of the Defense Production Act of 1950, as amended, and any successor thereto and the regulations issued pursuant thereto or in consequence thereof (the "Exon-Florio Amendment").

               4.09 Financing. Parent has available to it sufficient funds to fulfill its obligations under this Agreement.


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
                                    ARTICLE V

                                   COVENANTS

               5.01 Covenants of the Company and Parent. At all times from and after the date hereof until the Effective Time, the Company and Parent each covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing, which consent shall not be unreasonably withheld):

               (a) Ordinary Course. Subject to paragraph (b) of this Section, each party and each of its Subsidiaries shall conduct their respective businesses only in, and none of the Company, Parent and such Subsidiaries shall take any action except in, the ordinary course consistent with past practice.

               (b) Without limiting the generality of paragraph (a) of this Section, (i) each party and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws and Orders of all Governmental or Regulatory Authorities applicable to them, and
(ii) the Company shall not, nor shall it permit any of its Subsidiaries to:

               (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

               (B) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except that the Company may continue the declaration and payment of regular quarterly cash dividends on Company Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice, except that the Company may declare and pay a special dividend equal to the proceeds of a disposition of LCT, or may effect a spin-off of its interest in LCT to the Company's shareholders, in either case subject to the limitations set for in subparagraph (I) below, and except for the declaration and payment of dividends by a wholly owned Subsidiary solely to its parent corporation, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto; provided, however, that the foregoing shall not restrict the ability of the Company to enter into any transaction referenced in subparagraph (I) below;

               (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (w) the issuance of shares of Company Common Stock upon exercise of presently outstanding Options pursuant to plans disclosed in Section 3.02 of the Company Disclosure Letter, (x) the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation, or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto,
         (y) issuances of Company Common Stock in connection with the Earnout Payment and (z) issuances of LCT stock in connection with the transactions referred to in subparagraph (I) below);


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
               (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

               (E) other than dispositions in the ordinary course of its business consistent with past practice or a disposition of the Company's interest in LCT, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

               (F) except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

               (G) (x) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $1,000 (net of any amounts of any such indebtedness discharged during such period), or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $1,000;

               (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Company Employee Benefit Plan or other agreement, arrangement, plan or policy between such party or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

               (I) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such party or any of its Subsidiaries, provided, however, that the Company is expressly permitted to dispose of its interest in LCT as reflected by the "Pro Forma Balance Sheet" dated as of September 1, 1995 attached to the Disclosure Letter but not to exceed an aggregate shareholders equity (disregarding the effect of any earnout payment) of $8,915,000 increased by net earnings, or decreased by net losses or asset write downs, and with no advances by the Company to LCT or intercompany obligations of LCT to the Company in excess of the amounts shown on the LCT Proforma Balance Sheet, whether by spin-off to the Company's shareholders, disposition to third parties or otherwise and the Company may distribute the proceeds of any such disposition to its shareholders provided that any such distribution to Company shareholders shall be net of all transaction costs including taxes in excess of $1,458,000 arising from the disposition; and provided further that if the transaction costs including taxes in excess of $1,458,000 arising from the disposition exceed the proceeds of such disposition then such excess shall be deemed to be a cash amount paid in respect of the Earnout


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
         Payment and shall cause an adjustment of the Conversion Amount as provided in section 2.01(e). Any expenses in addition to transaction costs incurred by LCT from September 1, 1995 to Closing paid or required to be paid by the Company on behalf of LCT and not paid by LCT to the Company prior to Closing shall be deemed to be a transaction cost and shall be adjusted as provided in Section 2.01(e). For purposes of the foregoing, (i) any liability of LCT transferred to or assumed by the Company in excess of $597,000 reflected as an adjustment in the LCT Pro Forma Balance Sheet shall be deemed to be a transaction cost, and (ii) any transaction costs (including without limitation legal and accounting fees, investment bankers' fees, costs of soliciting proxies, SEC filing fees, and related expenses) arising from the negotiation and implementation of this Agreement and the sale or disposition of LCT, to the extent the aggregate of such transaction costs exceeds $600,000, shall be deemed to be transaction costs arising from the sale or disposition of LCT.

         In estimating the tax liability above, each party recognizes that a significant block of LCT stock may be sold to a third party at a price which may reflect a control premium, this purchase price may, therefore, not proportionately reflect the fair market value of 100% of LCT.

         The parties further agree that the estimate of the Parent's tax liability per this Section 5.01(I) will be prepared in a manner consistent with the estimates and methods to be used in the filing of Geodynamics' tax return actually reflecting the gain.

               (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice in an aggregate amount not exceeding $100,000;

               (K) make any change in the lines of business in which it participates or is engaged other than such changes effected in connection with any disposition of LCT;

               (L) without the prior written consent of Parent, which consent shall not unreasonably be withheld, do any of the following: enter into any fixed price contracts in excess of $50,000; enter into any new lease agreements; invest any excess cash in instruments with a maturity date beyond ninety days; appoint any additional officers of the Company; effect any changes to the management structure of the Company other then those changes disclosed to Parent prior to the execution of this Agreement; make any capital expenditure or commitment to make a capital expenditure towards the purchase of a management information system; increase the salary of any officer or employee in a manner inconsistent with past practice but in no event shall any increase exceed eight percent (8%); or grant to any officer or employee any bonus payment, provided however the Company may make spot awards which collectively shall not exceed $25,000. Subject to the foregoing, the Company and Parent will establish an interim working committee chaired by the Company's Chief Executive Officer and an individual chosen by the Chief Executive Officer of Parent to facilitate the transition and management of the Company in anticipation of the closing of this transaction. In addition, the Chief Financial Officer of the Company and of Parent shall participate as members of the interim working committee; or

               (M) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

               (c) Advice of Changes. Each party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation including any shareholder litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company or Parent, as the case may be, to consummate the transactions contemplated hereby.

               5.02 No Solicitations. No party shall, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of it or any of its Subsidiaries to, directly or indirectly, initiate, solicit, encourage, or, unless the Board of Directors believes, on the basis of advice furnished by independent legal counsel, that the failure to take such actions would constitute a breach of applicable fiduciary duties, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction (as defined below), by any person, corporation, partnership or other entity or group (a "Potential Acquiror"); provided, however, that nothing contained in this Section shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender offer by a Potential Acquiror pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to its stockholders which, in the judgment of the Board of Directors based upon the opinion of independent counsel, may be required under applicable law; provided, however, that (i) the Company may furnish or cause to be furnished information concerning the Company and its businesses, properties or assets to a Potential Acquiror (on terms, including confidentiality terms, substantially similar to those set forth in the confidentiality letter dated August 8, 1995 between Parent and the Company), (ii) the Company may engage in discussions or negotiations with a Potential Acquiror, (iii) following receipt of a proposal or offer for an Acquisition Transaction, the Company may take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to the Company's stockholders and (iv) following receipt of a proposal or offer for an Acquisition Transaction the Board of Directors may withdraw or modify its recommendation referred to in Section 3.03, but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of the Company shall conclude in good faith on the basis of advice from independent counsel that such action is necessary or appropriate in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. As used in this Agreement, "Acquisition Transaction" means any merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries (as defined below) other than LCT, or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, the Company and its Subsidiaries taken as a whole (without regard to LCT), whether for cash, securities or any other consideration or combination thereof other than pursuant to the transactions contemplated by this Agreement; and "Significant Subsidiary" means any Subsidiary of the Company that would constitute a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

               6.01 Access to Information; Confidentiality. (a) The Company and its Subsidiaries shall, throughout the period from the date hereof to the Effective Time, (i) provide Parent and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and its Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Company Employee Benefit Plans or Parent Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of the Company or Parent, as the case may be, and its Subsidiaries as the other party or any of such other persons reasonably may request. All such access shall be limited to the extent necessary to comply with restrictions of the United States applicable to any such information. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

               (b) Each party will hold, and will use its best efforts to cause its Representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable Laws of Governmental or Regulatory Authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental or Regulatory Authorities), or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party and its Subsidiaries furnished to it by such other party or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (x) previously known by the Company or Parent, as the case may be, or its Representatives, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the Company or Parent, as the case may be, and its Representatives or (z) later acquired by the Company or Parent, as the case may be, or its Representatives from another source if the recipient is not aware that such source is under an obligation to the Company or Parent, as the case may be, to keep such documents and information confidential. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of the Company or Parent, as the case may be, the other party will, and will cause its Representatives to, promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the Company or Parent, as the case may be, or its Representatives to such party and its Representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Company or Parent, as the case may be, or its Representatives.

               6.02 Preparation of Proxy Statement. The Company shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Proxy Statement. Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement and any other such documents and any amendments or supplements thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC or any other person or entity for any amendments or supplements thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Parent or the Company, as the case may be, or any of its representatives with respect to the Proxy Statement or any other such documents. Each of the Company, Parent and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC, and to cause the Proxy Statement to be mailed to the holders of Company Common Stock entitled to vote at the meeting of the stockholders of the Company at the earliest practicable time.

               6.03 Approval of Stockholders.

               (a) The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of voting on the adoption of this Agreement (the "Company Stockholders' Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised by independent counsel, the Company shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company adopt this Agreement, and shall use its best efforts to obtain such adoption. At such meeting, Parent shall, and shall cause its Subsidiaries to, cause all shares of Company Common Stock then owned by Parent or any such Subsidiary to be voted in favor of the adoption of this Agreement.

               (b) Parent and the Company shall use their reasonable best efforts to cause the Company Stockholders' Meeting to be held as soon as practicable after the date hereof.

               6.04 Auditor's Letters. The Company shall cause to be delivered to Parent and Sub a letter of Arthur Andersen & Co. L.L.P., the Company's independent auditors, dated the Closing Date, substantially in the form and to the effect of Exhibit B hereto.

               6.05 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections
6.02 and 6.03, each of the Company and Parent will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, (i) each of the parties will (x) take promptly all actions necessary to make the filings required of Parent and the Company or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

               6.06 Company Stock Plans.

               (a) The Company will use reasonable diligence and timely efforts to cause vested stock options to be exercised prior to the Closing;

               (b) At the Effective Time, each unexercised option to purchase shares of Company Common Stock (a "Company Stock Option") under the Company Option Plans shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the product (rounded up to the nearest whole share) of (i) the Conversion Number and (ii) the number of shares of the Company Common Stock issuable upon exercise of the option immediately prior to the Effective Time; and the option exercise price per share of Parent Common Stock at which such option is exercisable shall be the amount (rounded down to the nearest whole cent) obtained by dividing (iii) the option exercise price per share of Company Common Stock at which such option is exercisable immediately prior to the Effective Time by (iv) the Conversion Number; provided, however, that, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(b) of the Code.

               (c) As soon as practicable after the Effective Time, Parent shall deliver to the participants in the Company Option Plans appropriate notices setting forth such participants' rights pursuant thereto and the grants pursuant to the Company Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger). Parent shall comply with the terms of the Company Option Plans and ensure, to the extent required by, and subject to the provisions of, the Company Option Plans, that the Company Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

               (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Option Plans as adjusted in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Option Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

               6.07 Directors' and Officers' Indemnification and Insurance. (a) The Company, and from and after the Effective Time Parent and the Surviving Corporation (each, an "Indemnifying Party"), shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of the Company or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company or any of its Subsidiaries and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), to the extent the Company would have been permitted under applicable law to indemnify its own directors, officers, employees or agents, as the case may be, without giving effect to any limitations imposed in Section 317(c) of the California Corporations Code, and
(ii) all Indemnified Liabilities based in substantial part on, or arising in substantial part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted, without giving effect to any limitations imposed in Section 317(c) of the California Corporations Code, under applicable law to indemnify its own directors, officers, employees or agents, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

               (b) Parent and the Surviving Corporation shall, until the first anniversary of the Effective Time, cause coverage to be continued under, to the extent available, on commercially reasonable terms, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof with respect to claims arising from facts or events within the coverage of such policies that occurred on or prior to the Effective Time; provided that in no event shall Parent or the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of one hundred percent (100%) of the aggregate premiums paid by the Company and its Subsidiaries in 1995 (on an annualized basis) for such purpose; Parent and Surviving Corporation may, in lieu of continuing such current policies or coverage, cause comparable coverage to be provided under another policy or policies so long as the material terms or coverage thereof are no less advantageous than such existing policies.

               (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (b) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the CGCL or otherwise.

               (d) In the event the Company, Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company, Parent or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in paragraphs (a) and (b) of this Section.

               6.08 Expenses. Except as set forth in Section 8.02, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

               6.09 Brokers or Finders. Each of Parent and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except A.G. Edwards & Sons, Inc., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, and each of Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

               6.10 Standstill. Parent agrees that until the expiration of three years from the date of termination of this Agreement, without the prior written consent of the Company, it will not (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly (i) a substantial portion of the assets of the Company and its Subsidiaries taken as a whole or
(ii) five percent (5%) or more of the issued and outstanding shares of Company Common Stock, (b) make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its Subsidiaries or
(c) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Exchange Act) with respect to any voting securities of the Company or any of its Subsidiaries.

               6.11 Notice and Cure. Each of Parent and the Company will notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Parent or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Company, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Parent and the Company also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent or the Company, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

               6.12 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Parent nor the Company will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VII

                                   CONDITIONS

               7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

               (a) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company under the CGCL and the Company's Articles of Incorporation. This Agreement shall have been adopted by the requisite vote of Parent as the sole stockholder of Sub.

               (b) Exon-Florio Amendment. Parent shall have received written notice from CFIUS of its determination pursuant to the Exon-Florio Amendment not to undertake an investigation of the transactions contemplated by this Agreement.

               (c) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

               (d) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

               (e) Governmental and Regulatory Consents and Approvals. Other than the filing provided for by Section 1.02, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, or on the ability of Parent and the Company to consummate the transactions contemplated hereby shall have been obtained, all in form and substance reasonably satisfactory to Parent and the Company and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to Parent or to the stockholders of the Company.

               (f) LCT Disposition. The Company shall have disposed (or shall concurrently with the Closing dispose) of its interest in LCT or the Company shall have effected (or shall concurrently with the Closing effect) the spin-off of its interest in LCT to the Company's shareholders.

               7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Sub in their sole discretion):

               (a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement and including those contained in the Company's Disclosure Letter shall be true and correct as of the Closing Date as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, in all respects material to the validity and enforceability of this Agreement and to the Company and its Subsidiaries taken as a whole, except as affected by the transactions contemplated by this Agreement, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Vice President, to such effect.

               (b) Performance of Obligations. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Vice President, to such effect.

               (c) Orders and Laws. There shall not have been issued, enacted, promulgated or deemed applicable to Parent, the Surviving Corporation, any of their respective Subsidiaries or the transactions contemplated by this Agreement any Order or Law of any Governmental or Regulatory Authority which is then in effect and which could be reasonably expected to result in a material diminution of the benefits of the Merger to Parent, and there shall not be pending or threatened on the Closing Date any action, suit or proceeding in, before or by any Governmental or Regulatory Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law or of any Order or Law referred to in Section 7.01(e).

               (d) Governmental and Regulatory Consents and Approvals. Other than the filing provided for by Section 1.02, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, or on the ability of Parent and the Company to consummate the transactions contemplated hereby shall have been obtained.

               (e) Contractual Consents. The Company and its Subsidiaries shall have received all consents (or in lieu thereof waivers) from parties to each Contract disclosed pursuant to Section 3.04(b).

               (f) Opinion of Counsel. Parent and Sub shall have received the opinion of Nida & Maloney, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent.

               (g) Auditors' Letter. Parent and Sub shall have received the letters of Arthur Andersen & Co. L.L.P., the Company's independent auditors, to be delivered in accordance with Section 6.04.

               (h) Dissenting Shares. The aggregate number of Dissenting Shares shall not exceed 9.99% of the total number of shares of Company Common Stock outstanding on the Closing Date.

               (i) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

               (j) Certain Options. The options held by Directors of the Company shall have been exercised or canceled.

               7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

               (a) Representations and Warranties. Each of the representations and warranties made by Parent and Sub in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, in all respects material to the validity and enforceability of this Agreement and to Parent its Subsidiaries taken as a whole, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Parent by its Chairman of the Board, President or any Vice President and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

               (b) Performance of Obligations. Parent and Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Sub at or prior to the Closing, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Parent by its Chairman of the Board, President or any Vice President and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

               (c) Opinion of Counsel. The Company shall have received the opinion of Ben Mitchell, Esq., counsel to Parent and Sub, dated the Closing Date, substantially in form and substance reasonably satisfactory to the Company.

               (d) Financial Advisor Opinion. The letter from A.G. Edwards & Sons, Inc. referred to in Section 3.20 shall not have been withdrawn.

               (e) Proceedings. All proceedings to be taken on the part of Parent and Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

               8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholders' Approval:

               (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

               (b) by either the Company or Parent upon notification to the non-terminating party by the terminating party:

                              (i) at any time after March 29, 1996 if the Merger
                     shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                              (ii) if the Company Stockholders' Approval shall
                     not be obtained by reason of the failure to obtain the requisite vote upon a motion to so approve at a meeting of such stockholders, or any adjournment thereof, called therefor;

                              (iii) if any Governmental or Regulatory Authority,
                     the taking of action by which is a condition to the obligations of either the Company or Parent to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful;

                              (iv) if there has been a material breach of any
                     representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by the non-terminating party of notice of such breach from the terminating party or assurance of such cure reasonably satisfactory to the terminating party shall not have been given by or on behalf of the non-terminating party within such ten (10) business day period; or

                              (v) if any court of competent jurisdiction or
                     other competent Governmental or Regulatory Authority shall have issued an Order making illegal or otherwise restricting, preventing or prohibiting the Merger and such Order shall have become final and nonappealable;


               (c) by either the Company or Parent if the Company or its stockholders receive a proposal or offer for an Acquisition Transaction in connection with which the Board of Directors of the Company exercises the right specified in clause (iv) of Section 5.02; or

               (d) by either the Company or Parent if the condition specified in
Section 7.03(d) shall not be either satisfied or waived.

               8.02 Effect of Termination.

               (a) If this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.01(b), 6.08, 6.09 and
6.10 will continue to apply following any such termination, provided, however, that the provisions of Section 6.10 shall not apply following a termination pursuant to Section 8.01(c), (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

               (b) In the event that (i) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(iv), (c), or (d); or (ii) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(ii) following a failure of the stockholders of the Company to approve this Agreement (unless in any case described in clauses (i) or (ii) due to a breach of this Agreement by Parent) and, before the Company Stockholders' Meeting there shall have been (A) a Trigger Event (as defined below) or (B) a proposal or offer for an Acquisition Transaction which at the time of the Company Stockholders' Meeting shall not have been (I) rejected by the Company and (II) withdrawn by the Potential Acquiror, then the Company shall, within ten (10) business days after receipt of a request from Parent, pay to Parent in cash

(x) a termination fee of five percent (5%) of the amount equal to the product of the Conversion Amount and the number of outstanding shares of Company Common Stock as provided in Section 3.02(a) and (y) an amount equal to all documented out-of-pocket expenses and fees incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Parent's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger), provided that in no event shall the amount of such reimbursable fees and expenses exceed $250,000 in the aggregate. A "Trigger Event" shall have occurred if (i) any person acquires securities representing beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of ten percent (10%) or more, in addition to shares presently held by such person, or commences a tender or exchange offer following which the offeror and its affiliates would beneficially own securities representing twenty-five percent (25%) or more, of the voting power of the Company.

               (c) In the event the condition specified in Section 7.01(f) shall not be either satisfied or waived by the close of business on March 29, 1996, the Company shall pay to Parent the termination fee provided for in the foregoing Section 8.02(b) without regard to whether or not any Trigger Event or proposal or offer shall have occurred.

               8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after adoption of this Agreement at the Company Stockholders' Meeting, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

               8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                   ARTICLE IX

                               GENERAL PROVISIONS

               9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article II and in Sections 6.01(b), 6.06, 6.07,
6.08 and 6.09, which shall survive the Effective Time.

               9.02 Knowledge. With respect to any representations or warranties contained herein which are made to the knowledge of the Company or Parent or any of their respective Subsidiaries, as the case may be, the knowledge of the officers and directors of the Company or Parent, as the case may be, and of the officers and directors of its respective Subsidiaries, shall be imputed to the Company or Parent, as the case may be, and such Subsidiaries.

               9.03 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

               If to Parent or Sub, to:

               Logicon, Inc.
               3701 Skypark Drive
               Torrance, CA 90505
               Facsimile No.: 310-373-0844
               Attn: Ben Mitchell, Esq.

               If to the Company, to:

               Geodynamics Corporation
               21171 Western Avenue
               Suite 110
               Torrance, California 90501
               Facsimile No.: 310-781-3681
               Attn: President

               with a copy to:

               Nida & Maloney
               801 Garden Street
               Santa Barbara, California 93101
               Facsimile No.: 805-568-1955
               Attn: Joseph E. Nida, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

               9.04 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, including, without limitation, that certain confidentiality agreement between the Company and Parent dated August 8, 1995, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

               9.05 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

               9.06 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 6.06, 6.07 and 6.08 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

               9.07 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Parent, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

               9.08 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

               9.09 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

               9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

               9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.


Attest:                                LOGICON, INC.



/s/ E. Benjamin Mitchell               By: /s/ John R. Woodhull
-----------------------------             -----------------------------
Secretary                              Name:   John R. Woodhull
                                       Title:  Chief Executive Officer


Attest:                                LIN, INC.



/s/ E. Benjamin Mitchell               By: /s/ John R. Woodhull
-----------------------------             -----------------------------
Secretary                              Name:   John R. Woodhull
                                       Title:  Chief Executive Officer


Attest:                                GEODYNAMICS CORPORATION



/s/ David P. Nelson                    By: /s/ Bruce J. Gordon
-----------------------------             -----------------------------
Chief Financial Officer                Name:   Bruce J. Gordon
                                       Title:  Chief Executive Officer

                               AMENDMENT NO. 1
                                    to the
                        AGREEEMENT AND PLAN OF MERGER
                         dated as of October 18, 1995
                                 by and among
                          LOGICON, INC., LIN, INC.,
                                     and
                  GEODYNAMICS CORPORATION (the "Agreement")


        WHEREAS, the above-referenced parties acknowledge that several events have occurred since the execution of this Agreement in respect to the LaFehr and Chan Technologies, Inc. Earnout Payment and in respect to the disposition of LaFehr and Chan Technologies, Inc. and, therefore, hereby agree to the following modifications pursuant to Section 8.03 of the Agreement:

        1.   Section 2.01(e) of Article II is hereby amended to read as follows:

             2.01(e)   LaFehr and Chan Technologies, Inc. ("LCT") Transaction

                2.01(e)(i) The Conversion Amount and the LCT Earnout. The Company shall use reasonable diligence and timely efforts to negotiate prior to the Closing Date a liquidated payment, part in cash and part in Compnay Common Stock, to discharge all obligations of the Company to pay the purchase price for the shares of Stock of LCT purchased by the Company from LCT's former shareholders (the "Earnout Payment"). The Earnout Payment shall be payable to LCT's former shareholders at or prior to the Closing. The Original Conversion Amount shall be adjusted to an amount equal to the quotient obtained by dividing (a) the Original Total Conversion Amount, reduced by the cash portion of the Earnout Payment and increased by the cash received by the Company in the slae of shares to the Geodynamics Corporation 1993 Stock Purchase Plan between October 2, 1995 and the Closing Date, by (b) the sum of (i) the number of shares outstanding on October 2, 1995 (2,662,414 shares), (ii) the number of shares (912,488 shares) underlying Options to acquire Company Common Stock outstanding on October 2, 1995 reduced by the number of Options canceled, terminated or lapsed between October 2, 1995 and the Closing Date, which includes, but is not limited to, the 105,000 options identified as the LCT options, (iii) the number of shares of Company Common Stock issued to former shareholders of LCT in the Earnout Payment (66,667 shares), (iv) any shares issued subsequent to October 2, 1995 for reasons other than the exercise of stock options and (v) Options outstanding on the Closing Date that were not disclosed as outstanding Options on October 2, 1995 in Exhibit 3.02(b) to the Company Disclosure Letter dated October 18, 1995. The "Original Total Conversion Amount" means the Original Conversion Amount set forth in Section 2.01(c) multiplied by the sum of (i) the number of shares outstanding on October 2, 1995 (2,662,414 shares) as represented in Article III, Section 3.02 Capital Stock of the Agreement and Plan of Merger dated October 18, 1995, and
(ii) the number of shares (912,488 shares) underlying Options to acquire Company Common Stock outstanding on October 2, 1995, as represented in "Exhibit 3.02(b) to the Company Disclosure Letter dated October 18, 1995, reduced by the number of Options canceled, terminated or lapsed between October 2, 1995 and the Closing Date, which includes, but is not limited to, the 105,000 options identified as the LCT options.

                    2.01(e)(ii) The Sale of LCT and Related Dividend. Furthermore, the Company shall use reasonable diligence and timely efforts to effect the sale of LCT, prior to the Closing Date, for a combination of cash and Company stock. As soon as practical, those Company shareholders of record on the date immediately preceding the Closing Date (the "Special Record Date") and those vested Option holders who have validly exercised their Options for cash or tendered an option agreement in a cashless exercise as permitted in this Amendment, whose issuable shares underlying the option agreement being exercised or tendered are not included in the shareholders of record on the Special Record Date shall be entitled to receive a dividend per share or per issuable share (to be paid in cash) equal to the Total Proceeds from the sale of LCT (the "Total Proceeds") divided by the sum of (i) the number of Company shares issued and outstanding on the Special Record Date, and (ii) without duplication the number of shares issuable upon exercise of Options exercised or tendered on a cashless basis. The Total Proceeds from the sale of LCT shall be equal to the sum of the net cash received ($958,924) in connection with the sale of LCT (after deducting cash paid out to redeem Company stock) plus the product of the Conversion Amount and the number of shares of Company stock (328,423 shares) redemmed in connection with the sale of LCT, less the transaction costs arising from the sale of LCT as defined in Section 5.01(b)(ii)(I).

        2. The parties agree and acknowledge that the contemplated redemptions of Company Common Stock to the extent necessary to effect the proposed sale of LCT are not in contravention of the Agreement, including Section
5.01(b)(ii)(A).

        3. The parties agree and acknowledge that the Company will take the necessary corporate actions to permit (i) vested holders of outstanding Compnay Options and (ii) holders of Company Options which automatically vest upon a "change of control" of the Company to exercise these options, including exercise on a cashless basis, based on the Conversion Amount, up to and on the date immediately preceding the Closing Date. The option holders electing to utilize the cashless exercise alternative will be credited with shares of Company stock equal to the number of Options held multiplied by the difference between the Conversion Amount and the exercise price and all divided by the Conversion Amount.

        4. The Company will send a letter to all current employees requiring positive confirmation of the correctness of the Company's records regarding outstanding Options.

            The Company will request each Option holder to provide the Company with a copy of his option agreement that is not being exercised for purposes of preparing the documentation converting the Option in Geodynamics shares into an option for Logicon, Inc. common stock.

        5. All other terms and conditions of the Agreement shall remain in full force and effect. Terms used but not defined herein shall have the meanings, if any, assigned thereto in the Agreement.

        IN WITNESS WHEREOF, each party hereto has caused this Amendment to be signed by its officers thereunto duly authorized and executed this 15th day of February, 1996.


Attest:                                       LOGICON, INC.


/s/ E. Benjamin Mitchell                      By:  /s/ John R. Woodhull
---------------------------                        ---------------------------
    E. Benjamin Mitchell,                              John R. Woodhull,
    Secretary                                          Chief Executive Officer


Attest:                                       LIN, INC.


/s/ E. Benjamin Mitchell                      By:  /s/ John R. Woodhull
---------------------------                        ---------------------------
    E. Benjamin Mitchell,                              John R. Woodhull
    Secretary


Attest:                                       GEODYNAMICS CORPORATION


/s/ David P. Nelson                           By:  /s/ Bruce J. Gordon
---------------------------                        ---------------------------
    David P. Nelson                                    Bruce J. Gordon,
                                                       Chief Executive Officer

                                                                        ANNEX II

A.G. Edwards & Sons, Inc.                              One North Jefferson
Investment Banking                                     St. Louis, Missouri 63103
                                                       (314) 955-3000


                                                              October 18, 1995

Board of Directors
Geodynamics Corporation
21171 Western Avenue, Suite 110
Torrance, CA  90501-1704

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the common stock, without par value (the "Shares"), of Geodynamics Corporation ("Geodynamics"), of the Merger Consideration (as hereinafter defined) to be received by the shareholders of Geodynamics in the proposed merger (the "Merger") of Geodynamics with and into a wholly owned subsidiary of Logicon, Inc. ("Logicon"), pursuant to the Definitive Agreement and Exhibits attached thereto (the "Definitive Agreement"), dated October 13, 1995.

Pursuant to the Definitive Agreement, the Shares will be converted into the right to receive approximately $11.25 per share (as adjusted per the Definitive Agreement) plus the proceeds from the sale of Geodynamics' wholly-owned subsidiary, LaFehr and Chan Technologies, Inc. ("LCT, Inc.") less any amounts paid to former LCT shareholders with respect to the earnout agreement (collectively, the "Merger Consideration"). Additionally, Logicon has agreed to convert Geodynamics stock options into options of Logicon, and Geodynamics has agreed to use its best efforts to assure that its outstanding vested options will be exercised prior to consummation of the Merger.

A.G. Edwards & Sons, Inc. ("Edwards"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Geodynamics through prior financial advisory engagements as well as having acted as financial advisor in connection with, and having participated in, certain of the negotiations leading to the Definitive Agreement, and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We are not aware of any present or contemplated relationship between Edwards, Logicon, Geodynamics, its directors and officers or its shareholders which, in our opinion, would affect our ability to render a fair and independent opinion in this matter.

                                                       A.G. Edwards & Sons, Inc.
                                                       Investment Banking


Geodynamics Corporation
October 18, 1995
Page 2

In connection with this opinion, we have among other things:

     (i) reviewed the Definitive Agreement, as well as the Agreement with respect to the acquisition by the employees of LaFehr & Chan Technologies, Inc. of a partial ownership therein;

    (ii) reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of Geodynamics for the five fiscal years ending June 2, 1995;

   (iii) reviewed recent news articles and research analysts' reports related to Geodynamics and reviewed certain interim reports to Geodynamics shareholders and Quarterly Reports on Form 10-Q of Geodynamics;

    (iv) reviewed certain other internal financial analyses and forecasts for Geodynamics and for LCT as prepared by management of Geodynamics;

     (v) held discussions with members of the management of Geodynamics regarding the past and current business operations, financial condition and future prospects of Geodynamics and of LCT;

    (vi) reviewed the reported price and trading activity for Geodynamics' common stock;

   (vii) reviewed schedules prepared by Geodynamics management detailing the number of outstanding options to acquire Company Common Stock;

  (viii) compared certain financial and stock market information for Geodynamics and for LCT with similar information for certain other companies the securities of which are publicly traded;

    (ix) reviewed the financial terms of certain recent business combinations in software and systems engineering and Department of Defense related industries specifically and in other industries generally;

                                                       A.G. Edwards & Sons, Inc.
                                                       Investment Banking

Geodynamics Corporation
October 18, 1995
Page 3

     (x) reviewed the audited financial statements of LCT for the twelve months ended May 31, 1994 and the unaudited financial statements for the twelve month periods ending December 31, 1993 and June 2, 1995;

    (xi) reviewed certain other communications and certain internal financial analyses and forecasts for LCT, as prepared by management of Geodynamics;

   (xii) reviewed unaudited interim internal financial reports for Geodynamics and LCT for the three month period ending September 1, 1995 including an estimated pro forma balance sheet as of September 1, 1995;

  (xiii) reviewed a list of estimated transaction costs prepared by Geodynamics management to be incurred by Geodynamics in the Merger, and calculated their impact on the Merger consideration to be received by Geodynamics shareholders;

   (xiv) participated in discussions with the Geodynamics legal and tax advisors regarding the potential for adverse tax ramifications to Geodynamics, its shareholders and/or LCT of the Merger; and

    (xv) performed such other studies and analysis as we considered appropriate.

In preparing our opinion, we have relied on the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by Geodynamics and LCT. Due to the highly classified nature of many of the Geodynamics' contracts, Edwards' access to documents and information regarding these contracts was limited in accordance with applicable security regulations. We have not been engaged to, and therefore we have not verified, the accuracy or completeness of any such information. We have assumed that financial forecasts reflected the best currently available estimates and judgments of the management of Geodynamics as to the expected future financial performance of Geodynamics and of LCT, and we have not independently verified such information or assumptions. We have not made any independent valuation or appraisal of the assets or the liabilities of Geodynamics or LCT, nor have we been furnished with any such appraisals.

                                                       A.G. Edwards & Sons, Inc.
                                                       Investment Banking

Geodynamics Corporation
October 18, 1995
Page 4

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our opinion as expressed herein, in any event, is limited to the fairness, from a financial point of view, to the shareholders of the terms of the Agreement and does not constitute a recommendation to any shareholder of Geodynamics as to how such shareholder should vote at the Shareholder's meeting held in connection with the Merger.

It is understood that this letter is for the information of the Board of Directors of the Geodynamics only and may not be relied upon or used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Geodynamics or Logicon with the Securities and Exchange Commission with respect to the Merger and the transactions related thereto. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the shareholders of Geodynamics.

                                                 Very truly yours,
                                                 A.G. EDWARDS & SONS, INC.


                                                 By: /s/ Douglas E. Reynolds
                                                     -----------------------
                                                         Douglas E. Reynolds
                                                            Vice President

                                                                      ANNEX III

SECTION 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

                       (a) If the approval of the outstanding shares (Section
               152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholders holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

                       (b) As used in this chapter, "dissenting shares" means
               shares which come within all of the following descriptions:

                                 (1) Which were not immediately prior to the
               reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                                 (2) Which were outstanding on the date for the
               determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by
               Section 1201 is sought by written consent rather than at a meeting.

                                 (3) Which the dissenting shareholder has
               demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                                 (4) Which the dissenting shareholder has
               submitted for endorsement, in accordance with Section 1302.

                       (c) As used in this chapter, "dissenting shareholder"
               means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATION; DEMAND FOR PURCHASE; TIME; CONTENTS

                       (a) If, in the case of a reorganization, any shareholders
               of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after

                                     III-1
               the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

                       (b) Any shareholder who has a right to require the
               corporation to purchase the shareholder's shares for cash under
               Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not in effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

                       (c) The demand shall state the number and class of the
               shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

               Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

                       (a) If the corporation and the shareholder agree that the
               shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

                       (b) Subject to the provisions of Section 1306, payment of
               the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.


                                     III-2

SECTION 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

                       (a) If the corporation denies that the shares are
               dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

                       (b) Two or more dissenting shareholders may join as
               plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

                       (c) On the trial of the action, the court shall determine
               the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                     III-3

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     -------------------------         /X/ Please mark your votes like this
       COMMON

                            GEODYNAMICS CORPORATION
                              21171 WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90501

           PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
                           MEETING -- MARCH 21, 1996

         The undersigned hereby appoints Bruce J. Gordon and David P. Nelson, and each of them, proxies, each with full power of substitution, to vote all stock of the undersigned at the Special Meeting of shareholders of Geodynamics Corporation (the "Company") to be held Thursday, March 21, 1996 at 10:00 a.m. at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California, and/or at any adjournment of the Special Meeting, in the manner indicated below, all in accordance with and as more fully described in the Notice of Special Meeting and accompanying Proxy Statement for the meeting, receipt of which is hereby acknowledged.

        THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS INDICATED
                                     BELOW:

     1. To approve the unified proposal (the "Proposal") as set forth in the Proxy Statement, the principal component of which is the merger of LIN, Inc., a Delaware corporation ("MergerCo") and a direct subsidiary of Logicon, Inc., a Delaware corporation ("Logicon"), with and into the Company, and the other transactions set forth in the Agreement and Plan of Merger dated as of October 18, 1995 (as amended, the "Merger Agreement"), among the Company, Logicon and MergerCo, pursuant to which shareholders of the Company will receive, for each share of common stock, no par value of the Company, $11.25, as adjusted pursuant to the Merger Agreement. The adjusted merger consideration is estimated to be approximately $10.77 per share.

             / / FOR            / / AGAINST            / / ABSTAIN
                          (Continued on reverse side)

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     2. To vote in their discretion on such other business as may properly come before the Special Meeting or any adjournment thereof.
     IF YOU DO NOT SPECIFY A CHOICE AS TO THE FOREGOING PROPOSAL OR IF ANY OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

                                                   Signature:_______________

                                                   Date:_________________

                                                   Please mark, date and
                                                   sign as your name
                                                   appears to the left and
                                                   return in the enclosed
                                                   envelope. If acting as
                                                   executor, administrator,
                                                   trustee or guardian,
                                                   state your full title
                                                   and authority when
                                                   signing. If the signer
                                                   is a corporation, please
                                                   sign the full corporate
                                                   name, by a duly
                                                   authorized officer. If
                                                   shares are held jointly,
                                                   each shareholder named
                                                   should sign.

                 PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.